Filed pursuant to Rule 424(b)(5)
File No. 333-190931

PROSPECTUS SUPPLEMENT

(To prospectus dated September 24, 2013)

2,740,722 Shares in Primary Offering

499,263 Shares Pursuant to Distribution Reinvestment Plan

Senior Common Stock

We are offering 2,740,722 shares of our senior common stock, par value $0.001 per share, or Senior Common Stock, on a best efforts basis through our dealer manager, Gladstone Securities, LLC, or the Dealer Manager. We are also offering 499,263 shares of Senior Common Stock pursuant to our senior common distribution reinvestment plan to those stockholders who elect to participate in such distribution reinvestment plan, as further described in this prospectus supplement. We initially commenced the primary offering of 3,000,000 shares of Senior Common Stock and 500,000 shares of Senior Common Stock to be issued pursuant to the distribution reinvestment plan on March 28, 2011 pursuant to a prospectus supplement filed on March 28, 2011. As of the date of this prospectus supplement, 2,740,722 shares of Senior Common Stock to be issued pursuant to the primary offering and 499,263 shares of Senior Common Stock to be issued pursuant to the distribution reinvestment plan, remain unsold and un-issued. We reserve the right, to reallocate shares between the primary offering and the offering pursuant to the distribution reinvestment plan in our sole and absolute discretion.

Gladstone Securities, LLC, the Dealer Manager, is not required to sell any specific number or dollar amount of shares of Senior Common Stock but will use its “best efforts” to sell the shares offered by this prospectus supplement. The minimum permitted purchase of shares of Senior Common Stock is 200 shares having an aggregate minimum purchase price of $3,000. We reserve the right to waive the minimum purchase requirement in our sole and absolute discretion.

We hold two closings per month for our primary offering. The closing dates were randomly selected prior to the commencement of the primary offering, are not subject to change and will occur once between the 1st and 15th of each month and once between the 16th and last day of each month. We place your subscription payment in an account held by our escrow agent, BB&T Corporation, which funds will be held in trust for your benefit until the next closing date. On any such subsequent closing date, we will either accept or reject your subscription, and (i) if accepted, we will transfer your funds to our general account, and you will receive a confirmation of your subscription, or (ii) if rejected, we will return your funds, without interest, within 10 business days thereafter. Subscriptions are effective only upon our acceptance, and we reserve the right to reject any subscription either in whole or in part in our sole and absolute discretion.

The primary offering for our Senior Common Stock will terminate on the earlier of (i) March 28, 2015, unless earlier terminated or extended by our board of directors, or (ii) the date on which 2,740,722 shares of Senior Common Stock are sold hereunder. If we extend the primary offering period beyond March 28, 2015, we will update this prospectus supplement accordingly. We may extend the offering period for the 499,263 shares of Senior Common Stock being offered hereby under the distribution reinvestment plan beyond the termination of the primary offering and until we have sold all of the shares allocated to the distribution reinvestment plan through the reinvestment of distributions. We reserve the right, however, to terminate the primary offering and the offering pursuant to the distribution reinvestment plan at any time in our sole and absolute discretion.

Distributions paid on shares of Senior Common Stock (i) will be in an amount equal to $1.05 per share per annum, declared daily and paid at the rate of $0.0875 per share per month and (ii) must be paid before distributions are paid on shares of Listed Common Stock but after distributions are paid on shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

There currently is no public market for shares of Senior Common Stock, and we do not expect to have the shares listed on any securities exchange or quoted on an automated quotation system. You may not be able to sell your shares of Senior Common Stock when you desire, or at all, and, if you are able to sell your shares, you may be forced to sell them at a substantial discount. Accordingly, if you invest in shares of Senior Common Stock, you will have limited liquidity. After the fifth anniversary from the date of issuance of the shares of Senior Common Stock, such shares, if not redeemed prior to that time, will be exchangeable by the holders thereof for shares of Listed Common Stock. Our Listed Common Stock is listed on the NASDAQ Global Select Market under the symbol “GOOD.”

We believe that we qualify, and have elected to be taxed as, a real estate investment trust, or REIT, for federal income tax purposes. To assist us in complying with certain federal income tax requirements applicable to REITs, our charter contains certain restrictions relating to the ownership and transfer of our capital stock, including an ownership limit of 9.8% on our outstanding capital stock by any person (which includes Listed Common Stock, Senior Common Stock and Preferred Stock). See “Certain Provisions of Maryland Law and of Our Charter And Bylaws — Restrictions on Ownership and Transfer” in the accompanying prospectus.

An investment in shares of Senior Common Stock involves substantial risks. See “Risk Factors” beginning on page S-29 of this prospectus supplement and in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other information that we file from time to time with the Securities and Exchange Commission which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Primary Offering
	Per Share	Total
Public offering price, primary shares(1)	$15.00	$41,110,830
Public offering price, distribution reinvestment plan(1)(2)	$15.00	$7,488,945
Selling Commissions(3)	$1.05	$2,877,758
Dealer Manager Fee(3)	$0.45	$1,233,325
Net Proceeds (before expenses)(4)	$13.50	$36,999,747

(1)	Assumes that all shares of Senior Common Stock are sold in the primary offering and pursuant to our distribution reinvestment plan.
(2)	We reserve the right to reallocate the shares of Senior Common Stock we are offering between the primary offering and our distribution reinvestment plan.
(3)	Selling commissions and the dealer manager fee are paid only for primary shares offered on a reasonable best efforts basis.
(4)	We expect to incur expenses in connection with our primary offering of $411,108. See “Estimated Use of Proceeds” in this prospectus supplement. Gladstone Management Corporation, our Adviser, will be responsible for any offering expenses that exceed $358,100 without recourse against or reimbursement by us.

GLADSTONE SECURITIES, LLC

The date of this prospectus supplement is September 24, 2013

Prospectus Supplement

Accompanying Prospectus

S-i

You should rely only upon the information that is contained or incorporated by reference into this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus that is required to be filed with the Securities and Exchange Commission, or SEC, in making a decision about whether to invest in our Senior Common Stock. We have not, and the Dealer Manager has not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely upon it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein are accurate only as of the respective dates of such documents or such other dates as may be specified in these documents. Our business, financial condition, liquidity, results of operations, funds from operations and prospects may have changed since those dates.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is presented in two parts. The first part is comprised of this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, contains a more detailed description of the shares of Senior Common Stock and provides more general information, some of which does not apply to this offering. To the extent that the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or in the documents incorporated by reference herein or therein and previously filed with the SEC, the information in this prospectus supplement will supersede such information. In addition, the information that we file subsequently with the SEC prior to the completion of this offering will automatically update and supersede the information in this prospectus supplement.

This prospectus supplement is part of a registration statement that we have filed with the SEC using a continuing offering process. This prospectus supplement does not contain all of the information that we have included in the registration statement and in the accompanying exhibits and schedules thereto in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the additional information incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.

Unless the context otherwise requires or indicates, all references in this prospectus supplement to (i) “we,” “our,” “us” and the “Company” mean Gladstone Commercial Corporation, a Maryland corporation, and its consolidated subsidiaries; (ii) “Board” mean the Company’s board of directors; (iii) “Operating Partnership” mean Gladstone Commercial Limited Partnership, a subsidiary of the Company and a Delaware limited partnership; (iv) “Adviser” mean Gladstone Management Corporation, a Delaware corporation and our external adviser; (v) “Administrator” mean Gladstone Administration, LLC, a Delaware limited liability company and our external administrator; (vi) “Dealer Manager” mean Gladstone Securities, LLC, a Connecticut limited liability company and the dealer manager for this offering; (vii) “Listed Common Stock” mean our common stock, par value $0.001 per share, which is listed on the NASDAQ Global Select Market under the symbol “GOOD;” (viii) “Senior Common Stock” mean our senior common stock, par value $0.001 per share; (ix) “Series A Preferred Stock” mean our 7.75% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share, which is listed on the NASDAQ Global Select Market under the symbol “GOODP;” (x) “Series B Preferred Stock” mean our 7.50% Series B Cumulative Redeemable Preferred Stock, par value $0.001 per share, which is listed on the NASDAQ Global Select Market under the symbol “GOODO;” and (xi) “Series C Preferred Stock” mean our 7.125% Series C Cumulative Term Preferred Stock, par value $0.001 per share, which is listed on the NASDAQ Global Select Market under the symbol “GOODN.” Unless the context indicates otherwise, we collectively refer to our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock as our “Preferred Stock.”

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Also, documents we subsequently file with the SEC and incorporate by reference may contain forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events and are not statements of historical fact. These forward-looking statements include information about possible or assumed future events, including, among other things, discussion and analysis of our future financial condition, results of operations and funds from operations, or FFO, our strategic plans and objectives, cost management, occupancy and leasing rates and trends, liquidity and ability to refinance our indebtedness as it matures, anticipated capital expenditures (and access to capital) required to complete projects, amounts of anticipated cash distributions to our stockholders in the future and other matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and/or could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Statements regarding the following subjects, among others, are forward-looking by their nature:

•	our ability to qualify and maintain our qualification as a REIT;

•	our business and financing strategy;

•	our ability to implement our business plan;

•	pending transactions;

•	our projected operating results;

•	our ability to obtain future financing arrangements;

•	estimates relating to our future distributions;

•	our understanding of our competition and our ability to compete effectively;

•	market and industry trends;

•	interest and insurance rates;

•	estimates of our future operating expenses, including payments to our Adviser (as defined herein) under the terms of our advisory agreement;

•	projected capital expenditures; and

•	use of the proceeds of this offering, our line of credit, mortgage notes payable, future stock offerings and other future capital resources, if any.

Forward-looking statements involve inherent uncertainty and may ultimately prove to be incorrect. You are cautioned to not place undue reliance on forward-looking statements. Except as otherwise may be required by law, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or actual operating results. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to:

•	our ability to successfully complete pending and future property acquisitions;

•	our ability to successfully obtain replacement financing under our line of credit prior to maturity;

•	changes in laws that affect REITs;

•	general volatility of the capital markets and the market price of our Listed Common Stock and Preferred Stock;

•	risks associated with negotiation and consummation of pending and future transactions;

•	changes in our business or financing strategy;

•	the adequacy of our cash reserves and working capital;

•	our failure to successfully integrate and operate acquired properties and operations;

•	defaults upon or non-renewal of leases by tenants;

•	decreased rental rates or increased vacancy rates;

•	the degree and nature of our competition, including with other real estate investment companies;

•	availability, terms and deployment of capital, including the ability to maintain and borrow under our line of credit, arrange for long-term mortgages on our properties, secure one or more additional long-term lines of credit and raise equity capital;

•	our Adviser’s ability to identify, hire and retain highly-qualified personnel in the future;

•	changes in our industry or the general economy;

•	changes in real estate and zoning laws and increases in real property tax rates;

•	changes in governmental regulations, tax rates and similar matters;

•	environmental uncertainties and risks related to natural disasters; and

•	the loss of any of our key officers, such as Mr. David Gladstone, our Chairman and Chief Executive Officer, Mr. Terry Lee Brubaker, our Vice Chairman and Chief Operating Officer, or Mr. Robert Cutlip, our President.

This list of risks and uncertainties, however, is only a summary of some of the most important factors to us and is not intended to be exhaustive. You should carefully review the risks and information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, including, without limitation, the “Risk Factors” incorporated by reference herein from our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports and information that we file with the SEC. New factors may also emerge from time to time that could materially and adversely affect us.

SUMMARY

This summary highlights selected information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and may not contain all of the information that may be important to you in deciding whether to invest in shares of Senior Common Stock. To understand this offering fully prior to making an investment decision, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the financial statements and related notes to those financial statements and the sections captioned “Risk Factors” in this prospectus supplement, in the accompanying prospectus and in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other information that we file from time to time with the SEC which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Questions and Answers Regarding This Offering

Q:	How is this offering being conducted?

A:	Through the Dealer Manager, we are offering 2,740,722 shares of Senior Common Stock at a price to the public of $15.00 per share in our primary offering on a “best efforts” basis. We are also offering 499,263 shares of Senior Common Stock to be issued pursuant to our distribution reinvestment plan at a price of $15.00 per share to those stockholders who elect to participate in such distribution reinvestment plan as described in this prospectus supplement. We reserve the right to reallocate shares between the primary offering and the offering pursuant to the distribution reinvestment plan in our sole and absolute discretion.

Q:	How does a “best efforts” offering work?

A:	When shares are offered on a “best efforts” basis, a dealer manager and participating broker-dealers are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all or any of the shares of Senior Common Stock that we are offering pursuant this prospectus supplement.

Q:	How long will this offering last?

A:	The primary offering will terminate on the earlier of (i) March 28, 2015, unless earlier terminated or extended by our Board, or (ii) the date on which 2,740,722 shares of Senior Common Stock are sold hereunder. If we extend the primary offering period beyond March 28, 2015, we will update this prospectus supplement accordingly. We may extend the offering period for the 499,263 shares of Senior Common Stock being offered hereby under our distribution reinvestment plan beyond the termination of the primary offering and until we have sold all of the shares allocated to the distribution reinvestment plan through the reinvestment of distributions. We reserve the right to reallocate shares between the primary offering and the offering pursuant to the distribution reinvestment plan in our sole and absolute discretion. We may terminate this offering at any time in our sole and absolute discretion.

Q:	What is “Senior Common Stock?”

A:

Senior Common Stock is a separate class of our capital stock that has priority over Listed Common Stock with respect to the payment of distributions and is pari passu with Listed Common Stock with respect to distributions upon liquidation. Senior Common Stock, however, is junior to our Series A Preferred Stock, our Series B Preferred Stock and our Series C Preferred Stock with respect to the payment of distributions, including distributions upon liquidation. Senior Common Stock is not listed or traded on a national securities exchange or listed for quotation on a national market, but Listed Common Stock, Series A

Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are each listed on the NASDAQ Global Select Market under the trading symbols “GOOD,” “GOODP, “GOODO” and “GOODN,” respectively.

For more information about our Senior Common Stock, Listed Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, see “Description of Capital Stock” in the accompanying prospectus.

Q:	What are the main benefits of investing in shares of Senior Common Stock?

A:	We believe that an investment in shares of Senior Common Stock will provide the following benefits to investors:

•	Distribution rate of $1.05 per share per annum, declared daily and paid at the rate of $0.0875 per share per month;

•	Distributions paid on shares of Senior Common Stock must be paid before distributions are paid on shares of Listed Common Stock but after distributions are paid on shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock;

•	Distributions paid on shares of Senior Common Stock cannot be decreased and are cumulative;

•	Shares of Senior Common Stock are generally not callable prior to September 1, 2017;

•	Holders of shares of Senior Common Stock have the option to convert such shares into shares of Listed Common Stock after five years of their issuance;

•	A valuation of shares of Senior Common Stock will be published every quarter beginning with the quarter ending September 30, 2014; and

•	Quarterly repurchase of shares of Senior Common Stock from cash available from the sale of shares of Senior Common Stock under the distribution reinvestment plan.

Q:	Are there risks involved in an investment in shares of our Senior Common Stock?

A:	Yes. An investment in shares of Senior Common Stock involves substantial risks. In consultation with your financial and legal advisers, you should carefully consider, among other matters, the factors set forth in the section captioned “Risk Factors” on page S-29 of this prospectus supplement as well as in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other information that we may subsequently file from time to time with the SEC which are incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether an investment in shares of Senior Common Stock is suitable for you.

Q:	Who can buy shares of Senior Common Stock?

A:	An investment in shares of Senior Common Stock involves substantial risks and is suitable only for persons of substantial financial means who have no need for immediate liquidity in or from this investment. Shares of Senior Common Stock will be sold to you only if you purchase a minimum of 200 shares having an aggregate minimum purchase price of $3,000. We reserve the right, however, to waive the minimum purchase requirement in our sole and absolute discretion.

Q:	For whom is an investment in shares of Senior Common Stock recommended?

A:

An investment in shares of Senior Common Stock may be appropriate if you (i) seek to diversify your personal portfolio with a real estate-based investment, (ii) seek to receive current income, (iii) seek to preserve capital, (iv) wish to obtain the benefits of potential long-term capital appreciation, and (v) are able to hold your investment for an extended period of time. Conversely, we caution persons who require near-term liquidity or guaranteed income or who seek a short-term investment to read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein before deciding whether an investment in shares of Senior Common Stock is suitable for you. See “Risk Factors” in this prospectus supplement.

Q:	Is there an established set of investor suitability standards that must be met in order to invest in shares of Senior Common Stock?

A:	No. Because of its status as a “covered security,” Senior Common Stock is not subject to the various state regulations that require specific suitability standards for purchasers of common stock of non-traded REITs. However, shares of Senior Common Stock may not be a suitable investment for all investors. The term “covered security” applies to securities exempt from state registration because of their oversight by federal authorities and national-level regulatory bodies pursuant to Section 18 of the Securities Act of 1933, as amended, or Securities Act. Generally, securities listed on national exchanges are the most common type of covered security exempt from state registration. A non-traded security can also be a covered security if it has a seniority greater than or equal to other securities from the same issuer that are listed on a national exchange such as the NASDAQ Global Select Market. Senior Common Stock is a covered security because it is senior to Listed Common Stock and, therefore, is exempt from state registration. Typically, securities issued by non-traded REITs do not meet the requirements necessary to be classified as covered securities, and, therefore, they are subject to state registration.

Q:	How do I subscribe for shares of Senior Common Stock?

A:	If you choose to purchase shares of Senior Common Stock in this offering, you must complete a Subscription Agreement, a form of which is appended to this prospectus supplement as Appendix A, specify the number of shares that you wish to purchase and pay for the shares at the time you subscribe.

You should pay for your shares by check made payable to “BB&T, as escrow agent for Gladstone Commercial Corporation” or as otherwise instructed by the Dealer Manager or any participating broker-dealer. We will place your subscription payment in an account held by our escrow agent, BB&T Corporation, which funds will be held in trust for your benefit until the next closing date. We will hold two closings per month for our primary offering. The closing dates were randomly selected prior to the commencement of the primary offering, and will occur once between the 1st and 15th of each month and once between the 16th and last day of each month. On any such closing date, we will either accept or reject your subscription and (i) if accepted, we will transfer your funds to our general account, and you will receive a confirmation of your subscription, or (ii) if rejected, we will return your funds, without interest, within 10 business days thereafter. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription either in whole or in part in our sole and absolute discretion.

Q:	May I make an investment through my IRA, simplified employee pension plan or other tax-favored account?

A:

Yes. You may make an investment through your individual retirement account, or IRA, a simplified employee pension plan, or SEP, or other tax-favored account. In making these investment decisions, you should consider, at a minimum, (i) whether the investment is in accordance with the documents and instruments governing your IRA, SEP or other account, (ii) whether the investment satisfies the fiduciary requirements associated with your IRA, SEP or other account, (iii) whether the investment will generate unrelated business taxable income, or UBTI, to your IRA, SEP or other account, (iv) whether there is sufficient liquidity for such investment under your IRA, SEP or other account, (v) the need to value the assets of your IRA, SEP or other account annually or more frequently, and (vi) whether the investment would constitute a prohibited transaction under applicable law. In addition, you should verify that the IRA or SEP trustee or custodian is willing to hold non-publicly traded securities. For more information regarding investments through an IRA, SEP or other tax-favored account, see “ERISA Considerations” in this prospectus supplement.

Q:	Will I receive a stock certificate?

A:	No. Shares of Senior Common Stock will be issued and maintained in book-entry form and registered in the name of the stockholder. You will not receive a stock certificate in respect of your shares of Senior Common Stock.

Q:	Is there any minimum investment required?

A:	Yes. Generally, you must purchase 200 shares of Senior Common Stock having an aggregate minimum purchase price of $3,000. We reserve the right, however, to waive the minimum purchase requirement in our sole and absolute discretion. Investors who already own shares of our Senior Common Stock can make additional purchases for less than the minimum investment. See “Plan of Distribution — Minimum Purchase Requirements” in this prospectus supplement.

Q:	How was the share price per share of the Senior Common Stock determined?

A:	Our Board arbitrarily determined the selling price of $15.00 per share for shares of Senior Common Stock, and such price bears no relationship to our book or asset values, our projections of book or asset values or any other established criteria for valuing issued or outstanding shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation.

Q:	Do shares of Senior Common Stock have any voting rights?

A:	Except as set forth below or as otherwise required by law, holders of shares of Senior Common Stock will not have any voting rights. As long as any shares of Senior Common Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least a majority of the shares of Senior Common Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately by class), amend, alter or repeal the provisions of our charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of shares of Senior Common Stock or the holders thereof. Shares of Listed Common Stock issued upon conversion of shares of Senior Common Stock will have all voting rights associated with Listed Common Stock.

Q:	What is the distribution rate payable on shares of Senior Common Stock?

A:	Holders of shares of Senior Common Stock will be entitled to receive, subject to the preferential rights of the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, when and as declared by our Board, distributions in an amount equal to $1.05 per share per year, declared daily and paid at the rate of $0.0875 per share per month.

Q:	When will I begin accruing distributions and how often will I receive them?

A:

You will begin accruing distributions immediately on a daily basis upon your investment in shares of Senior Common Stock. We expect to pay distributions monthly on or about the fifth business day of the month following the month in which such distributions are earned, with such payments beginning with the first calendar month after you purchase shares of Senior Common Stock. Your first distribution payment may include a partial accrued distribution payment. Although we generally intend to pay distributions on shares of Senior Common Stock monthly, because such distributions are cumulative, they will accrue, if not paid, and they must be paid before distributions are paid on shares of Listed Common Stock but after distributions are paid on shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

Q:	Will the distributions that I receive be taxable as ordinary income?

A:	Generally, distributions that you receive, including distributions that you elect to reinvest pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent that they are paid from our current and accumulated earnings and profits. As long as we qualify as a REIT, distributions made out of our current and accumulated earnings and profits generally will be taxable to our stockholders as ordinary income. In determining the extent to which a distribution made with respect to shares of our capital stock constitutes a dividend for federal income tax purposes, our earnings and profits will be allocated first to distributions made with respect to our Preferred Stock, then to our Senior Common Stock, and then to our Listed Common Stock. As a result of certain noncash expenses, such as depreciation, our aggregate distributions to our stockholders are expected to exceed our earnings and profits in future taxable years; however, no assurances can be given that this will be the case in any given year. In 2012, 100% of our distributions in respect of our Senior Common Stock were treated as other than taxable dividends.

Any distribution that is not made out of our current or accumulated earnings and profits will be deemed to be a return of capital to the extent of each individual stockholder’s tax basis in the stockholder’s shares. Any distribution in excess of an individual stockholder’s tax basis will be deemed to be a capital gain. You will not have to pay taxes on the portion of your distribution that is treated as a return of capital. Such distributions, however, will reduce the tax basis of your investment and will not be subject to tax until your investment is sold or we are liquidated, at which time you would be taxed at capital gains rates. Because each investor’s tax considerations are different, we suggest that you consult with your tax adviser prior to investing in shares of Senior Common Stock.

For more information regarding the tax consequences of purchasing shares of Senior Common Stock, see “Additional Material U.S. Federal Income Tax Considerations” in this prospectus supplement and “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus.

Q:	May I reinvest my distributions?

A:	Yes. Holders of shares of Senior Common Stock will have the option of participating in our distribution reinvestment plan by checking the appropriate box on the Subscription Agreement or by filling out an enrollment form that we will provide to you upon your request. You may purchase shares of Senior Common Stock under our distribution reinvestment plan for $15.00 per share, subject to certain limitations. A copy of our Senior Common Stock distribution reinvestment program is appended to this prospectus supplement as Appendix B.

Q:	Can you call my shares of Senior Common Stock for redemption?

A:	Yes; however, we may not call your shares of Senior Common Stock for redemption prior to September 1, 2017 except in certain limited circumstances relating to maintaining our ability to qualify as a REIT. Starting September 1, 2017, the Senior Common Stock will be callable for redemption for cash at our option, in whole or part, at a redemption price equal to $15.30 per share plus accrued and unpaid distributions upon not less than 30 nor more than 60 days’ written notice. You may exchange your shares of Senior Common Stock for shares of Listed Common Stock at any time after you have held them for at least five years and before we call them. See “Summary — Questions and Answers Regarding This Offering — May I exchange my shares of Senior Common Stock for shares of Listed Common Stock?” below.

Q:	May I exchange my shares of Senior Common Stock for shares of Listed Common Stock?

A:	Yes, after the Senior Common Stock has been held for at least five years. Holders of shares of Senior Common Stock will have the right, but not the obligation, following the fifth anniversary of the issuance of such shares proposed to be exchanged to exchange any or all of such shares of Senior Common Stock for shares of Listed Common Stock. The exchange ratio, or the Exchange Ratio, will be calculated by dividing $15.00 (the value assigned to each share of Senior Common Stock) by the greatest of (i) the Closing Trading Price of Listed Common Stock on the date on which such shares of Senior Common Stock were originally issued, (ii) the Book Value Per Share of Listed Common Stock as determined as of the date on which such shares of Senior Common Stock were originally issued, or (iii) $13.68.

For example, the Closing Trading Price and the Book Value per Share of the Listed Common Stock as of December 31, 2012 were $17.95 and $6.19, respectively. If you purchased shares of Senior Common Stock on December 31, 2012, the Exchange Ratio for the shares of Senior Common Stock that you purchased would be $15.00 divided by the greatest of $17.95, $6.19 or $13.68 per share. In this example, you would receive 0.8357 shares of Listed Common Stock for each share of Senior Common Stock ($15.00 divided by $17.95) upon electing to exchange your shares (at least five years after issuance).

For this purpose, “Book Value Per Share” means, as of a given date, the common stockholders’ equity (as reflected in our most recent periodic SEC filing) divided by the number of outstanding shares of common stock as of the same date. “Closing Trading Price” means, on any date of determination, (i) the most recently reported closing price per share of Listed Common Stock as of such date on the NASDAQ Global Select Market, or (ii) if, as of such date, Listed Common Stock is not traded on the NASDAQ Global Select Market, the most recently reported closing price per share of Listed Common Stock on the primary stock exchange on which Listed Common Stock is then listed for trading, or (iii) if, as of such date, Listed Common Stock is not listed for trading on any stock exchange, the closing bid price per share for Listed Common Stock on the Over-the-Counter Bulletin Board, over-the-counter market or on the Pink Sheets, or (iv) if there is no longer any public market for Listed Common Stock as of such date, the fair market value of a share of Listed Common Stock as determined in good faith by our Board.

Q:	Can I sell or redeem my shares of Senior Common Stock before they become exchangeable in five years?

A:	Our Board has adopted a share redemption program to provide holders of shares of Senior Common Stock with limited interim liquidity until shares of Senior Common Stock become exchangeable for shares of Listed Common Stock. The redemption price will be $13.80 per share. Redemptions under the program will be made quarterly on a pro rata basis subject to the following restrictions and limitations:

•	shares of Senior Common Stock must be held for a minimum of one year;

•	holders of shares of Senior Common Stock must present at least 25% of their outstanding shares for redemption;

•	redemptions will be limited to the amount of cash available from the sale of shares of Senior Common Stock under our distribution reinvestment plan;

•	redemptions will also not exceed 5% of the weighted average number of shares of Senior Common Stock outstanding during the prior calendar year;

•	our Board may choose to amend, suspend or terminate our share redemption program at any time upon 30 days’ notice; and

•	shares of Senior Common Stock will not be eligible for the share redemption program once those shares become exchangeable for shares of Listed Common Stock.

Senior Common Stock will not be listed for trading on any national securities exchange or quotation on a national market system. As a result, if you wish to sell your shares, you may not be able to do so promptly or at all, or you may only be able to sell them at a substantial discount from the price that you originally paid. For more information about redemptions, see “Share Redemption Program” in this prospectus supplement.

Q:	Do shares of Senior Common Stock have any anti-dilution protection?

A:	If the outstanding number of shares of Listed Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of any other company by reason of any reclassification, recapitalization, share split, combination of shares, or share distribution, appropriate adjustment will be made to the number and relative terms of the shares of Senior Common Stock. There will be no anti-dilution adjustment upon the future sale of additional shares of Listed Common Stock, regardless of the price at which the Senior Common Stock is sold.

Q:	What would happen to my shares of Senior Common Stock upon the occurrence of a merger or sale of the Company?

A:	Shares of Senior Common Stock will automatically be converted into shares of Listed Common Stock in accordance with the Exchange Ratio upon the occurrence of any of the following events:

•	an acquisition of the Company by another company by means of any transaction or series of related transactions to which we are a party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for purposes of raising equity capital) other than a transaction or series of transactions in which the holders of our voting securities outstanding immediately prior to such transaction continue to retain at least 50% of the total voting power represented by our voting securities or those of such other surviving entity outstanding immediately after such transaction or series of transactions;

•	a sale of all or substantially all of our assets; or

•	a liquidation, dissolution or winding up of the Company.

Q:	Do shares of Senior Common Stock have a liquidation preference?

A:	No. Upon our liquidation, each share of Senior Common Stock will be automatically converted to a number of shares of Listed Common Stock in accordance with the Exchange Ratio. Therefore, Senior Common Stock will rank pari passu with Listed Common Stock upon a liquidation, dissolution or winding up of the Company. Holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock will be entitled to receive their liquidation preference in full before we can pay distributions of remaining proceeds to all holders of shares of Senior Common Stock and Listed Common Stock. As of December 31, 2012, we had 1,000,000 shares of Series A Preferred Stock, 1,150,000 shares of Series B Preferred Stock and 1,540,000 shares of Series C Preferred Stock outstanding. Therefore, upon liquidation, we would have to pay $92,250,000 in the aggregate to redeem these shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock before we could pay distributions of remaining proceeds to all holders of shares of Senior Common Stock and Listed Common Stock.

Q:	How will the Company apply the proceeds raised in this offering?

A:	If we sell 2,740,722 shares of Senior Common Stock in our primary offering at a price of $15.00 per share, we estimate that approximately 89% of the money that you invest will be used for one or more of the following purposes:

•	to pay down debt;

•	to invest in additional net leased industrial, commercial and retail real properties in accordance with our investment objectives and to pay real estate related acquisition expenses;

•	to make or invest in mortgage loans in accordance with our investment objectives; and

•	for general corporate purposes.

The remaining 11% will be used to pay sales commissions, Dealer Manager fees and other offering expenses.

It may take several months to fully invest the net proceeds that we receive in connection with the primary offering, depending upon the availability of acquisition opportunities that are consistent with our investment objectives and strategies. There can be no assurance we will be able to sell all of the shares of Senior Common Stock that we are offering. If we sell only a portion of the shares that we are offering, we may be unable to achieve our investment objectives. Pending the application of the net proceeds of this offering, all or substantially all of such net proceeds may be invested in interest-bearing accounts and short-term, interest-bearing securities as is consistent with our intention to maintain our qualification for taxation as a REIT. Such investments may include, for example, obligations of the Government National Mortgage Association, other government and governmental agency securities, certificates of deposit and interest-bearing bank deposits or other authorized investments that we determine. We anticipate that all or substantially all of the proceeds from the sale of 499,263 shares of Senior Common Stock pursuant to our distribution reinvestment plan will be used to fund repurchases of shares of Senior Common Stock under our share redemption program. See “Estimated Use of Proceeds” in this prospectus supplement.

Q:	Will the Company provide a periodic share valuation?

A.	Yes. Beginning with the quarter ending September 30, 2014, we will determine the value per share of Senior Common Stock on a quarterly basis. This value will be determined as of the last day of each quarter and will be posted to our website at http://www.GladstoneCommercial.info.

Q:	Will I have access to periodic updates regarding the performance of the Company?

A:	Yes. Because we are a reporting company, we are required to make certain filings with the SEC regarding our business, financial condition and results of operations; accordingly, you will have access to periodic updates regarding the performance of the Company which include, but are not limited to, the following sources:

•	annual and quarterly reports, proxy statements and other information which are filed with the SEC and which are publicly available on the SEC’s website at http://www.sec.gov;

•	quarterly telephone conference calls with stockholders which are conducted by our management;

•	periodic press releases; and

•	full-scale investor relations department that utilizes a publicly-available investor relations website at http://www.GladstoneCommercial.com.

Because we are conducting this offering pursuant to our effective shelf registration statement on Form S-3 (File No. 333-190931), we are allowed to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information that we file with the SEC, which means that we can disclose important information to you by referring you to those previously filed documents. Information that we subsequently file with the SEC will automatically update and may supersede information contained in this prospectus supplement, the accompanying prospectus and information that we previously filed with the SEC.

Our filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov. Any information that we file with the SEC after the date of this prospectus supplement will be considered to be part of this prospectus supplement and the accompanying prospectus automatically.

Q:	Will I get detailed tax information and, if so, when?

A:	Yes. Your IRS Form 1099 will be mailed on or before January 31 of each year.

Q:	Is there a transfer agent for shares of Senior Common Stock?

A:	Yes. ACS Securities Services, Inc. will act as our transfer agent, distribution paying agent and registrar for this offering. Set forth below is the principal business address of and telephone number for ACS Securities Services, Inc.:

3988 N. Central Expressway

Building 5, Floor 6,

Dallas, Texas 75204

(877) 588-5596

Q:	Is there a publicly-available website with information regarding this offering?

A:	Yes. The website address is http://www.GladstoneCommercial.info.

Q:	Who can help answer my questions?

A:	If you have more questions about this offering or if you would like additional copies of this prospectus supplement and the accompanying prospectus, you should contact your registered representative or contact:

Gladstone Securities, LLC

1521 Westbranch Drive

McLean, Virginia

(703) 287-5889

Attn: Jennifer Simpson

Email: info@gladstonesecurities.com

The Company

We were incorporated under the General Corporation Laws of the State of Maryland on February 14, 2003 primarily for the purpose of investing in and owning net leased industrial, commercial and retail real estate property and selectively making long-term industrial and commercial mortgage loans. We have elected to be taxed as a REIT for federal income tax purposes. Our Listed Common Stock and Preferred Stock trade on the NASDAQ Global Select Market. Our Senior Common Stock, par value, $0.001 per share, is not traded on any exchange or automated quotation system.

Most of the properties that we own are leased to a wide cross section of tenants ranging from small businesses to large public companies, many of which are corporations that do not have publicly-rated debt. We have historically entered into, and intend in the future to enter into, purchase agreements for real estate having triple net leases with terms of approximately 10 to 15 years and built-in rental rate increases. Under a triple net lease, the tenant is required to pay all operating, maintenance and insurance costs and real estate taxes with respect to the leased property. We actively communicate with buyout funds, real estate brokers and other third parties to locate properties for potential acquisition or to provide mortgage financing in an effort to build our portfolio. We conduct substantially all of our activities, including the ownership of all of our properties, through

Gladstone Commercial Limited Partnership, our wholly owned Operating Partnership. We currently own 85 properties located in 21 states that contain approximately 9.0 million rentable square feet. We do not currently have any mortgage loan receivables outstanding.

Our business is managed by our external adviser, Gladstone Management Corporation, or our Adviser. Our Adviser is an affiliate of ours and a registered investment adviser under the Investment Advisers Act of 1940. Our Adviser is responsible for managing our business on a daily basis and identifying and making acquisitions and dispositions that it believes satisfy our investment criteria.

Our executive offices are located at 1521 Westbranch Drive, Suite 200, McLean, Virginia 22102, and our telephone number is (703) 287-5800. Our website address is http://www.GladstoneCommercial.com. However, the information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus supplement, the accompanying prospectus or any free writing prospectus or incorporated into any other filings that we make with the SEC.

Our Investment Objectives and Strategy

Our principal investment objectives are to generate income from rental properties and, to a much lesser extent, mortgage loans, which we use to fund our continuing operations and to pay out monthly cash distributions to our stockholders. We intend to grow the distributions paid to our stockholders over time and to increase the value of our Listed Common Stock, Senior Common Stock and Preferred Stock. Our primary strategy to achieve our investment objectives is to invest in and own a diversified portfolio of net leased industrial, commercial and retail real estate that we believe will produce stable cash flow and will increase in value. We may sell certain of our real estate from time to time when our Adviser determines that doing so would be advantageous to us and our stockholders. We also expect to occasionally make mortgage loans secured by income-producing commercial or industrial real estate and that may have some form of equity participation. We currently have no investments in mortgage loans.

We use leverage to make more investments than would otherwise be possible in order to maximize potential returns to stockholders. We are not limited with respect to the amount of leverage that we may use for the acquisition of any specific property, although we have certain portfolio-level leverage covenants we must comply with under the terms of our Line of Credit (defined below). We intend to use non-recourse mortgage financing that will allow us to limit our loss exposure on any property to the amount of equity invested in such property. The market for long-term mortgages has been limited for some time; however, we have recently seen mid-to-long-term (5 to 10 year) mortgages become much more obtainable. The collateralized mortgage backed securities, or CMBS, market has made a comeback in the recent past, but it is more conservative and restrictive than it was prior to the recession that began in late 2007. Consequently, we continue to look to regional banks, insurance companies and other non-bank lenders, in addition to the CMBS market to issue mortgages to finance our real estate activities.

Our Competitive Strengths

We believe that the following strengths differentiate us from our competitors:

•	Experienced Management Team: Our management team has a successful track record of underwriting industrial, commercial, retail and other types of real estate and conducting extensive due diligence on the management teams, cash flows, financial statements and risk ratings of our respective tenants.

•	Focused Business Model: Our business model seeks to foster investment opportunities that are generated from our strategic relationships with leveraged buyout funds and other real estate intermediaries.

•	Attractive Market Opportunities: We believe that attractive investment opportunities currently exist that will allow us to capitalize on the lack of buyers of real estate that is leased to mid-sized businesses.

•	Conservative Dual Underwriting Strategy: When underwriting a tenant’s business and the real estate it occupies, we focus on the cash flow of the tenant and the intrinsic value of the property.

•	Proven Track Record: As of June 30, 2013, we had total gross and net investments of approximately $656.5 million and $553.0 million, respectively, in 83 properties. As of June 30, 2013, all tenants were paying as agreed. As of June 30, 2013, we had three buildings that were vacant and one that was partially occupied. One property has since been leased and we are currently seeking tenants for the other vacant properties and the partially vacant property; however, our remaining properties are approximately 96% leased, and the weighted average yield on our total portfolio is approximately 9.0%. The weighted average yield on our occupied portfolio is calculated by taking the annualized straight-line rents, reflected as rental income on our condensed consolidated statements of operations, of each acquisition as a percentage of the acquisition. The weighted-average yield does not account for the interest expense incurred on the mortgages placed on our properties.

•	Distribution Stability: Our Senior Common Stock has a distribution rate of $1.05 per share per annum, declared daily and paid at the rate of $0.0875 per share per month. In addition, we pay monthly distributions (declared quarterly) to holders of shares of our Listed Common Stock currently at the rate of $0.125 per share and to the holders of our Preferred Stock, per the terms of those securities. Since inception, we have never reduced the amount of the distribution paid with respect to shares of our Listed Common Stock, Senior Common Stock or Preferred Stock.

Our Structure

Below is a chart showing our organizational structure and the entities that are affiliated with our Company.

(1)	Gladstone Commercial Corporation also owns 100% of Gladstone Commercial Advisers, Inc., a Delaware corporation and our taxable REIT subsidiary that is currently inactive but that may be activated if needed.
(2)	Each of our properties is owned by a separate limited liability company or limited partnership.

Our Adviser and Administrator

Our business is managed by our Adviser. The officers, directors and employees of our Adviser have significant experience in making investments in and lending to businesses of all sizes, including investing in real estate and making mortgage loans. We have entered into an Investment Advisory Agreement with our Adviser, or the Advisory Agreement, under which our Adviser is responsible for managing our assets and liabilities, for operating our business on a day-to-day basis and for identifying, evaluating, negotiating and consummating investment transactions consistent with our investment policies as determined by our Board from time to time. Gladstone Administration, LLC, or our Administrator, employs our chief financial officer and treasurer, chief compliance officer, internal counsel and secretary and their respective staffs.

Mr. David Gladstone, our chairman and chief executive officer, is also the chairman, chief executive officer and the controlling stockholder of our Adviser. Mr. Terry Lee Brubaker, our vice chairman, chief operating officer and assistant secretary also serves in the same capacities for our Adviser. Mr. Robert Cutlip, our president, is an executive managing director of our Adviser.

Our Adviser maintains an investment committee that approves each of our investments. This investment committee is currently comprised of Messrs. Gladstone and Brubaker. We believe that the review process of our Adviser’s investment committee gives us a unique competitive advantage over other REITs because of the substantial experience that the members possess and their unique perspective in evaluating the blend of corporate credit, real estate and lease terms that collectively provide an acceptable risk for our investments.

Our Adviser’s board of directors has empowered its investment committee to authorize and approve our investments, subject to the terms of the Advisory Agreement. Before we acquire any property, the transaction is reviewed by our Adviser’s investment committee to ensure that, in its view, the proposed transaction satisfies our investment criteria and is within our investment policies. Approval by our Adviser’s investment committee is generally the final step in the property acquisition approval process, although the separate approval of our Board is required in certain circumstances described below.

Our Investment Advisory and Administration Agreements

Many of the services performed by our Adviser and Administrator in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that our Adviser and Administrator perform for us pursuant to the terms of the Advisory and Administration Agreements, respectively.

Investment Advisory Agreement

Under the terms of the Advisory Agreement, we are responsible for all expenses incurred for our direct benefit. Examples of these expenses include legal, accounting, interest on short-term debt and mortgages, tax preparation, directors’ and officers’ insurance, stock transfer services, stockholder-related fees, consulting and related fees. In addition, we are also responsible for all fees charged by third parties that are directly related to our business, which include real estate brokerage fees, lease-up fees and transaction structuring fees (although we may be able to pass some or all of such fees on to our tenants and borrowers).

Management Services and Fees under the Advisory Agreement

The Advisory Agreement provides for an annual base management fee equal to 2.0% of our total stockholders’ equity, less the recorded value of any preferred stock, and an incentive fee based on FFO. Our Adviser does not charge acquisition or disposition fees when we acquire or dispose of properties as is common in other externally managed REITs. Furthermore, there are no fees charged when our Adviser secures long or short-term credit or arranges mortgage loans on our properties; however, our Adviser may earn fee income from our borrowers, tenants or other sources. This fee income earned by our Adviser, or a portion thereof, may, at the sole discretion of the Board, be credited against our base management fee as a rebate to the base management fee. For purposes of calculating the performance-based incentive fee, FFO includes any realized capital gains and capital losses, less any distributions paid on Preferred Stock and Senior Common Stock, but FFO does not include any unrealized capital gains or losses. The incentive fee would reward our Adviser if our quarterly FFO, before giving effect to any incentive fee, or the Pre-Incentive Fee FFO, exceeds 1.75%, or the Hurdle Rate, of total stockholders’ equity, less the recorded value of any shares of any Preferred Stock. We pay our Adviser an incentive fee with respect to our Pre-Incentive Fee FFO quarterly as follows:

•	no incentive fee in any calendar quarter in which our Pre-Incentive Fee FFO does not exceed the Hurdle Rate (7% annualized);

•	100% of the amount of the Pre-Incentive Fee FFO that exceeds the Hurdle Rate but is less than 2.1875% in any calendar quarter (8.75% annualized); and

•	20% of the amount of our Pre-Incentive Fee FFO that exceeds 2.1875% in any calendar quarter (8.75% annualized).

Quarterly Incentive Fee Based upon FFO

Pre-incentive fee FFO

(expressed as a percentage of total common stockholders’ equity)

Percentage of pre-incentive fee FFO allocated to incentive fee

The incentive fee may be reduced because of a covenant in our Line of Credit (as defined below) which limits distributions to our stockholders to no more than 100% of our FFO with acquisition-related costs that are required to be expensed under Accounting Standards Codification, or ASC 805, Business Combinations, added back to FFO.

Administration Agreement

Under the terms of the Administration Agreement, we pay separately for our allocable portion of our Administrator’s overhead expenses in performing its obligations to us including, but not limited to, rent and our allocable portion of the salaries and benefits expenses of our Administrator’s employees, including, but not limited to, our chief financial officer and treasurer, chief compliance officer, internal counsel and secretary and their respective staffs. Our allocable portion of expenses is derived by multiplying our Administrator’s total expenses by the percentage of our total assets at the beginning of each quarter in comparison to the total assets of all companies managed by our Adviser under similar agreements.

Our Affiliated Dealer Manager

Gladstone Securities, LLC, our Dealer Manager is a securities broker-dealer registered with the SEC and a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and the Securities Investor Protection Corporation, or SIPC. The Dealer Manager specializes in raising public and private equity funding for U.S. fund managers and performing various investment banking activities. Accordingly, the Dealer Manager will provide certain sales, promotional and marketing services to us in connection with the distribution of shares of Senior Common Stock in this offering.

The Dealer Manager is an affiliate of ours, as its parent company is controlled by Mr. David Gladstone, our Chairman and Chief Executive Officer. Accordingly, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with an underwritten offering of securities. See “Risk Factors” in this prospectus supplement.

Pursuant to the terms of the Dealer Manager Agreement, the Dealer Manager is entitled to receive a sales commission in the amount of 7.0% of the gross proceeds of the shares of Senior Common Stock sold, plus a dealer manager fee in the amount of 3.0% of the gross proceeds of the shares of Senior Common Stock sold. In addition, we have agreed to indemnify the Dealer Manager against various liabilities, including certain liabilities arising under the federal securities laws.

We also entered into an agreement with Gladstone Securities, effective June 18, 2013, for it to act as our non-exclusive agent to assist us with arranging mortgage financing for properties we own. In connection with this engagement, Gladstone Securities may from time to time solicit the interest of various commercial real estate lenders or recommend to us third party lenders offering credit products or packages that are responsive to our needs. We will pay Gladstone Securities a financing fee, or the Financing Fee, in connection with the services it provides to us for securing mortgage financing on any of our properties. The amount of the Financing Fee, which is payable upon closing of the financing, will be based on a percentage of the amount of the mortgage ranging from 0.5% to a maximum of 1% of the mortgage obtained. The amount of the Financing Fee may be reduced or eliminated as determined by us and Gladstone Securities, after taking into consideration various factors, including, but not limited to, the involvement of any third party brokers and market conditions. No such fees were paid as of June 30, 2013. The agreement is scheduled to terminate on August 31, 2014 unless renewed or earlier terminated pursuant to the provisions contained therein.

Summary Financial Information

Net loss to common stockholders for the three months ended June 30, 2013 was approximately $641,000, or $0.05 per share, and net loss available to common stockholders for the year ended December 31, 2012 was approximately $445,000, or $0.04 per share. A reconciliation of FFO for the quarters ended June 30, 2013 and June 30, 2012 and years ended December 31, 2012 and 2011 to net income, which we believe is the most directly comparable GAAP measure to FFO, and a computation of basic and diluted FFO per weighted average share of common stock and basic and diluted net income per weighted average share of common stock, is set forth below:

	For the three months ended June 30,
	2013	2012
	(Dollars in Thousands, Except Per Share Data)
Net income	$451	$854
Less: Distributions attributable to preferred and senior common stock	(1,092)	(1,046)

Net (loss) income available to common stockholders	$(641)	$(192)

Add: Real estate depreciation and amortization	5,220	3,992

FFO available to common stockholders	$4,579	$3,800

Weighted average common shares outstanding — basic	12,380,402	10,945,379
Weighted average common shares outstanding — diluted	12,576,161	11,018,870

Basic FFO per weighted average share of common stock	$0.37	$0.35

Diluted FFO per weighted average share of common stock	$0.36	$0.34

	For the year ended December 31, (Dollars in Thousands, Except Per Share Amounts)
	2012	2011
Net income	$3,761	$5,714
Less: Distributions attributable to preferred and senior common stock	(4,206)	(4,156)

Net (loss) income available to common stockholders	$(445)	$1,558

Add: Real estate depreciation and amortization	16,831	14,149
Less: Gain on sale of real estate	—	—

FFO available to common stockholders	$16,386	$15,707

Weighted average common shares outstanding — basic	10,953,325	10,236,859
Weighted average common shares outstanding — diluted	11,075,216	10,288,711

Basic FFO per weighted average share of common stock	$1.50	$1.53

Diluted FFO per weighted average share of common stock	$1.48	$1.53

(1)	The National Association of Real Estate Investment Trusts (“NAREIT”) developed FFO as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income- producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains or losses from sales of property and impairment losses on property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow from operations as a measure of liquidity or ability to make distributions. The Company believes that FFO per share provides investors with an additional context for evaluating the Company’s financial performance and as a supplemental measure to compare the Company to other REITs; however, comparisons of the Company’s FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs. To learn more about FFO, please refer to the Company’s Form 10-K for the year ended December 31, 2012, as filed with the SEC on February 19, 2013.

FFO available to common stockholders is FFO adjusted to subtract preferred share and senior common share distributions.

The above information will be updated for the year ended December 31, 2013 in our Annual Report on Form 10-K that is expected to be filed with the SEC in February 2014.

Our Properties

As of December 31, 2012, we owned 80 properties located in 21 states that contained approximately 8.0 million rentable square feet. The following table provides certain summary information about our 80 properties as of December 31, 2012 and will be updated for the year ended December 31, 2013 in our Annual Report on Form 10-K that is expected to be filed with the SEC in February 2014.

Property	Year Built/ Improvements	Date of Purchase	Rentable Square Feet	Occupancy	Year of Lease Expiration	Total Rental Income for the year ended December 31, 2012(4)	Total Rental Income per Occupied Square Foot	Encumbrances
208 South Rogers Lane (Raleigh NC)	1997	12/23/2003	58,926	100%	2015	$623	$10.57	$4,914
3874 Highland Park NW (Canton, OH)	1994	1/30/2004	54,018	100%	2014	338	6.26	2,771
260 Springside Drive (Akron, OH)(1)	1968/1999	4/29/2004	83,891	100%	2015	1,027	12.24	7,099
5815 Westpark Drive (Charlotte, NC)	1984/1995	6/30/2004	64,500	100%	2019	1,056	16.37	6,574
171 Great Oak Drive (Canton, NC)	1998	7/6/2004	228,000	100%	2024	600	2.63	3,794
Rt. 219, Tax Parcel No. 33-251-0246, (Snyder Township, PA)	1991	8/5/2004	290,000	100%	2014	931	3.21	5,375
9698 Old US Hwy. 52 (Lexington, NC)	1986	8/5/2004	154,000	100%	2014	425	2.76	2,730
9100 Highway 290 East (Austin, TX)	2001	9/16/2004	51,933	100%	2015	751	14.46	6,500
13 Industrial Park Drive (Mt. Pocono, PA)	1995-1999	10/15/2004	223,275	100%	2021	633	2.84	5,044
6550 First Park Ten Boulevard (San Antonio, TX)	1999	2/10/2005	60,245	100%	2021	787	13.06	6,879
4630 Journal Street (Columbus, OH)	1995	2/10/2005	39,000	100%	2015	308	7.90	2,613
199 Sing Sing Road (Big Flats, NY)	2001	4/15/2005	120,000	100%	2023	607	5.06	5,520
2525 North Woodlawn Avenue (Wichita, KS)	2000	5/18/2005	69,287	100%	2017	944	13.62	7,929
725 & 737 Great Southwest Pkwy (Arlington, TX)	1966	5/26/2005	64,000	100%	2018	828	12.94	3,949
4032 Linden Avenue (Dayton, OH)	1956	6/30/2005	59,894	100%	2018	268	4.47	1,951
81 Corbett Way (Eatontown, NJ)	1991	7/7/2005	30,268	100%	2024	538	17.77	4,491
17 & 20 Veronica Avenue (Franklin Township, NJ)	1978	7/11/2005	183,000	100%	2020	988	5.40	6,658

Property	Year Built/ Improvements	Date of Purchase	Rentable Square Feet	Occupancy	Year of Lease Expiration	Total Rental Income for the year ended December 31, 2012(4)	Total Rental Income per Occupied Square Foot	Encumbrances
150 Ridgeview Center Drive (Duncan, SC)	1984/2001/2007	7/14/2005	222,670	100%	2020	$1,540	$6.92	$10,812
170 Ridgeview Center Drive (Duncan, SC)	1984/2001/2007	7/14/2005	55,350	100%	2020	383	6.92	2,688
5656 Campus Parkway (Hazelwood, MO)	1977	8/5/2005	51,155	0%	2011	—	—	2,347
914 Wohlert Street (Angola, IN)	1982	9/2/2005	52,080	100%	2023	127	2.44	665
800 Growth Parkway (Angola, IN)	1998	9/2/2005	50,000	100%	2023	127	2.54	639
802 East 11th Street (Rock Falls, IL)	1988	9/2/2005	52,000	100%	2023	127	2.44	664
2 Opportunity Way (Newburyport, MA)	1994	10/17/2005	86,308	100%	2015	891	10.32	6,497
255 Spring Street (Clintonville, WI)	1992	10/31/2005	291,142	100%	2020	575	1.97	3,183
5700 Lee Road (Maple Heights, OH)	1974	12/21/2005	347,218	100%	2015	1,271	3.66	10,167
7545 Midlothian Turnpike (Richmond, VA)	1972	12/30/2005	42,213	0%	2010	—	—	5,275
3930 Sunforest Court (Toledo, OH)	1979	12/30/2005	23,368	100%	2020	276	11.81	2,847
75 Canal Street (South Hadley, MA)	1978	2/15/2006	150,000	100%	2014	252	1.61	—
2101 Fox Drive (Champaign, IL)	1996	2/21/2006	20,400	100%	2024	252	12.35	1,632
2109 Fox Drive (Champaign, IL)	1996	2/21/2006	40,000	100%	2024	494	12.35	3,199
2215 Fox Drive (Champaign, IL)	1996	2/21/2006	25,000	100%	2024	309	12.36	2,000
2301 Fox Drive (Champaign, IL)	1996	2/21/2006	22,862	100%	2024	282	12.33	1,829
2470 Highcrest Road (Roseville, MN)	1964	2/21/2006	359,540	100%	2017	3,326	9.25	17,930
12000 Portland Avenue South (Burnsville, MN)	1984	5/10/2006	114,100	100%	2015	1,235	10.82	11,388
14701 Anthony Avenue (Menomonee Falls, WI)	1986/2000	6/30/2006	125,692	100%	2016	786	6.25	6,902

Property	Year Built/ Improvements	Date of Purchase	Rentable Square Feet	Occupancy	Year of Lease Expiration	Total Rental Income for the year ended December 31, 2012(4)	Total Rental Income per Occupied Square Foot	Encumbrances
1025 Birdsong Drive (Baytown, TX)	1997	7/11/2006	12,000	100%	2013	$254	$21.17	$2,000
42400 Merrill Road (Sterling Heights, MI)	1979/1989	9/22/2006	532,869	100%	2016	1,167	2.19	—
2150, 2200 Pinson Valley Parkway (Birmingham, AL)	1961/1980	9/29/2006	63,514	100%	2016	271	4.27	—
2325 West Fairview Avenue (Montgomery, AL)	1962/1989	9/29/2006	29,472	100%	2016	126	4.28	—
5221 N Highway 763 (Columbia, MO)	1978	9/29/2006	16,275	100%	2016	69	4.24	—
4690 Parkway Drive (Mason, OH)	2002	1/5/2007	60,000	100%	2020	639	10.65	4,445
201 South Rogers Lane (Raleigh, NC)	1994	2/16/2007	115,500	100%	2015	717	6.21	5,328
1110 West Tenkiller (Tulsa, OK)(3)	2004	3/1/2007	238,310	100%	2019	1,566	6.57	8,272
3725 East 10th Court (Hialeah, FL)	1956/1992	3/9/2007	132,337	100%	2027	1,063	8.03	—
554 Clark Road (Tewksbury, MA)	1985/1989	5/17/2007	102,200	100%	2017	923	9.03	—
5324 Natorp Boulevard (Mason, OH)	2007	7/1/2007	21,264	100%	2027	583	27.42	4,700
7282 Willam Barry Boulevard (Cicero, NY)	2005	9/6/2007	71,880	100%	2020	530	7.37	4,141
1515 Arboretum Drive SE (Grand Rapids, MI)	2001	9/28/2007	63,235	100%	2025	1,088	17.21	6,100
4 Territorial Court (Bollingbrook, IL)	2002	9/28/2007	55,869	100%	2014	619	11.08	—
2349 Lawrenceville Highway (Decatur, GA)	1989	12/13/2007	16,740	100%	2031	492	29.39	—
2341 Lawrenceville Highway (Decatur, GA)	1989	12/13/2007	4,372	100%	2031	129	29.51	—
2339 Lawrenceville Highway (Decatur, GA)	1989	12/13/2007	5,488	100%	2031	162	29.52	—
311 Phillip Boulevard (Lawrenceville, GA)	2005	12/13/2007	12,412	100%	2031	427	34.40	—
2096 McGee Road (Snellville, GA)	1986	12/13/2007	3,800	100%	2031	111	29.21	—

Property	Year Built/ Improvements	Date of Purchase	Rentable Square Feet	Occupancy	Year of Lease Expiration	Total Rental Income for the year ended December 31, 2012(4)	Total Rental Income per Occupied Square Foot		Encumbrances
7174 Wheat Street (Covington, GA)	2000	12/13/2007	5,000	100%	2031	$146	$29.20		$—
1055 Haw Creek Parkway (Cumming, GA)	2004	12/13/2007	13,919	100%	2031	464	33.34		3,289
1293 Wellbrook Circle (Conyers, GA)	1994	12/13/2007	6,400	100%	2031	187	29.22		—
425 Gateway Drive (Reading, PA)	2007	1/29/2008	42,900	100%	2028	717	16.71		4,164
6499 University Avenue NE (Fridley, MN)	1985/2006	2/26/2008	74,160	100%	2020	812	10.95		5,320
7528 Auburn Road (Concord Township, OH)	1957/2008	3/31/2008	273,300	100%	2034	1,725	6.31		—
10021 Rodney Street (Pineville, NC)	1985	4/30/2008	74,950	100%	2028	431	5.75		2,422
28305 State Route 7 (Marietta, OH)	1992/2007	8/29/2008	223,458	100%	2028	909	4.07		5,910
400 Highpoint Drive (Chalfont, PA)	1987	8/29/2008	67,200	100%	2016	758	11.28		5,866
1520 Albany Place SE (Orange City, Iowa)	1990	12/15/2010	487,121	100%	2026	1,192	2.45		9,983
2415 Century Place SE (Hickory, North Carolina)	2008	4/4/2011	60,000	100%	2020	936	15.60		6,958
2645 North Airport Plaza Avenue, Lot 2 (Springfield, MO)	2006	6/20/2011	78,421	100%	2021	1,422	18.13		11,341
124 East Hines Road (Boston Heights, OH)	2011	10/20/2011	25,000	100%	2021	377	15.08		2,749
9 Sylvan Way (Parsippany, NJ)	1984	10/28/2011	60,111	100%	2026	1,149	19.11		7,068
495 State Road (Dartmouth, MA)(3)(5)	2011	11/18/2011	16,340	100%	2086	627	38.37		4,256
1955 South National Avenue (Springfield, MO)(3)(6)	2005	12/13/2011	14,560	100%	2080	315	21.63		1,984
810 Parish Street (Pittsburgh, PA)	1968	12/28/2011	26,080	100%	2026	400	15.34		2,897
44426 Atwater Place (Ashburn, VA)	2002	1/25/2012	52,130	100%	2027	925	18.97	(2)	7,555
14955 6th Street (Ottumwa, IO)	1970	5/30/2012	352,860	100%	2023	408	1.94	(2)	4,883

Property	Year Built/ Improvements	Date of Purchase	Rentable Square Feet	Occupancy	Year of Lease Expiration	Total Rental Income for the year ended December 31, 2012(4)	Total Rental Income per Occupied Square Foot		Encumbrances
7800 Walton Parkway (New Albany, OH)	2007	6/5/2012	89,000	100%	2023	$776	$15.29	(2)	$9,661
7200 North Lake Drive (Columbus, GA)	2012	6/21/2012	32,000	100%	2023	346	20.50	(2)	4,712
3592 Corporate Drive (Columbus, OH)	1981	6/28/2012	31,293	100%	2022	168	10.93	(2)	2,979
1395 University Boulevard (Jupiter, FL)	2011	9/26/2012	60,000	100%	2023	362	22.87	(2)	10,707
1400 John Burgess Drive (Fort Worth, TX)	2005	11/8/2012	208,234	100%	2023	240	7.82	(2)	14,145
565 Spears Creek Church Road (Columbia, SC)	2010	11/21/2012	146,483	100%	2023	282	17.85	(2)	19,000

Totals			8,043,792			$50,915			$358,290

(1)	Two tenants occupy this building, each with separate leases ending in the same year.
(2)	Rental income per occupied square foot is annualized, as if the building were held for all of 2012.
(3)	Property subject to a ground lease.
(4)	Total rental income included in this table is straight-line rental income calculated in accordance with Generally Accepted Accounting Principles in the United States.
(5)	Tenant has the option to terminate the lease in years 26-75.
(6)	Tenant has the option to terminate the lease in years 19-62.

Diversity Across Industries

Our Adviser seeks to diversify our portfolio to avoid dependence upon any one particular tenant, geographic market or tenant industry. By diversifying our portfolio, our Adviser intends to reduce the adverse effect on our portfolio of a single under-performing investment or a downturn in any particular industry or geographic market. Our largest tenant as of December 31, 2012 comprised approximately 6.5% of our total rental income, and our largest concentration of properties was located in Ohio, which accounted for approximately 17.0% of our total rental income. The table below reflects the breakdown of our total rental income by tenant industry classification for the year ended December 31, 2012 and will be updated for the year ended December 31, 2013 in our Annual Report on Form 10-K that is expected to be filed with the SEC in February 2014:

	For the year ended December 31,
	2012
Industry Classification	Rental Income	Percentage of Rental Income
Telecommunications	$7,351	14.4%
Electronics	6,189	12.3
Healthcare	5,228	10.3
Diversified/Conglomerate Manufacturing	3,664	7.2
Chemicals, Plastics & Rubber	3,153	6.2
Beverage, Food & Tobacco	2,844	5.6
Personal & Non-Durable Consumer Products	2,507	4.9
Personal, Food & Miscellaneous Services	2,479	4.9
Containers, Packaging & Glass	2,344	4.6
Machinery	2,259	4.4
Buildings and Real Estate	2,144	4.2
Education	2,138	4.2
Automobile	1,944	3.8
Printing & Publishing	1,894	3.7
Oil & Gas	1,271	2.5
Diversified/Conglomerate Services	1,244	2.4
Banking	1,149	2.3
Childcare	583	1.1
Home & Office Furnishings	530	1.0
Insurance	—	0.0

	$50,915	100.0%

Diversity in Location

We have properties located in 21 states. The following table summarizes the geographic locations of our properties for leases in place as of December 31, 2012 and will be updated for the year ended December 31, 2013 in our Annual Report on Form 10-K that is expected to be filed with the SEC in February 2014:

State	Number of Leases	Rental Revenue for the year ended December 31, 2012	% of Base Rent
Ohio	14	$8,665	17.0%
Minnesota	3	5,373	10.6
North Carolina	7	4,788	9.4
Pennsylvania	5	3,439	6.8
Massachusetts	4	2,639	5.3
All Other States	32	25,957	50.9

Total	65	$50,915	100%

Our Leases

We have in the past entered into, and intend in the future to enter into, purchase agreements for real estate that have triple net leases with terms of 10 to 15 years and with lease escalations that are tied to the Consumer Price Index (with minimums) or that have fixed escalations. Under a triple net lease, the tenant is responsible for the cost of repairs, maintenance, property taxes, utilities, insurance and other operating costs with respect to the leased property. In accordance with certain of our lease agreements, however, we may be responsible for the replacement of specific structural components of a property such as the roof of the building or the parking lot. We seek to secure leases with tenants that our Adviser deems to be creditworthy prior to or at the time of the acquisition of a property.

The following table summarizes the lease expirations by year for our properties for leases in place at December 31, 2012, and will be updated for the year ended December 31, 2013 in our Annual Report on Form 10-K that is expected to be filed with the SEC in February 2014:

Year of Lease Expiration	Square Feet	Number of Leases(1)	Rental Revenue for the year ended December 31, 2012	% of Annualized Base Rent
2013	12,000	1	$254	0.5%
2014	703,887	5	2,565	5.1
2015	896,876	8	6,823	13.4
2016	835,022	6	3,177	6.2
2017	531,027	3	5,193	10.2
2018	123,894	2	1,096	2.2
2019	302,810	2	2,622	5.1
2020+	4,544,908	38	29,185	57.3

Total	7,950,424	65	$50,915	100%

(1)	Our two vacant buildings total 93,368 square feet.

Before making an investment decision, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the financial statements and related notes to those financial statements in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other information that we file from time to time with the SEC which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Our Line of Credit

In August 2013, we, through our Operating Partnership, procured a new line of credit, or the Line of Credit, with KeyBank National Association, as lender and administrative agent and Citizens Bank of Pennsylvania, as an additional lender. The Line of Credit replaced our prior $75.0 million senior secured revolving credit facility with Capital One, N.A., and the other lenders party thereto, which was scheduled to mature on December 28, 2013, or the Prior Line of Credit. The Line of Credit provides for a $60.0 million senior unsecured revolving credit facility, with a standby letter of credit sublimit of up to $20.0 million. The amount that the Borrower may borrow under the Line of Credit is generally limited to the lesser of (i) $60.0 million or (ii) the lesser of (A) 60% of the value of all properties then included in an unencumbered pool of properties that satisfy certain requirements, (B) the maximum principal amount of debt which would not cause an unencumbered debt service coverage ratio, determined on the basis of the net operating income of the properties included in an unencumbered pool of properties to implied debt service, to be less than 1.60 to 1.00, or (C) the maximum principal amount of debt which would not cause the ratio of net operating income from the unencumbered pool of properties to total unsecured debt to be less than 14%. The Line of Credit may, upon satisfaction of certain conditions, be expanded up to $75.0 million.

The Line of Credit has a term of three years and is scheduled to mature on August 7, 2016 with a one year extension option subject to payment of an extension fee equal to 25 basis points on the initial maturity date and certain other customary conditions. Subject to certain limitations, we may elect to have loans under the Line of Credit bear interest at (i) London InterBank Offered Rate, or LIBOR, plus an applicable margin of 250 to 325 basis points, based upon its then existing leverage, or (ii) a base rate plus an applicable margin of 150 to 225 basis points, based upon its then existing leverage, with the ability of the Borrower to convert any of its outstanding loans from one type to another. An unused commitment fee of 25 basis points per annum accrues on unused portions of the commitments under the Line of Credit. We will be charged an annual administrative fee of $25,000. Additionally, we paid upfront and arrangement fees in the aggregate of 75 basis points on the $60.0 million commitment. We are required to pay a commission on all outstanding letters of credit at a per annum rate equal to the applicable margin for LIBOR loans under the Line of Credit. Such letter of credit commission is payable quarterly in arrears. With respect to each letter of credit, we are also required to pay to the bank issuing such letter of credit a fronting fee calculated at the rate of one-eighth of one percent (0.125%) per annum times the face amount of the letter of credit.

In connection with procuring the Line of Credit, we repaid the $27.9 million outstanding balance of the Prior Line of Credit with funds drawn from the Line of Credit and with existing cash. We incurred no early termination penalties or fees in connection with the repayment of outstanding balance of the Prior Line of Credit.

The Line of Credit currently has an outstanding balance of $25.4 million.

Our Employees

We do not currently have any employees and do not expect to have any employees in the foreseeable future. Currently, services necessary for our business are provided by individuals who are employees of our Adviser and our Administrator pursuant to the terms of the Advisory Agreement and the Administration Agreement, respectively. Each of our executive officers is an employee or officer, or both, of our Adviser or our Administrator. No employee of our Adviser or our Administrator will dedicate all of his or her time to us. To the extent that we acquire more investments, we anticipate that the number of employees of our Adviser and our Administrator who devote time to our matters will increase.

Our Independent Directors

As required under the NASDAQ Global Select Market listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board consults with our chief compliance officer and legal counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ Global Select Market, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, our Board has affirmatively determined that the following six directors are independent directors within the meaning of the applicable NASDAQ Global Select Market listing standards: Messrs. Adelgren, Earhart, Outland, Parker and Reilly and Ms. English. In making this determination, our Board found that none of these directors had a material or other disqualifying relationship with us. Mr. David Gladstone, our chairman and chief executive officer, Mr. Terry Lee Brubaker, our vice chairman, chief operating officer and assistant secretary, and Mr. David Dullum, an executive managing director of our Adviser, are not independent directors, however, as each is an employee of our Adviser.

Our Board has five standing committees, which include an Audit Committee, a Compensation Committee, an Executive Committee, an Ethics, Nominating and Corporate Governance Committee and an Offering Committee. The directors who serve on each of these committees, with the exception of the Executive Committee and the Offering Committee are each independent directors. See “Information Regarding the Board of Directors and Corporate Governance — Corporate Leadership Structure” in our Definitive Proxy Statement on Schedule 14A as filed with the SEC on March 22, 2013. The charters of each of these respective committees, with the exception of the Executive Committee, which does not operate pursuant to a written charter, are posted on our corporate website at http://www.GladstoneCommercial.com.

Our REIT Status

We have historically operated and intend to continue to operate in a manner that will allow us to qualify as a REIT for federal income tax purposes. As a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code of 1986, as amended, or the Code, a REIT is subject to numerous organizational and operational requirements, including a requirement that it distribute at least 90% of its annual taxable income to its stockholders. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for taxation as a REIT for the four-year period following the taxable year in which we fail to so qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income. For more information regarding our REIT status, see “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus.

RISK FACTORS

An investment in shares of Senior Common Stock involves substantial risks. In consultation with your financial and legal advisers, you should carefully consider, among other matters, the factors set forth below as well as in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other information that we file from time to time with the SEC which are incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether an investment in shares of Senior Common Stock is suitable for you. If any of the risks contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus develop into actual events, our business, financial condition, liquidity, results of operations, FFO and prospects could be materially and adversely affected, the market price of our securities could decline and you may lose all or part of your investment.

Risks Related to our Adviser

We may have conflicts of interest with our Adviser and other affiliates.

Our Adviser manages our business and locates, evaluates, recommends and negotiates the acquisition of our real estate investments. At the same time, our advisory agreement permits our Adviser to conduct other commercial activities and provide management and advisory services to other entities, including, but not limited to, Gladstone Capital Corporation, or Gladstone Capital, Gladstone Investment Corporation, or Gladstone Investment, and Gladstone Land Corporation, or Gladstone Land. Moreover, with the exception of our chief financial officer and treasurer, and president, all of our officers and directors are also officers and directors of Gladstone Capital and Gladstone Investment, which actively make loans to and invest in small and medium-sized companies. In addition, with the exception of our president, all of our officers and eight of our nine directors are also officers and directors of Gladstone Land. Furthermore, Gladstone Securities, LLC, our Dealer Manager in our Senior Common Stock Offering and non-exclusive agent to assist us with arranging mortgage financing, pursuant to a Mortgage Financing Arrangement Agreement, effective June 18, 2013, is owned by David Gladstone, our chairman and chief executive officer. Mr. Jack Dellafiora, our chief compliance officer, and Mr. Michael LiCalsi, our internal counsel and secretary, who also serves as the president of our affiliated Administrator, serve on the Board of Managers of Gladstone Securities. As a result of the foregoing relationships, we may from time to time have conflicts of interest with our Adviser in its management of our business and with Gladstone Capital, Gladstone Investment and Gladstone Land, which may arise primarily from the involvement of our Adviser, Gladstone Capital, Gladstone Investment, Gladstone Land and their affiliates in other activities that may conflict with our business and we may also have conflicts of interest with Gladstone Securities, which may arise primarily due to the contractual agreements to which we are a party.

Examples of these potential conflicts include:

•	our Adviser may realize substantial compensation on account of its activities on our behalf, and may, therefore, be motivated to approve acquisitions solely on the basis of increasing compensation to itself;

•	our other affiliates may realize substantial compensation on account of their contractual relationships with us and may be motivated to act solely in their own interest on the basis of increasing their compensation;

•	we may experience competition with our affiliates for financing transactions;

•	our Adviser may earn fee income from our borrowers or tenants; and

•	our Adviser and other affiliates such as Gladstone Capital, Gladstone Investment and Gladstone Land could compete for the time and services of our officers and directors.

These and other conflicts of interest between us and our Adviser and other affiliates could have a material adverse effect on the operation of our business and the selection or management of our real estate investments.

Risks Related to this Offering

There is no public market for shares of Senior Common Stock.

There is no established public trading market for shares of Senior Common Stock, and we currently have no plans to list these shares on a national securities exchange or to include these shares for quotation on any national securities market. Additionally, our charter contains restrictions on the ownership and transfer of shares of our capital stock, and these restrictions may inhibit your ability to sell your shares of Senior Common Stock promptly, or at all. If you are able to sell your shares, you may only be able to sell them at a substantial discount from the price which you paid for them. Therefore, you should purchase shares of Senior Common Stock only as a long-term investment. After five years from the date of issuance, shares of Senior Common Stock will be exchangeable at your option for shares of Listed Common Stock, which are currently traded on the NASDAQ Global Select Market under the symbol “GOOD.”

We would be required to terminate this offering if Listed Common Stock is no longer listed on the NASDAQ Global Select Market or another national securities exchange.

Senior Common Stock is a “covered security” and is therefore not subject to registration in the various states due to its seniority to Listed Common Stock, which is listed on the NASDAQ Global Select Market under the symbol “GOOD.” In the event that Listed Common Stock is no longer listed on the NASDAQ Global Select Market or another national securities exchange, we would be required to register the offering in any state in which we subsequently offered shares of Senior Common Stock. Such deregistration from the NASDAQ Global Select Market (i) would require the termination of this offering, (ii) could result in our raising gross proceeds in an amount that is substantially less than if we sold 2,740,722 shares of Senior Common Stock, and, consequently, (iii) would reduce our ability to purchase additional properties and limit the further diversification of our portfolio.

Our Dealer Manager is one of our affiliates, and, therefore, an investor in shares of Senior Common Stock would not have the benefit of an independent underwriter who has performed an independent due diligence review.

Our Dealer Manager is one of our affiliates. Because our Dealer Manager is an affiliate of ours, its due diligence review and investigation of us and this prospectus supplement cannot be considered to be an independent review. Therefore, although certain participating broker-dealers may elect to conduct or obtain an independent due diligence review of us prior to offering shares of Senior Common Stock, you may not have the benefit of an independent review and investigation of us and this offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.

Your ability to redeem shares of Senior Common Stock pursuant to our share redemption program, with certain exceptions, is limited to the proceeds generated by our distribution reinvestment plan, and the share redemption program may be amended, suspended or terminated by our Board at any time without stockholder approval.

Our share redemption program is designed to provide holders of Senior Common Stock with limited interim liquidity by providing them with a limited opportunity to have their shares redeemed after they have held them for a period of one year. However, holders should understand that our share redemption program is limited to the amount of funds generated by our distribution reinvestment plan and is subject to certain other restrictions. The redemption price for shares of Senior Common Stock will be $13.80 per share. However, our Board may limit, suspend or terminate our share redemption program upon 30 days’ notice without stockholder approval. In addition, we will have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency, or if our Board determines that such redemption could prevent us from qualifying as a

REIT for federal income tax purposes. For more information on our share redemption program, including certain exceptions for the foregoing limitations for Special Redemptions (as defined therein), see “Share Redemption Program” in this prospectus supplement.

We will be able to call your shares of Senior Common Stock for redemption under certain circumstances without your consent.

We will have the ability to call the outstanding shares of Senior Common Stock after the fifth anniversary of the completion of this offering and at any time under certain circumstances relating to maintaining our ability to qualify as a REIT. At any such time, we will have the right to redeem, at our option, the outstanding shares of Senior Common Stock, in whole or in part, at a redemption price of $15.30 per share, plus any accrued and unpaid distributions.

If Listed Common Stock fails to meet all applicable listing requirements, it could be delisted from the NASDAQ Global Select Market, which could adversely affect the market price and liquidity of Listed Common Stock and Senior Common Stock and harm our financial condition and business.

Listed Common Stock currently is listed and traded on the NASDAQ Global Select Market under the symbol “GOOD.” If we fail to meet any of the continued listing standards of the NASDAQ Global Select Market, Listed Common Stock could be delisted from the exchange. The NASDAQ Global Select Market will consider the removal of a listed security on the exchange when, in its opinion, (i) the financial condition or operating results of an issuer appear to be unsatisfactory, (ii) it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make further dealings on the NASDAQ Global Select Market inadvisable, (iii) the issuer has sold or otherwise disposed of its principal operating assets or has ceased to be an operating company, (iv) the issuer has failed to comply with its listing agreements with the NASDAQ Global Select Market or (v) any other event occurs or any condition exists which makes further dealings on the NASDAQ Global Select Market unwarranted.

If Listed Common Stock were to be delisted from the NASDAQ Global Select Market, it could be traded in the over-the-counter market or on an automated quotation system, such as the OTC Bulletin Board or the Pink Sheets. Any delisting could adversely affect the market price and the liquidity of Listed Common Stock and Senior Common Stock and negatively impact our financial condition and business.

We established the offering price of shares of Senior Common Stock on an arbitrary basis, and, as a result, the actual value of your investment may be substantially less than what you pay.

Our Board has arbitrarily determined the selling price of the shares of Senior Common Stock, and such price bears no relationship to our book or asset values, our projections of book or asset values or any other established criteria for valuing issued or outstanding shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation.

The calculation of the Exchange Ratio could result in a deterrent to your exchanging shares of Senior Common Stock for shares of Listed Common Stock if shares of Listed Common Stock are trading at lower levels at the time that you desire to exchange your shares.

There is no prohibition on your ability to exchange your shares of Senior Common Stock for shares of Listed Common Stock after you have held them for five years. The Exchange Ratio, however, will be calculated by dividing $15.00 by the greatest of (i) the Closing Trading Price of Listed Common Stock on the date on which such shares of Senior Common Stock were originally issued, (ii) the Book Value Per Share of Listed Common Stock as determined as of the date on which such shares of Senior Common Stock were originally issued, or (iii) $13.68. If the trading price of shares of Listed Common Stock on the date of your exchange is less than the conversion price of your shares of Senior Common Stock at the time you propose to exchange your shares of

Senior Common Stock for shares of Listed Common Stock, you would receive shares of Listed Common Stock with an aggregate fair market value that is less than the price you paid to purchase the shares of Senior Common Stock being exchanged. In such a situation, if you decided to exchange your shares of Senior Common Stock for shares of Listed Common Stock at such time and immediately liquidate your investment by selling your shares of Listed Common Stock, you would likely recognize a loss on your investment.

For example, the Closing Trading Price and the Book Value Per Share of the Listed Common Stock as of June 30, 2013 were $18.64 and $8.04, respectively. If you purchased shares of Senior Common Stock on June 30, 2013, the Exchange Ratio for the shares of Senior Common Stock that you purchased would be $15.00 divided by the greatest of $18.64, $8.04 or $13.68 per share. In this example, you would receive 0.80472 shares of Listed Common Stock for each share of Senior Common Stock ($15.00 divided by $18.64) upon electing to exchange your shares (at least five years after their issuance).

If you do not agree with the decisions of our Board, then you will not be able to influence changes in our policies and operations because holders of shares of Senior Common Stock will generally have no voting rights.

Our Board determines our major policies, including our policies regarding investments, financing, growth, REIT qualification and distributions. Because holders of shares of Senior Common Stock will have no voting rights (other than the right to consent to an amendment to our charter materially and adversely affecting the rights and preferences of shares of Senior Common Stock), you will have virtually no ability to change our policies and operations.

If you fail to meet the fiduciary and other standards under ERISA or the Code as a result of an investment in shares of Senior Common Stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit sharing, section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Code (such as an IRA) that invest in shares of Senior Common Stock. If you invest the assets of such a plan or account in shares of Senior Common Stock, you should satisfy yourself that, among other things:

•	your investment is consistent with your fiduciary obligations under ERISA and the Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s or account’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce an unacceptable amount of UBTI for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in shares of Senior Common Stock constitutes a prohibited transaction under ERISA or the Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

If our assets are deemed to be ERISA plan assets, we and our Adviser may be exposed to liabilities under Title 1 of ERISA and the Code.

In certain circumstances where an ERISA plan holds an interest in an entity, both the equity interest and an undivided interest in the underlying assets of the entire entity are deemed to be ERISA plan assets unless an exception applies. Under those circumstances, any person that exercises authority or control with respect to the management or disposition of the assets is an ERISA plan fiduciary, and the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Title I of ERISA and Section 4975 of the Code, as applicable, may apply. There may be liability under these and other provisions of ERISA and the Code. If our Adviser or we are exposed to liability under ERISA or the Code, our performance and results of operations could be adversely affected. Prior to making an investment in shares of Senior Common Stock, you should consult with your legal and other advisers concerning the impact of ERISA and the Code on your investment and our performance.

We may be unable to invest a significant portion of the net proceeds of this offering on acceptable terms.

Delays in investing the net proceeds of this offering may impair our performance. We cannot assure you that we will be able to identify properties that meet our investment objectives or that any investment we make will produce a positive return. We may be unable to invest the net proceeds of this offering on acceptable terms within the time period that we anticipate or at all, which could adversely affect our financial condition and operating results.

Our ability to pay dividends is limited by the requirements of Maryland law.

Our ability to pay dividends on our capital stock is limited by the laws of Maryland. Under applicable Maryland law, a Maryland corporation generally may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business or the corporation’s total assets would be less than the sum of its total liabilities plus, unless the corporation’s charter permits otherwise, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we generally may not make a distribution on our capital stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus, unless the terms of such class or series provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of preferred stock then outstanding, if any, with preferences upon dissolution senior to those of the Senior Common Stock.

ESTIMATED USE OF PROCEEDS

We initially commenced the primary offering of 3,000,000 shares of Senior Common Stock and 500,000 shares of Senior Common Stock to be issued pursuant to the distribution reinvestment plan on March 28, 2011 pursuant to a prospectus supplement filed on March 28, 2011. As of the date of this prospectus supplement, we have sold 259,278 shares of Senior Common Stock in the primary offering, generating net proceeds of approximately $3.4 million, after deducting selling commissions and dealer manager fees and other offering expenses. As of the date of this prospectus supplement, 2,740,722 shares of Senior Common Stock and 499,263 shares of Senior Common Stock remain available for issuance in connection with the primary offering and the distribution reinvestment plan, respectively. The following table (i) estimates the use of the proceeds raised in this offering by assuming that we will sell all of the remaining 2,740,722 shares of Senior Common Stock in our primary offering at a price to the public of $15.00 per share and (ii) assumes that we do not sell any shares of Senior Common Stock pursuant to our distribution reinvestment plan. We anticipate that all or substantially all of the proceeds from the sale of shares of Senior Common Stock pursuant to our distribution reinvestment plan will be used to fund repurchases of shares of Senior Common Stock under our share redemption program rather than real estate-related investments.

The amounts in this table assume that the full selling commissions and Dealer Manager fees are paid on all shares of Senior Common Stock offered to the public on a best efforts basis. We have not given effect to any special sales or volume discounts that could reduce the sales commissions or Dealer Manager fees for sales pursuant to our primary offering. Reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price but will not materially affect the amounts available to us for investment. See “Plan of Distribution” in this prospectus supplement.

Certain of the figures set forth below represent management’s best estimate as such figures cannot be precisely calculated at this time. If we were to sell 2,740,722 shares of Senior Common Stock in our primary offering at a price to the public of $15.00 per share, we estimate that approximately 89% of the proceeds that you invest will be available for one or more of the following purposes:

•	to pay down debt;

•	to invest in additional net leased industrial, commercial and retail real properties in accordance with our investment objectives and to pay real estate related acquisition expenses;

•	to make or invest in mortgage loans in accordance with our investment objectives; and

•	for general corporate purposes.

The remaining 11% of the proceeds will be used to pay sales commissions, Dealer Manager fees and other offering expenses.

	Primary Offering
	Amount	Percent
Gross Proceeds	$41,110,830	100%
Less:
Selling Commissions(1)	2,877,758	7%
Dealer Manager Fee(1)	1,233,325	3%
Offering Expenses(2)	358,100	1%
Net Proceeds Available for Investment	$36,641,647	89%

(1)

Assumes selling commissions equal to 7% of gross offering proceeds of the primary offering and a Dealer Manager fee equal to 3% of gross offering proceeds of the primary offering. The Dealer Manager, in its sole and absolute discretion, may reallow all of its selling commissions attributable to a participating broker-dealer and may also reallow a portion of its Dealer Manager fee earned in respect of the proceeds generated by the participating broker-dealer to any participating broker-dealer as a non-accountable marketing allowance. See “Plan of Distribution” in this prospectus supplement.
(2)	Includes all expenses (other than selling commissions and the Dealer Manager fee) to be paid by us in connection with the offering and the marketing and distribution of shares of Senior Common Stock. Offering expenses include, but are not limited to, (i) printing, engraving, mailing and distribution costs, (ii) travel, entertainment, technology, training, advertising and marketing expenses, (iii) compensation of employees while engaged in sales activity (iv) escrow, legal, accounting, transfer agent, registrars and experts and fees, (v) retail seminar costs and (vi) bona fide accountable due diligence expenses. All organization and offering expenses, including selling commissions and the Dealer Manager fee, will be capped at 15% of the gross proceeds of the offering. Our Adviser will be responsible for any offering expenses that exceed $358,100 without recourse against or reimbursement by us.

There can be no assurance we will be able to sell all of the shares of Senior Common Stock that we are registering. If we sell only a portion of the shares that we are registering, we may be unable to achieve our investment objectives.

Pending application of any portion of the net proceeds as described above, we may invest it in interest-bearing accounts and short-term, interest-bearing securities as is consistent with our intention to maintain our qualification as a REIT for federal income tax purposes. Such investments may include, for example, obligations of the Government National Mortgage Association, other government and governmental agency securities, certificates of deposit and interest-bearing bank deposits or other authorized investments that we determine.

Distributions

In order to qualify as a REIT, we are required to make certain distributions to our stockholders. The amount of these distributions must equal at least the sum of (i) 90% of our “REIT taxable income” (computed without regard to the distributions paid deduction and net capital gain) and (ii) 90% of the net income (after tax), if any, from foreclosure property, less the sum of certain non-cash items. Our Board may authorize distributions in excess of those required for us to maintain our REIT status depending upon our financial condition and such other factors as our Board deems relevant from time to time. Because we own and depreciate real estate, the depreciation expense reduces our net income. As a result, we have in the past elected to pay distributions to our Listed Common Stockholders in excess of our net income.

For federal income tax purposes, our distributions generally consist of ordinary income, capital gain, nontaxable return of capital or a combination thereof. Distributions that exceed our current and accumulated earnings and profits (calculated for federal income tax purposes) constitute a return of capital, which reduces the stockholder’s basis in its shares of our stock and will not be taxable to the stockholder to the extent of the stockholder’s basis in its shares of our stock. To the extent that a distribution exceeds the stockholder’s share of current and accumulated earnings and profits and the stockholder’s basis in its shares of our stock, that distribution will be treated as a capital gain from the sale or exchange of that stockholder’s shares of our stock. There were no capital gains during the last three years.

The characterization of distributions during each of the years ending 2010, 2011 and 2012 is reflected in the table below:

	Ordinary Income	Return of Capital
Listed Common Stock
For the year ended December 31, 2010	15.76540%	84.23460%
For the year ended December 31, 2011	16.62560%	83.37440%
For the year ended December 31, 2012	0.00000%	100.00000%
Senior Common Stock
For the year ended December 31, 2010	100.00000%	0.00000%
For the year ended December 31, 2011	100.00000%	0.00000%
For the year ended December 31, 2012	0.00000%	100.00000%

The table above will be updated for the year ended December 31, 2013 in our Annual Report on Form 10-K that is expected to be filed with the SEC in February 2014.

Distributions paid in respect of shares of Senior Common Stock must be paid before distributions are paid on shares of Listed Common Stock but after distributions are paid on shares of Preferred Stock. For the year ended December 31, 2012, the distributions paid in respect of shares of Listed Common Stock were $16.4 million, and the total FFO available to holders of shares of Listed Common Stock was approximately $16.4 million. This means that $16.4 million would have been available to pay to holders of shares of Senior Common Stock before any payment to the holders of shares of Listed Common Stock. This further means that, if all of the shares of Senior Common Stock contemplated to be sold in this offering had been outstanding at the end of December 31, 2012, the indicated distribution of $2.9 million in respect of shares of Senior Common Stock would have been covered in payment by 5.6 times. However, we cannot guarantee that past results will be replicated in future years.

Every year, we notify stockholders of the taxability of distributions paid during the preceding year. See “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus.

DISTRIBUTION REINVESTMENT PLAN

Our distribution reinvestment plan allows you to have distributions that would otherwise be distributable to you invested in additional shares of Senior Common Stock. We are offering 499,263 shares of Senior Common Stock under our distribution reinvestment plan which are not included in the 2,740,722 shares being sold in the primary offering. As noted above, the primary offering will terminate at the end of the offering period. However, we may extend the offering period for our distribution reinvestment plan beyond the termination of the primary offering and until we have sold all of the shares allocated to the distribution reinvestment plan through the reinvestment of distributions. The following discussion summarizes the principal terms of our distribution reinvestment plan, a copy of which is appended to this prospectus supplement as Appendix B.

Participation in our distribution reinvestment plan is limited to investors who have purchased shares of Senior Common Stock in the primary offering. We may elect to deny your participation in our distribution reinvestment plan if you reside in a jurisdiction or foreign country where, in our sole and absolute discretion, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable or if your participation in the distribution reinvestment plan could cause 25% or more of any class of our equity securities to be held by “benefit plan investors.” See “ERISA Considerations — Exception for Insignificant Participation by Benefit Plan Investors.” Assuming that you are eligible, you may elect to participate in our distribution reinvestment plan by completing the relevant portion of the Subscription Agreement or other approved enrollment form available from the Dealer Manager or a participating broker-dealer.

Your participation in our distribution reinvestment plan will begin with the next distribution made after receipt of your enrollment form. Once enrolled, you may continue to purchase shares of Senior Common Stock under our distribution reinvestment plan until we have terminated such plan. You can choose to have all or a portion of your distributions reinvested through our distribution reinvestment plan. You may also change the percentage of your distributions that will be reinvested at any time if you complete a new enrollment form or other form provided for that purpose. Any election to increase your level of participation must be made through your participating broker-dealer or, if you purchased shares of Senior Common Stock in this offering other than through a participating broker-dealer, through the Dealer Manager.

Shares of Senior Common Stock will be purchased under our distribution reinvestment plan on our distribution payment dates. The purchase of fractional shares is a permissible and likely result of the reinvestment of distributions under our distribution reinvestment plan.

During our primary offering, the purchase price per share of Senior Common Stock is $15.00. The offering price for shares purchased under our distribution reinvestment plan may increase after the closing of our primary offering. Fees are included in the price, and we will not charge you any other fees in connection with your purchase of shares under our distribution reinvestment plan. The price for shares purchased under our distribution reinvestment plan bears little relationship to, and will likely exceed, what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. Purchases of shares of Senior Common Stock under our distribution reinvestment plan may effectively lower the total return on your investment with us. Our Board reserves the right to designate that certain cash or other distributions attributable to net sale proceeds will be excluded from distributions that may be reinvested in shares under our distribution reinvestment plan.

Within 90 days after the end of each calendar year, we provide investors with an individualized report regarding their respective investment, including the purchase dates, purchase price, number of shares owned, and the amount of distributions in the prior year.

We will not pay a commission in connection with your purchase of Senior Common Stock in our distribution reinvestment plan. No Dealer Manager fees or due diligence expense allowance will be paid in respect of shares of Senior Common Stock sold under the distribution reinvestment plan. We will not receive a fee for selling stock under our distribution reinvestment plan. See “Plan of Distribution” in this prospectus supplement.

Shares of Senior Common Stock acquired through our distribution reinvestment plan, like all other shares of Senior Common Stock, will not have voting rights, except as set forth in “Description of Capital Stock — Common Stock — Senior Common Stock — Voting Rights” in the accompanying prospectus or as otherwise from time to time may required by law.

If you elect to participate in our distribution reinvestment plan and are subject to federal income taxation, you may incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to our distribution reinvestment plan.

Specifically, you will be treated as if you have received the distribution in cash and then applied such distribution to the purchase of additional shares of Senior Common Stock. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. We will withhold 28% of the amount of distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or distributions or fail to certify that you are not subject to withholding.

You may terminate your participation in our distribution reinvestment plan at any time by providing us with written notice. Any transfer of your shares of Senior Common Stock will effect a termination of the participation of those shares in our distribution reinvestment plan. Moreover, we will terminate your participation to the extent that a reinvestment of your distributions in shares of Senior Common Stock would cause you to exceed the ownership limitation contained in our charter. We will also terminate your participation to the extent that your continued participant could cause 25% or more of any class of our equity securities to be held by “benefit plan investors.” See “ERISA Considerations — Exception for Insignificant Participation by Benefit Plan Investors” in this prospectus supplement.

We may amend or terminate our distribution reinvestment plan in our sole and absolute discretion at any time upon ten days’ prior written notice to participants, but no such amendment will add compensation to the distribution reinvestment plan or remove the opportunity for you to terminate your participation in the distribution reinvestment plan, as specified above.

SHARE REDEMPTION PROGRAM

Our Board has adopted a share redemption program that enables our stockholders to sell their shares of Senior Common Stock to us after they have held them for at least one year, subject to the conditions and limitations described below.

Senior Common Stock is currently not listed on a national securities exchange, or included for quotation on a national securities market, and we do not intend to seek to list Senior Common Stock. In order to provide stockholders with the benefit of interim liquidity, stockholders who have held their shares of Senior Common Stock for at least one year may present all or a portion consisting of at least 25% of their shares to us for redemption at any time in accordance with the procedures outlined below. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. The redemption price for shares of Senior Common Stock will be $13.80 per share. We will not pay to our Board, our Advisor or their affiliates any fees to complete any transactions under our share redemption program.

You generally must hold your shares of Senior Common Stock for one year before redeeming your shares under the share redemption program; however, we will waive the one-year holding period in the event of a redemption request upon the death, disability or bankruptcy of a stockholder, each a Special Redemption.

During any calendar year, we will not redeem in excess of 5% of the weighted average number of shares of Senior Common Stock outstanding during the prior calendar year. The cash available for redemption will be limited to the proceeds from the sale of shares of Senior Common Stock pursuant to our distribution reinvestment plan. Shares redeemed in a Special Redemption are not limited by foregoing restrictions and will be repurchased at a purchase price equal to the price actually paid for the shares.

We will redeem shares of Senior Common Stock on the last business day of the month following the end of each quarter. Requests for redemption would have to be received at or prior to the end of the quarter in order for us to repurchase the shares as of the end of the next month. You may withdraw your request to have your shares redeemed at any time prior to the last day of the applicable quarter.

If we cannot purchase all shares presented for redemption in any quarter, based upon insufficient cash available and the limit on the number of shares of Senior Common Stock that we may redeem during any calendar year, we would attempt to honor redemption requests on a pro rata basis. We would treat the unsatisfied portion of the redemption request as a request for redemption for the following quarter. At such time, you may then (i) withdraw your request for redemption at any time prior to the last day of the new quarter or (ii) ask that we honor your request at such time, if, any, as sufficient funds become available. Such pending requests will generally be honored on a pro rata basis. We will determine whether we have sufficient funds available as soon as practicable after the end of each quarter but, in any event, prior to the applicable payment date.

Our Board may choose to amend, suspend or terminate our share redemption program in its sole and absolute discretion upon 30 days’ notice at any time. Because the redemption of shares will be funded with the net proceeds that we receive from the sale of shares of Senior Common Stock under our distribution reinvestment plan, the discontinuance or termination of our distribution reinvestment plan will adversely affect our ability to redeem shares under our share redemption program. We would notify you of such developments (i) in our annual or quarterly reports filed with the SEC or (ii) by means of a separate mailing to you.

Our share redemption program is only intended to provide interim liquidity for stockholders. Shares of Senior Common Stock will not be eligible for redemption under our share redemption program commencing on the date such shares become exchangeable for shares of Listed Common Stock (i.e., five years after the issuance of such shares of Senior Common Stock).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Advisory and Administration Agreements

Pursuant to the Advisory Agreement, our Adviser is responsible for our daily operations, record keeping and regulatory compliance functions. Specifically, these responsibilities include (i) identifying, evaluating, negotiating and consummating all investment transactions consistent with our investment objectives and criteria, (ii) providing us with all required records and reporting regularly to our Board concerning our Adviser’s efforts on our behalf, and (iii) maintaining our compliance with all regulatory requirements that are applicable to us. The Advisory Agreement provides for an annual base management fee equal to 2% of our total stockholders’ equity (including equity attributable to shares of Senior Common Stock) less the recorded value of any shares of preferred stock, and a performance-based incentive fee based upon our FFO, which rewards our Adviser if our quarterly FFO (before giving effect to any incentive fee) exceeds 1.75% (7% annualized) of our total stockholders’ equity (less the recorded value of any preferred stock). Our Adviser has the ability to issue a full or partial waiver of the incentive fee and may do so in order that we may maintain the current level of distributions to holders of our capital stock. For the years ended December 31, 2012, 2011 and 2010, an unconditional and irrevocable voluntary waiver was issued by our Adviser for approximately $2.2 million, $2.1 million and $0.2 million, respectively. For the six month period ended June 30, 2013, an unconditional and irrevocable voluntary waiver was issued by our Adviser for approximately $1.5 million. These waivers were applied through June 30, 2013, and any waived fees may not be recouped by our Adviser in the future.

Pursuant to the Administration Agreement, we pay separately for our allocable portion of our Administrator’s overhead expenses in performing its obligations to us, including, but not limited to, rent and our allocable portion of the salaries and benefits expenses attributable to our Administrator’s employees including our chief financial officer and treasurer, chief compliance officer, internal counsel and secretary and their respective staffs.

Messrs. Gladstone, Brubaker and Cutlip are all officers or directors, or both, of our Adviser. Messrs. Gladstone and Brubaker are also officers and directors of the Administrator. Mr. Gladstone is the sole stockholder of our Adviser and our Administrator. Although we believe that the terms of the Advisory Agreement and the Administration Agreement are no less favorable to us than those that could be obtained from unaffiliated third parties in arms’-length transactions, our Adviser, its officers and its directors have a material interest in the terms of these agreements.

As of June 30, 2013, we owed our Adviser approximately $0.8 million in fees pursuant to the Advisory and Administration Agreements.

Allocation of our Adviser’s Time

We will rely, in part, upon our Adviser to manage our day-to-day activities and to implement our investment strategy. Our Adviser and Administrator are currently the external investment adviser and administrator, respectively, for Gladstone Capital Corporation, or GLAD, a NASDAQ-listed business development company, or BDC, that primarily makes mezzanine and second lien loans to small businesses; Gladstone Investment Corporation, or GAIN, a NASDAQ-listed BDC active in buying small businesses; and Gladstone Land Corporation, or LAND, a NASDAQ-listed agricultural real estate company. As a result of these activities, our Adviser, its employees and certain of its affiliates will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved.

Our Adviser and its employees will devote only as much of its time to our business as our Adviser and its employees, in their judgment, determine is reasonably required, which may be substantially less than their full time. Therefore, our Adviser, its personnel, and certain affiliates may experience conflicts of interest in allocating management time, services, and functions among us and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other affiliated entities than to us. However, our Adviser believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all activities in which they are involved.

Affiliated Dealer Manager

We have engaged Gladstone Securities, LLC, which is owned by Mr. Gladstone, our chairman and chief executive officer, as our dealer manager and will pay fees to such entity pursuant to the dealer management agreement. Under the terms of the dealer manager agreement, the Dealer Manager is expected to act as our exclusive dealer manager until the end of the offering period or until the dealer manager agreement is terminated by us or them. Because the Dealer Manager is affiliated with us you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with an underwritten offering of securities. See “Plan of Distribution” in this prospectus supplement.

We also entered into an agreement with Gladstone Securities, effective June 18, 2013, for it to act as our non-exclusive agent to assist us with arranging mortgage financing for properties we own. In connection with this engagement, Gladstone Securities may from time to time solicit the interest of various commercial real estate lenders or recommend to us third party lenders offering credit products or packages that are responsive to our needs. We will pay Gladstone Securities a financing fee, or the Financing Fee, in connection with the services it provides to us for securing mortgage financing on any of our properties. The amount of the Financing Fee, which is payable upon closing of the financing, will be based on a percentage of the amount of the mortgage ranging from 0.5% to a maximum of 1% of the mortgage obtained. The amount of the Financing Fee may be reduced or eliminated as determined by us and Gladstone Securities, after taking into consideration various factors, including, but not limited to, the involvement of any third party brokers and market conditions. No such fees were paid as of June 30, 2013. The agreement is scheduled to terminate on August 31, 2014 unless renewed or earlier terminated pursuant to the provisions contained therein.

Offering Expenses

Our Adviser will be responsible for any offering expenses that exceed $358,100 without recourse against or reimbursement by us.

Conflict of Interest Policy

We have adopted policies to reduce potential conflicts of interest. In addition, our directors are subject to certain provisions of Maryland law that are designed to minimize conflicts. Under our current conflict of interest policy, without the approval of a majority of our disinterested directors, we will not:

•	acquire from or sell to any of our officers or directors, or the officers, directors or employees of our Adviser or our Administrator, or any entity in which any such individual has an interest of more than 5%, any assets or other property;

•	make any loan to or borrow from any of our officers or directors, or the officers, directors or employees of our Adviser or our Administrator, or any entity, in which any such individual has an interest of more than 5%;

•	grant warrants or options to purchase our stock to any of our officers or directors, or the officers, directors or employees of our Adviser or our Administrator, or any entity in which any such individual has an interest of more than 5%, except pursuant to the company’s equity incentive plans; or

•	engage in any other transaction with any of our officers or directors, or the officers, directors or employees of our Adviser or our Administrator, or any entity in which any such individual has an interest of more than 5% (except that our Adviser may lease office space in a building that we own, provided that the rental rate under the lease is determined by our independent directors to be at a fair market rate).

Where allowed by applicable rules and regulations, from time to time, we may enter into transactions with our Adviser or one or more of its affiliates. A majority of our independent directors and a majority of our directors not otherwise interested in a transaction with our Adviser must approve all such transactions with our Adviser or its affiliates.

It is our current policy that we will not purchase any property from or co-invest with our Adviser, any of its affiliates or any business in which our Adviser or any of its subsidiaries have invested except that we may make leases to existing and prospective portfolio companies of entities advised by our Adviser, as long as the portfolio company is not controlled by that entity and the transaction is approved by both companies’ boards. If we decide to change this policy on co-investments with our Adviser or its affiliates, we will seek approval of this decision from our stockholders entitled to vote on this matter.

Indemnification

In our charter and bylaws, we have agreed to indemnify our directors and certain of our officers by providing, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings, which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of ours, and otherwise to the fullest extent permitted under Maryland law and our bylaws. Each of the Advisory and Administration Agreements provide that, absent willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their duties and obligations, our Adviser, our Administrator and their respective officers, managers, agents, employees, controlling persons, members and any other person or entity affiliated with them are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of our Adviser’s or our Administrator’s services under the current Advisory or Administration Agreements, respectively, or otherwise as an investment adviser of ours. Each of the Advisory and Administration Agreements provide that, absent willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their duties and obligations, our Adviser, our Administrator and their respective officers, managers, agents, employees, controlling persons, members and any other person or entity affiliated with them are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendition of services pursuant to the Advisory or Administration Agreements, respectively, or otherwise as an investment adviser of the Company.

ADDITIONAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary of additional material U.S. federal income tax considerations supplements the discussion set forth under the heading “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus, is for general information purposes only and is not tax advice. This discussion does not address with all aspects of taxation that may be relevant to particular holders of our Senior Common Stock in light of their personal investment or tax circumstances.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of the acquisition, ownership and disposition of our Senior Common Stock and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign and other tax consequences of such acquisition, ownership, disposition and election and regarding potential changes in applicable tax laws.

Taxation of Taxable U.S. Stockholders

Redemption or Repurchase of Senior Common Stock. A redemption or repurchase of our Senior Common Stock will be treated for federal income tax purposes as a distribution taxable as a dividend to the extent of our current and accumulated earnings and profits allocable to such Senior Common Stock unless the redemption or repurchase satisfies one of the exceptions set forth in the Code to such treatment and therefore is treated as a sale or exchange of such Senior Common Stock. The redemption or repurchase of our Senior Common Stock will be treated as a sale or exchange by a U.S. stockholder if it:

•	is “substantially disproportionate” with respect to the U.S. stockholder;

•	results in a “complete termination” of the U.S. stockholder’s ownership of our stock; or

•	is “not essentially equivalent to a dividend” with respect to the U.S. stockholder, all within the meaning of the Code.

In determining whether any of these exceptions has been met, stock considered to be owned by the U.S. stockholder by reason of certain constructive ownership rules in the Code, as well as stock actually owned by the U.S. stockholder, generally must be taken into account. To the extent that one or more classes of our stock are widely held and publicly traded at any time that we repurchase our Senior Common Stock, such repurchase generally will be treated as a sale or exchange if it results in a proportionate reduction of a non-controlling U.S. stockholder’s right to participate in current earnings and accumulated surplus or to share in our net assets on liquidation. Because the determination as to whether any of the exceptions described above will be satisfied with respect to the U.S. stockholder depends upon the facts and circumstances at the time that the determination must be made, U.S. stockholders are advised to consult their tax advisors to determine such tax treatment.

If a redemption or repurchase of our Senior Common Stock is treated as a distribution taxable as a dividend for federal income tax purposes, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. In such case, a U.S. stockholder’s adjusted tax basis for federal income tax purposes in the redeemed or repurchased stock will be transferred to its remaining stock, if any. If a U.S. stockholder disposes of its entire interest in our stock as a result of such redemption or repurchase, such adjusted tax basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

If a redemption or repurchase of our Senior Common Stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders — Distributions.”

Under certain circumstances, we may redeem or repurchase our Senior Common Stock for an amount greater than its issue price. We intend to take the position that our Senior Common Stock will not be issued with a redemption premium as a result of such rights and that any payments in excess of the issue price will be taxable to a holder of Senior Common Stock as described above. The IRS may take a contrary position from that described above, however, which could affect the timing and character of any income recognized by a U.S. stockholder in connection with the redemption or repurchase of such Senior Common Stock.

Conversion of Senior Common Stock into Common Stock. Except as provided below for fractional shares, a U.S. stockholder generally will not recognize gain or loss upon the conversion of our Senior Common Stock into our common stock, and the U.S. stockholder’s adjusted tax basis and holding period in our common stock received upon a conversion of our Senior Common Stock into our common stock generally will be the same as the U.S. stockholder’s adjusted tax basis and holding period in such Senior Common Stock (but the adjusted tax basis will be reduced by the portion of such adjusted tax basis allocated to any fractional share of Senior Common Stock exchanged for cash).

Cash received by a U.S. stockholder upon the conversion of our Senior Common Stock into our common stock in lieu of a fractional share of our common stock generally will be treated for federal income tax purposes as a payment in a taxable exchange for such fractional share, and such U.S. stockholder will recognize gain or loss in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. Any such gain or loss will be long-term capital gain or loss if the U.S. stockholder has held the converted Senior Common Stock for more than one year.

Taxation of Non-U.S. Stockholders

Conversion of Senior Common Stock into Common Stock. Except as provided below for fractional shares, a non-U.S. stockholder generally will not recognize gain or loss upon a conversion of our Senior Common Stock into our common stock, provided that such Senior Common Stock does not constitute a “United States real property interest,” or USRPI. Even if our Senior Common Stock does constitute a USRPI, provided that our common stock also constitutes a USRPI, a non-U.S. stockholder generally will not recognize gain or loss upon a conversion of our Senior Common Stock into our common stock. Except as provided below, a non-U.S. stockholder’s adjusted tax basis and holding period in the common stock received upon a conversion of our Senior Common Stock into our common stock will be the same as the non-U.S. stockholder’s adjusted tax basis and holding period in such Senior Common Stock (but the adjusted tax basis will be reduced by the portion of the non-U.S. stockholder’s adjusted tax basis allocated to any fractional share of Senior Common Stock exchanged for cash). Cash received in lieu of a fractional share of our common stock in connection with a conversion of our Senior Common Stock into our common stock generally will be treated as a payment in a taxable exchange for such fractional share.

PLAN OF DISTRIBUTION

We are offering 2,740,722 shares of our Senior Common Stock at a price to the public of $15.00 per share and 499,263 shares of our Senior Common Stock to be issued pursuant to our distribution reinvestment plan at a price of $15.00 per share to those stockholders who elect to participate in such distribution reinvestment plan as described in this prospectus supplement. We reserve the right to reallocate shares between our primary offering and our offering pursuant to our distribution reinvestment plan in our sole and absolute discretion. The Dealer Manager is not required to sell any specific number or dollar amount of shares of Senior Common Stock but will use its “best efforts” to sell the shares offered by this prospectus supplement. The minimum permitted purchase of shares of Senior Common Stock is 200 shares having an aggregate minimum purchase price of $3,000. We reserve the right, however, to waive the minimum purchase requirement in our sole and absolute discretion.

The primary offering, will terminate on the earlier of (i) March 28, 2015, unless earlier terminated or extended by our Board, or (ii) the date on which 2,740,722 shares of Senior Common Stock are sold hereunder. If we extend the primary offering period beyond March 28, 2015, we will update this prospectus supplement accordingly. We may extend the offering period for the 499,263 shares of Senior Common Stock being offered hereby under our distribution reinvestment plan beyond the termination of the primary offering and until we have sold all of the shares allocated to the distribution reinvestment plan through the reinvestment of distributions. We may, however, terminate this offering at any time in our sole and absolute discretion.

The Dealer Manager is a securities broker-dealer registered with the SEC and a member firm of FINRA or SIPC. The Dealer Manager, which is owned by Mr. Gladstone, our chairman and chief executive officer, specializes in raising public and private equity funding for U.S. fund managers and performing various investment banking activities.

Compensation of Dealer Manager and Participating Broker-Dealers

We will pay the Dealer Manager selling commissions of 7% of the gross offering proceeds generated by the primary offering. We will pay the Dealer Manager 3% of the gross offering proceeds generated by the primary offering as compensation for acting as dealer manager and for expenses incurred in connection with the marketing for, and due diligence of, the primary offering. We will not pay selling commissions or any Dealer Manager fees with respect to shares purchased pursuant to our distribution reinvestment plan nor will we pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of shares of Senior Common Stock.

We expect that the Dealer Manager will authorize other broker-dealers that are members of FINRA to sell shares of Senior Common Stock. The Dealer Manager will reallow all of its selling commissions attributable to a participating broker-dealer and may also reallow a portion of its Dealer Manager fee earned in respect of the proceeds generated by the participating broker-dealer to such participating broker-dealer as a non-accountable marketing allowance. The amount of the reallowance to any participating broker-dealer will be determined by the Dealer Manager in its sole and absolute discretion.

Any reduction in commissions in instances where lesser or no commissions or Dealer Manager fees are paid by us in connection with the sale of shares of Senior Common Stock will reduce the effective purchase price per share to the investor involved but will not materially alter the net proceeds payable to us as a result of such sale. Distributions will be the same with respect to all shares whether or not the purchaser received a discount. Investors for whom we pay reduced commissions or Dealer Manager fees will receive higher returns on their investments in shares of Senior Common Stock as compared to investors for whom we do not pay reduced commissions and Dealer Manager fees.

The table below sets forth the nature and estimated amount of all items that are viewed as “underwriting compensation” by FINRA, assuming that we sell all of the shares of Senior Common Stock offered pursuant to this prospectus supplement.

Dealer Manager and Participating Broker-Dealer Compensation

	Per Share	Amount	Percent
Selling Commissions(1)	$1.05	$2,877,758	7%
Dealer Manager Fee(1)	$0.45	$1,233,325	3%

Total	$1.50	$4,111,083	10%

(1)	Assumes that all shares of Senior Common Stock are sold in the primary offering.

We will also reimburse the Dealer Manager for reimbursements it may make to participating broker-dealers for bona fide accountable due diligence expenses presented on detailed and itemized invoices.

We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our Dealer Manager and any participating broker-dealers, including gifts. In no event shall such gifts exceed an aggregate value of $100 per annum per participating salesperson or be pre-conditioned upon the achievement of a sales target. The value of any such items will be considered underwriting compensation in connection with this offering.

To the extent permitted by law and our charter, we will indemnify the Dealer Manager and any participating broker-dealers against certain civil liabilities, including certain liabilities arising under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the Dealer Manager Agreement. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is not enforceable.

The total amount of underwriting compensation, including selling commissions and Dealer Manager fees paid or reimbursed by us, our Adviser or any other source in connection with this offering, will not exceed 10% of the gross proceeds of our primary offering. All organization and offering expenses, including selling commissions and Dealer Manager fees, will be capped at 15% of the gross proceeds of the offering.

Subscription Procedures

If you choose to purchase shares of Senior Common Stock in this offering, you must complete a Subscription Agreement, a form of which is appended to this prospectus supplement as Appendix A , specify the number of shares that you wish to purchase and pay for the shares at the time you subscribe. You should pay for your shares by check made payable to “BB&T, as escrow agent for Gladstone Commercial Corporation” or as otherwise instructed by the Dealer Manager or any participating broker-dealer. We will place your subscription payment in an account held by our escrow agent, BB&T Corporation, which funds will be held in trust for your benefit until the next closing date. We will hold two closings per month for our primary offering. The closing dates were randomly selected prior to the commencement of the primary offering, and will occur once between the 1st and 15th of each month and once between the 16th and last day of each month. On any such closing date, we will either accept or reject your subscription and (i) if accepted, we will transfer your funds to our general account, and you will receive a confirmation of your subscription, or (ii) if rejected, we will return your funds, without interest, within 10 business days thereafter. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription either in whole or in part for whatever reason.

The Dealer Manager and any participating broker-dealer who sells shares of Senior Common Stock on our behalf has the responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for the investor. In making this determination, the Dealer Manager and any participating broker-dealer will rely upon relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments and other pertinent information. Each investor should be aware that the Dealer Manager and any participating broker-dealer will be responsible for determining whether this investment is appropriate for your portfolio. However, you are required to represent and warrant in the Subscription Agreement that you have received a copy of this prospectus supplement and have had sufficient time to review this prospectus supplement.

The Dealer Manager and any participating broker-dealer shall maintain records of the information used to determine that an investment in shares of Senior Common Stock is suitable and that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

Minimum Purchase Requirements

The minimum permitted purchase of shares of Senior Common Stock is 200 shares having an aggregate minimum purchase price of $3,000. We reserve the right, however, to waive the minimum purchase requirement in our sole and absolute discretion. In order to satisfy the minimum purchase requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of Senior Common Stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code.

Stockholders who desire to purchase additional shares of Senior Common Stock after their initial investment may do so by obtaining an Additional Investment Form from the Dealer Manager or any participating broker-dealer, and completing, executing and delivering the Additional Investment Form, along with a check for the subscription amount, payable to “BB&T, as escrow agent for Gladstone Commercial Corporation” to the Dealer Manager’s address set forth above. See “Questions and Answers about this Offering — Who can help answer my questions?” in this prospectus supplement. The terms, conditions, representations and warranties in the holder’s Subscription Agreement executed upon the holder’s initial investment in shares of Senior Common Stock shall be applicable to the additional investment. Any questions about subscriptions or additional contributions should be directed to the Dealer Manager at the contact information set forth above. See “Questions and Answers about this Offering — Who can help answer my questions?” in this prospectus supplement.

You may not transfer your shares of Senior Common Stock in a manner that causes you or your transferee to own fewer than the number of shares that are required for the minimum purchase described above, except in the following circumstances: transfers by gift; transfers by inheritance; intrafamily transfers; family dissolutions; transfers to affiliates; and transfers by operation of law.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus supplement, we may utilize additional sales materials in connection with the offering of shares of Senior Common Stock although we will do so only when accompanied by or preceded by the delivery of this prospectus supplement and the accompanying prospectus. These supplemental sales materials may include information relating to this offering, property brochures and articles and publications concerning real estate.

We are offering shares of Senior Common Stock only by means of this prospectus supplement and the accompanying prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this prospectus supplement and the accompanying prospectus, the supplemental materials do not purport to be complete and are not, and shall not be deemed to be, except as described below, a part of this prospectus supplement or the accompanying prospectus or incorporated into any other filings that we make with the SEC.

ERISA CONSIDERATIONS

The following is a summary of material considerations associated with an investment in our shares by a qualified employee pension benefit plan or an IRA. This summary is based upon provisions of ERISA and the Code, as of the date of this prospectus supplement, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed in this prospectus supplement. Any such changes may apply to transactions entered into prior to the date of their enactment. This discussion does not purport to deal with all aspects of ERISA or the Code that may be relevant to particular investors in light of their particular circumstances and a prospective investor is advised to consult its financial and legal advisers.

Any discussion of U.S. federal tax issues set forth in this prospectus supplement was written in connection with the promotion and marketing by the Company, the Adviser and the Dealer Manager of the shares of Senior Common Stock. Such discussion is not intended or written to be legal or tax advice to any person and is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding any U.S. federal tax penalties that may be imposed on such person. You should seek advice based on your particular circumstances from an independent tax adviser.

Each fiduciary of an employee pension benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or any other retirement plan or account subject to Section 4975 of the Code, such as an IRA, seeking to invest plan assets in shares of Senior Common Stock must, taking into account the facts and circumstances of each such plan or IRA, consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Code;

•	whether, under the facts and circumstances pertaining to the benefit plan at issue, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce an unacceptable amount of UBTI to the benefit plan; and

•	the need to value the assets of the benefit plan at least annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of benefit plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest benefit plan assets prudently;

•	to diversify the investments of the benefit plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the benefit plan;

•	to ensure that benefit plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the benefit plan.

Prohibited Transactions

Generally, both ERISA and the Code prohibit benefit plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as

“parties-in-interest” under ERISA and as “disqualified persons” under the Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the benefit plan, as well as employer sponsors of the benefit plan, fiduciaries and other individuals or entities affiliated with the foregoing. A person generally is a fiduciary with respect to a benefit plan if, among other things, the person has discretionary authority or control with respect to plan assets, has any discretionary responsibility in the benefit plan’s administration or provides investment advice for a fee with respect to plan assets. Under current Department of Labor, or DOL, regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in shares of Senior Common Stock, that person regularly provides investment advice to the benefit plan pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the benefit plan based upon its particular needs.

If we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Code with respect to investing benefit plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a benefit plan investor, we might be a disqualified person or party-in-interest with respect to such benefit plan investor, resulting in a prohibited transaction merely upon investment by such benefit plan in shares of Senior Common Stock.

Plan Asset Considerations

In order to determine whether an investment in shares of Senior Common Stock by a benefit plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to below, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing benefit plan. ERISA Section 3(42) generally provides that “plan assets” means plan assets as defined in regulations issued by the DOL (the Plan Assets Regulation). Those regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a benefit plan when the plan invests in that entity. Under the Plan Assets Regulation, the assets of an entity in which a benefit plan makes an equity investment will generally be deemed to be “plan assets,” unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as plan assets, our management would be treated as fiduciaries with respect to each benefit plan stockholder and an investment in shares of Senior Common Stock might constitute an ineffective delegation of fiduciary responsibility to our Adviser, and expose the fiduciary of the benefit plan to co-fiduciary liability under ERISA for any breach by our Adviser of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in shares of Senior Common Stock might be deemed to result in an impermissible commingling of IRA assets with other property.

If our Adviser or its affiliates were treated as fiduciaries with respect to benefit plan stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide benefit plan stockholders with the opportunity to sell their shares to us or we might dissolve.

If a prohibited transaction were to occur, the Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our Adviser and possibly other fiduciaries of benefit plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the benefit plan any profits they realized as a result of the transaction or breach and repay any losses incurred by the benefit plan as a result of the transaction or breach. With respect to an IRA that invests in shares of Senior Common Stock, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

The Plan Assets Regulation provides that the underlying assets of an entity such as a REIT will be treated as assets of a benefit plan investing therein unless the entity satisfies one of the exceptions to the general rule.

Exception for Insignificant Participation by Benefit Plan Investors. The Plan Assets Regulation provides that the assets of an entity will not be deemed to be plan assets if equity participation in the entity by employee benefit plans is not significant. The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors. The term “benefit plan investors” is defined for this purpose under ERISA Section 3(42) and includes any “employee benefit plan,” as defined, and subject to Part 4 of Title I of, ERISA, any “plan,” as defined in and subject to Section 4975 of the Code, and any entity whose underlying assets include plan assets by reason of an employee benefit plan’s or a plan’s investment in such entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded as must any equity interests held by a person (other than a benefit plan) who has discretionary authority or control with respect to our assets or any person who provides investment advice for a fee (direct or indirect) with respect to our assets, or any affiliate of such persons.

In order to avoid causing our underlying assets to be plan assets, we intend to restrict the aggregate investment by benefit plan investors to under 25% of the total value of the shares of Senior Common Stock (not including the value of shares held by us, the Adviser, any person (other than a benefit plan) who has discretionary authority or control with respect to our assets or any person who provides investment advice for a fee (direct or indirect) with respect to our assets, or any affiliates thereof). Furthermore, because the 25% test is ongoing, it not only restricts additional investment by benefit plan investors, but can also cause us to require that existing benefit plan investors redeem their shares of Senior Common Stock in the event that other investors redeem or otherwise transfer their shares of Senior Common Stock. If rejection of subscriptions or such mandatory redemptions are necessary, as determined by the Company, to avoid causing our assets to be plan assets, the Company will effect such rejections or redemptions in such manner as the Company, in its sole discretion, determines.

Other Prohibited Transactions

Regardless of whether shares of Senior Common Stock qualify for the insignificant participation exception of the Plan Assets Regulation, a prohibited transaction could occur if we, our Adviser, the Dealer Manager, any participating broker-dealer, any of their affiliates or any other person listed in ERISA Section 3(14) or Section 4975(e)(2) of the Code is a party-in-interest or disqualified person (within the meaning of such sections) with respect to any benefit plan purchasing shares of Senior Common Stock. Accordingly, unless an administrative or statutory exemption applies, shares of Senior Common Stock should not be purchased by a benefit plan with respect to which any of the above persons is a party-in-interest or disqualified person.

Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

To assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares of Senior Common Stock, beginning with the quarter ending September 30, 2014, we will determine the value per share of Senior Common Stock on a quarterly basis. This value will be determined as of the last day of each quarter and will be posted to our website at http://www.GladstoneCommercial.info.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Bass, Berry & Sims PLC, Memphis, Tennessee. Certain matters of Maryland law, including the validity of the shares of Senior Common Stock to be issued in connection with this offering, will be passed upon for us by Venable LLP, Baltimore, Maryland.

EXPERTS

The financial statements of Gladstone Commercial Corporation and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 and the Historical Summary of Revenue for the year ended December 31, 2012 of 717 East Parmer Lane, included on page 4 of Gladstone Commercial Corporation’s Current Report on Form 8-K, dated August 29, 2013, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and the information that we file subsequently with the SEC prior to the completion of this offering will automatically update and supersede this information.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus supplement until all of the securities offered by this prospectus supplement have been sold or the offering of these securities is otherwise terminated, provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus supplement and in the accompanying prospectus. Information that we subsequently file with the SEC will automatically update and may supersede information in this prospectus supplement, the accompanying prospectus and information previously filed with the SEC.

You may request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents) at no cost by sending us a written request at the following address: Gladstone Commercial Corporation, 1521 Westbranch Drive, Suite 200, McLean, Virginia 22102, Attention: Investor Relations or by calling us at (703) 287-5893.

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. You may request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. We also make available free of charge through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as well as the definitive proxy statement and Section 16 reports on Forms 3, 4 and 5. Our website address is http://www.GladstoneCommercial.com. However, the information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus supplement or the accompanying prospectus or incorporated into any other filings that we make with the SEC.

PRIVACY NOTICE

We are committed to protecting your privacy. This privacy notice explains our privacy policies and supersedes any other privacy notice that you may have previously received from us.

We will safeguard, according to strict standards of security and confidentiality, all information that we receive about you. The only information that we collect from you is your name, address, ownership of our capital stock and social security number. This information is used only so that we can send you information about us voluntarily or as may be required by law.

We do not share this information with any non-affiliated third party except as described below.

•	Authorized Employees of our Adviser. It is our policy that only authorized employees of our Adviser who need to know your personal information will have access to it.

•	Service Providers. We may disclose your personal information to companies that assist us with certain activities, such as record keeping, processing and mailing services. These companies are required to protect your information and use it solely for the purpose for which they received it.

•	Courts and Government Officials. If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information which is required by law, subpoena or court order will be disclosed.

Appendix A

SUBSCRIPTION AGREEMENT

1. INVESTMENT

State of Sale:             Amount of Subscription: $

•	Minimum investment is 200 shares having an aggregate minimum purchase price of $3,000

•	Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

2. INVESTMENT TYPE (CHECK ONE BOX ONLY)

Non-Qualified	Qualified
☐ Individual (If TOD, attach application)	☐ Traditional (Individual) IRA

☐ Joint Tenant (1) (If TOD, attach application)	☐ Simple IRA

☐ UGMA/UTMA: State of	☐ SEP IRA

☐ Tenants in Common (1)	☐ ROTH

☐ Community Property (1)	☐ Profit Sharing Plan (2)

☐ Trust (2)	☐ Pension Plan (2)

☐ Corporation or Partnership (2)	☐ KEOGH Plan (2)

☐ Other (Specify):

(1)	All parties must sign
(2)	Please attach pages of trust/plan document (or corporate resolution) which lists the name of trust/plan, trustees, signatures and date.

3. INVESTOR INFORMATION            (SSN REQUIRED)

Investor 1 Name	SSN/Tax ID:	DOB:

Investor 2 Name	SSN/Tax ID:	DOB:

Street Address:	City:	State:	Zip Code:

Optional Mailing Address:	City:	State:	Zip Code:

Phone (day):	Phone (evening):

E-mail:

☐ US Citizen ☐ US Citizen residing outside the US

☐ Foreign citizen, country

☐ Check here if you are subject to backup withholding

4. INVESTMENT TITLE            (SSN OR TIN REQUIRED)

Please print names in which shares of common stock are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write same.

Title Line 1

Title Line 2

Social Security No. or Tax Identification No.	Secondary Tax Identification Number

5. CUSTODIAN/TRUSTEE INFORMATION

Trustee Name

Trustee Address 1

Trustee Address 2

Trustee City	State	Zip Code

Trustee Telephone No.

Trustee Tax Identification Number

Investor’s Account Number with Trustee

6. DISTRIBUTION INFORMATION (CHOOSE ONE OR MORE OF THE FOLLOWING OPTIONS)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.		% of distribution
☐	I prefer to participate in the distribution reinvestment plan, as described in the prospectus supplement.

☐	Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 5).

☐	Send distributions via check to alternate payee listed here (not available for Qualified Plans).

Name

Address

City	State	Zip Code

Account No.

☐ Direct Deposit (Attach Voided Check) I authorize Gladstone Commercial Corporation or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify Gladstone Commercial Corporation or its agent in writing to cancel it. In the event that Gladstone Commercial Corporation or its agent deposits funds erroneously into my account, Gladstone Commercial Corporation or its agent is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name	☐ Checking	☐ Savings

ABA/Routing Number

Account Number

7. BROKER-DEALER AND REGISTERED REPRESENTATIVE INFORMATION

Broker-Dealer Name

Representative Name	Rep No.

Representative’s Company Name

Representative’s Address

Rep’s City	State	Zip Code

Rep’s Phone No.	Fax No.

Rep’s Email Address

☐ REGISTERED INVESTMENT ADVISER (RIA): All sales of shares of Senior Common Stock must be made through a Broker-Dealer. If a RIA has introduced a sale, the sale must be conducted through (i) the RIA in its capacity as a Registered Representative, if applicable; (ii) a Registered Representative of a Broker-Dealer that is affiliated with the RIA, if applicable; or (iii) if neither (i) or (ii) is applicable, an unaffiliated Broker-Dealer.

8. SUBSCRIBER SIGNATURES

TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (REQUIRED): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this Subscription Agreement is his or her correct Taxpayer Identification Number (or he or she is waiting for a number to be issued to him or her ), (ii) he or she is not subject to backup withholding either because he or she has not been notified by the Internal Revenue Service (“IRS”) that he or she is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him or her that he or she is no longer subject to backup withholding and (iii) he or she is a U.S. Citizen unless otherwise indicated in Section 3.

NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX HAS BEEN CHECKED IN THE INVESTOR INFORMATION SECTION. Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce Gladstone Commercial Corporation to accept this subscription, I hereby represent and warrant to you as follows:

		OWNER	JOINT OWNER

(a)	I have received the Prospectus Supplement of Gladstone Commercial Corporation prior to signing this Subscription Agreement.	Initials	Initials

(b)	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.	Initials	Initials

(c)	I am purchasing the shares for the account referenced in Section 4.	Initials	Initials

(d)	I understand that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.	Initials	Initials

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor	Date	Signature of Joint Investor or, for Qualified Plans, of Trustee/Custodian	Date

9. FINANCIAL REPRESENTATIVE SIGNATURES

The investor’s Financial Adviser must sign below to complete the order. The Financial Adviser hereby warrants that he or she is duly licensed and may lawfully sell shares of Senior Common Stock in the state designated as the investor’s legal residence. The Financial Adviser agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years. The undersigned confirm by their signatures that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares and other fundamental risks related to the investment in the shares; (iv) have delivered the Prospectus Supplement to such investor; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

I understand this subscription agreement is for Gladstone Commercial Corporation

Signature of Financial Representative	Date	Branch Manager Signature (if required by Broker-Dealer)	Date

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements. Please make checks payable to “BB&T, as escrow agent for Gladstone Commercial Corporation.”

The Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed to the Dealer Manager:

Gladstone Securities, LLC

1521 Westbranch Drive, Suite 200

McLean, Virginia 22102

(703) 287-5889

Attn: Jennifer Simpson

Email: info@gladstonesecurities.com

***** FOR OFFICE USE ONLY *****

Check #	Complied by:	W/S

Batch #	Input by:	Region

Subscription #	Proofed by:	Territory

Appendix B

DISTRIBUTION REINVESTMENT PLAN

SENIOR COMMON STOCK

Gladstone Commercial Corporation, a Maryland corporation (the “Company”), has adopted a Distribution Reinvestment Plan (the “Plan”) for shares of its Senior Common Stock, par value of $0.001 per share (“Senior Common Stock”). The terms and conditions of the Plan are set forth below.

1. Number of Shares of Senior Common Stock Issuable. The number of shares of senior common stock authorized for issuance under the Plan is 500,000.

2. Participants. Holders of the Company’s shares of Senior Common Stock who elect to participate in the Plan may so participate (each, a “Participant” and, collectively, “Participants”).

3. Distribution Reinvestment. The Company will apply that portion (as designated by a Participant) of the distributions (“Distributions”) declared and paid in respect of a Participant’s shares of Senior Common Stock to the purchase of additional shares of Senior Common Stock for such Participant. Such shares will be sold through the dealer manager and/or broker-dealer through whom the Company sold the underlying shares to which the Distributions relate unless the Participant makes a new election through a different distribution channel. The Company will not pay selling commissions in respect of shares of Senior Common Stock purchased through the Plan.

4. Procedures for Participation. Qualifying stockholders may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other Company-approved authorization form as may be available from the dealer manager or participating broker-dealers. To increase their participation in the Plan, Participants must complete a new enrollment form and make the election through the dealer manager or the Participant’s broker-dealer, as applicable. Participation in the Plan will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that the Company makes a Distribution. Distributions will be paid monthly as authorized by the Board of Directors of the Company (the “Board”) and as declared by the Company.

5. Purchase of Shares. Participants will acquire shares of Senior Common Stock initially at a price of $15.00 per share. The Board may change the price per share of Senior Common Stock issued pursuant to the Plan at any time upon notice of not less than 10 days to the Participants, but the purchase price shall in no event be lower than 95% of the estimated fair market value per share of the Senior Common Stock on the date of a Distribution. Participants may purchase fractional shares so that 100% of the Distributions will be used to acquire shares. A Participant will not, however, be able to acquire shares under the Plan to the extent such purchase would cause it to exceed the capital stock ownership limits set forth in the Company’s charter.

6. Taxation of Distributions. The reinvestment of Distributions through the Plan does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this Plan.

7. Share Certificates. The shares issuable under the Plan shall be uncertificated unless the Board determines otherwise.

8. Voting of Plan Shares. In connection with any matter requiring the vote of the Company’s Senior Common stockholders, each Participant will be entitled to vote all shares acquired by the Participant through the Plan.

B-1

9. Reports. Within 90 days after the end of the calendar year, the Company shall provide each Participant with (i) an individualized report on the Participant’s investment, including the purchase date(s), purchase price and number of shares owned, as well as the amount of Distributions received during the prior year, and (ii) all material information regarding the Plan and the effect of reinvesting Distributions, including the tax consequences thereof. The Company shall provide all such information reasonably requested by the dealer manager or a participating broker-dealer as is necessary for such dealer manager or participating broker-dealer to meet its obligations to deliver written notification to Participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934, as amended.

10. Termination by Participant. A Participant may terminate participation in the Plan at any time by delivering to the Company a written notice. To be effective for any Distribution, such notice must be received by the Company at least 10 business days prior to the last day of the month to which the Distribution relates. Any transfer of shares by a Participant will terminate participation in the Plan with respect to the transferred shares. Upon termination of Plan participation, Distributions will be paid to the stockholder in cash.

11. Amendment, Suspension or Termination of Plan by the Board. The Board may amend, suspend or terminate the Plan at any time upon notice of not less than 10 days to the Participants.

12. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act.

13. Governing Law. The Plan shall be governed by the laws of the State of Maryland.

B-2

PROSPECTUS

$300,000,000

Common Stock

Senior Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Subscription Rights

We may offer, from time to time, one or more series or classes of common stock, senior common stock, preferred stock, debt securities, depositary shares and subscription rights. We refer to our common stock, senior common stock, preferred stock, debt securities, depositary shares and subscription rights collectively as the “securities.” We may offer these securities with an aggregate initial public offering price of up to $300,000,000, or its equivalent in a foreign currency based upon the exchange rate at the time of sale, in amounts, at initial prices and on terms determined at the time of the offering. We may offer these securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” in this prospectus.

No securities may be sold without delivery of an accompanying prospectus supplement describing the method and terms of the offering of those securities. Accordingly, we will deliver this prospectus together with an accompanying prospectus supplement setting forth the specific terms of the securities that we are offering. The accompanying prospectus supplement also will contain information, where applicable, about federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. In addition, the specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the securities offered by this prospectus, in each case as may be appropriate to preserve our status as a real estate investment trust for federal income tax purposes, among other purposes.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “GOOD.”

Investing in our securities involves substantial risks. See “Risk Factors” on page 3 of this prospectus, as well as the “Risk Factors” incorporated by reference herein from our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports and information that we file with the Securities and Exchange Commission from time to time.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 24, 2013

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus that we may provide to you in connection with an offering of securities. You must not rely upon any unauthorized information or representations not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus. This prospectus, any accompanying prospectus supplement or any free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus, any accompanying prospectus supplement, any free writing prospectus or the documents incorporated by reference herein or therein are accurate only as of the date of such document. Our business, financial condition, liquidity, results of operations, funds from operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process for the offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration process, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. As allowed by SEC rules, this prospectus does not contain all of the information that you can find in the registration statement or the exhibits thereto. For further information, we refer you to the registration statement, including any amendments thereto, including its exhibits.

We will not use this prospectus to offer and sell securities unless it is accompanied by a prospectus supplement that more fully describes the securities being offered and the terms of such offering. Any accompanying prospectus supplement or free writing prospectus may also update, amend or supersede other information contained in this prospectus. Before purchasing any securities, you should carefully read this prospectus, any accompanying prospectus supplement and any free writing prospectus together with the information incorporated or deemed to be incorporated by reference herein as described under the heading “Where You Can Find More Information” below.

Unless the context otherwise requires or indicates, all references to “we,” “our,” “us” and the “Company” in this prospectus mean Gladstone Commercial Corporation, a Maryland corporation, and its consolidated subsidiaries. All references to the “Operating Partnership” in this prospectus mean Gladstone Commercial Limited Partnership, a subsidiary of the Company and a Delaware limited partnership. All references to “Adviser” in this prospectus mean, Gladstone Management Corporation, a Delaware corporation.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements provide our current expectations or forecasts of future events and are not statements of historical fact. These forward-looking statements include information about possible or assumed future events, including, among other things, discussion and analysis of our future financial condition, results of operations and funds from operations, our strategic plans and objectives, cost management, occupancy and leasing rates and trends, liquidity and ability to refinance our indebtedness as it matures, anticipated capital expenditures (and access to capital) required to complete projects, amounts of anticipated cash distributions to our stockholders in the future and other matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and/or could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Statements regarding the following subjects, among others, are forward-looking by their nature:

•	our business and financing strategy;

•	our ability to implement our business plan;

•	pending transactions;

•	our projected operating results;

•	our ability to obtain future financing arrangements;

•	estimates relating to our future distributions;

•	our understanding of our competition and our ability to compete effectively;

•	market and industry trends;

•	interest and insurance rates;

•	estimates of our future operating expenses, including payments to our Adviser under the terms of our advisory agreement;

•	projected capital expenditures; and

•	use of the proceeds of our credit facilities, mortgage notes payable, offerings of our securities and other future capital resources, if any.

Forward-looking statements involve inherent uncertainty and may ultimately prove to be incorrect or false. You are cautioned to not place undue reliance on forward-looking statements. Except as otherwise may be required by law, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or actual operating results. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to:

•	the loss of any of our key employees, such as Mr. David Gladstone, our Chairman and Chief Executive Officer, Mr. Terry Lee Brubaker, our Vice Chairman and Chief Operating Officer, Mr. Robert G. Cutlip, our President;

•	general volatility of the capital markets and the market price of our common stock;

•	failure to qualify as a real estate investment trust, or REIT, and risks of changes in laws that affect REITs;

•	risks associated with negotiation and consummation of pending and future transactions;

•	changes in our business strategy;

•	the adequacy of our cash reserves and working capital;

•	our failure to successfully integrate and operate acquired properties and operations;

•	defaults upon or non-renewal of leases by tenants;

•	decreased rental rates or increased vacancy rates;

•	the degree and nature of our competition;

•	availability, terms and deployment of capital, including the ability to maintain and borrow under our existing credit facility, arrange for long-term mortgages on our properties, secure one or more additional long-term credit facilities and raise equity capital;

•	our ability to identify, hire and retain highly-qualified personnel in the future;

•	changes in our industry or the general economy;

•	changes in real estate and zoning laws and increases in real property tax rates;

•	changes in governmental regulations, tax rates and similar matters; and

•	environmental uncertainties and risks related to natural disasters.

This list of risks and uncertainties, however, is only a summary of some of the most important factors to us and is not intended to be exhaustive. You should carefully review the risks and information contained, or incorporated by reference, in this prospectus or in any accompanying prospectus supplement, including, without limitation, the “Risk Factors” incorporated by reference herein from our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports and information that we file with the SEC from time to time. New factors may also emerge from time to time that could materially and adversely affect us.

THE COMPANY

We were incorporated as a Maryland corporation on February 14, 2003 primarily for the purpose of investing in and owning net leased industrial, commercial and retail real property and selectively making long-term industrial and commercial mortgage loans to creditworthy entities. Our portfolio of real estate is leased to a wide cross section of tenants ranging from small businesses to large public companies, many of which do not have publicly-rated debt. We have in the past entered into, and intend in the future to enter into, purchase agreements for real estate that have triple net leases with terms of 10 to 15 years and built in rental increases. Under a triple net lease, the tenant is required to pay all operating, maintenance and insurance costs and real estate taxes with respect to the leased property. We actively communicate with buyout funds, real estate brokers and other third parties to locate properties for potential acquisition or mortgage financing in an effort to build our portfolio.

Our business is managed by our external adviser, Gladstone Management Corporation, or our Adviser, which is an affiliated registered investment adviser under the Investment Advisers Act of 1940. Our Adviser is responsible for managing our business on a daily basis and for identifying and making acquisitions and dispositions that it believes satisfy our investment criteria.

We conduct substantially all of our activities, including the ownership of all of our properties, through our Operating Partnership. We control our Operating Partnership through our ownership of GCLP Business Trust II, a subsidiary of the Company and a Massachusetts business trust which holds the sole general partnership interest in our Operating Partnership, and of GCLP Business Trust I, a subsidiary of the Company and a Massachusetts business trust which holds all of the limited partnership interests of our Operating Partnership. Our Operating Partnership may issue limited partnership units from time to time in exchange for industrial and commercial real property. Limited partners who hold limited partnership units in our Operating Partnership will generally be entitled to redeem these units for cash or, at our election, shares of our common stock on a one-for-one basis.

The Operating Partnership is also the sole member of Gladstone Commercial Lending, LLC, a subsidiary of the Company and a Delaware limited liability company. Gladstone Commercial Lending, LLC was formed to conduct all operations related to our real estate mortgage loans.

Our executive offices are located at 1521 Westbranch Drive, Suite 200, McLean, Virginia 22102, and our telephone number is (703) 287-5800. Our website address is www.GladstoneCommercial.com. However, the information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus, any accompanying prospectus supplement or any free writing prospectus or incorporated into any other filings that we make with the SEC.

RISK FACTORS

An investment in any securities offered pursuant to this prospectus involves substantial risks. You should carefully consider the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated, amended or superseded by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any accompanying prospectus supplement before acquiring any of such securities. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow and might cause you to lose all or part of your investment in the offered securities. Much of the business information, as well as the financial and operational data contained in our risk factors, is updated in our periodic reports filed with the SEC pursuant to the Exchange Act, which are also incorporated by reference into this prospectus. Although we have tried to discuss key risk factors, please be aware that these are not the only risks we face and there may be additional risks that we do not presently know of or that we currently consider not likely to have a significant impact. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our business or our financial performance. Please also refer to the section entitled “Forward-Looking Statements” above.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

Our ratios of earnings to fixed charges and preferred dividends for the six months ended June 30, 2013 and the years ended December 31, 2012, 2011, 2010, 2009 and 2008 are set forth below. For purposes of calculating the ratio of earnings to fixed charges and preferred dividends, “earnings” consist of net income from continuing operations before fixed charges. “Fixed charges” consist of interest expense, amortization of deferred financing fees and the portion of operating lease expense that represents interest.

	Six Months Ended June 30, 2013		Year Ended December 31,
			2012		2011	2010	2009	2008
Ratio of Earnings to Fixed Charges and Preferred Dividends	0.9x	(1)	1.0x	(2)	1.1x	1.0x	1.0x	1.0x

(1)	Note for the six months ended June 30, 2013, earnings, as defined, were insufficient to cover fixed charges by $1.3 million.

(2)	Note for the year ended December 31, 2012, earnings, as defined, were insufficient to cover fixed charges by $0.4 million.

USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the issuance or sale of our securities to provide additional funds for general corporate purposes, which may include, without limitation, the repayment of outstanding indebtedness, the acquisition of additional properties, capital expenditures and/or improvements to properties in our portfolio, distributions to stockholders and working capital. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the accompanying prospectus supplement to this prospectus.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 50,000,000 shares of capital stock, $0.001 par value per share, 38,500,000 of which are classified as common stock, 1,150,000 of which are classified as 7.75% Series A Cumulative Redeemable Preferred Stock, 1,150,000 of which are classified as 7.50% Series B Cumulative Redeemable Preferred Stock, 1,700,000 of which are classified as 7.125% Series C Cumulative Term Preferred Stock and 7,500,000 of which are classified as senior common stock. Under our charter, our board of directors is authorized to classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects, from time to time before issuance of such stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of such stock. Our board of directors may also, without stockholder approval, amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class that we have authority to issue.

For purposes of this section “Description of Capital Stock,” we refer to our common stock which is listed on the NASDAQ Global Select Market under the symbol “GOOD” as our “Listed Common Stock.” Further, we refer to our (i) 7.75% Series A Cumulative Redeemable Preferred Stock, which is listed on the NASDAQ Global Select Market under the symbol “GOODP,” as our “Series A Preferred Stock”, our (ii) 7.50% Series B

Cumulative Redeemable Preferred Stock, which is listed on the NASDAQ Global Select Market under the symbol “GOODO,” as our “Series B Preferred Stock” our (iii) 7.125% Series C Cumulative Term Preferred Stock, which is listed on the NASDAQ Global Select Market under the symbol “GOODN,” as our “Series C Preferred Stock” and our (iv) non-listed senior common stock, as our “Senior Common Stock.” We collectively refer to our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock as our “Preferred Stock” where appropriate.

The following summary description of our capital stock is not necessarily complete and is qualified in its entirety by reference to our charter and bylaws, each of which has been filed with the SEC, as well as applicable provisions of the Maryland General Corporation Law, or the MGCL.

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year for the purpose of electing the class of directors whose term is up for election and to conduct other business that may be properly brought before the stockholders. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our chairman, our chief executive officer or our president and must be called by our secretary upon the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at a meeting. In general, the presence in person or by proxy of a majority of the outstanding shares, exclusive of excess shares (described in “Certain Provisions of Maryland Law and of Our Charter and Bylaws — Restrictions on Ownership of Shares,” below), shall constitute a quorum. Generally, the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is necessary to take stockholder action, except that a plurality of all votes cast at such a meeting is sufficient to elect any director.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for a majority vote in these situations.

Stockholders may, by the affirmative vote of at least two-thirds of all votes entitled to be cast generally in the election of directors, elect to remove a director for cause. Stockholders do not have the ability to vote to replace our Adviser or to select a new adviser.

Repurchases of Excess Shares

We have the authority to redeem “excess shares” (as defined in our charter) immediately upon becoming aware of the existence of excess shares or after giving the holder of the excess shares 30 days to transfer the excess shares to a person whose ownership of such shares would not exceed the ownership limit, and therefore such shares would no longer be considered excess shares. The price paid upon redemption by us shall be the lesser of the price paid for such excess shares by the stockholder holding the excess shares or the fair market value of the excess shares, see “Certain Provisions of Maryland Law and of Our Charter and Bylaws — Restrictions on Ownership of Shares.”

Common Stock

Certificates

Generally, we will not issue stock certificates. Shares of common stock will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to the transfer agent to effect a transfer. Transfers can be effected simply by mailing to us a duly executed transfer form. Upon the issuance of shares of common stock, we will send to each stockholder a written statement which will include all information that is required to be written upon stock certificates pursuant to the MGCL.

Other Matters

The transfer and distribution paying agent and registrar for our common stock is Computershare Shareowner Services.

Listed Common Stock

Voting Rights

Each share of Listed Common Stock is entitled to one vote on each matter to be voted upon by our stockholders, including the election of directors, and, except as provided with respect to any other class or series of capital stock, the holders of the Listed Common Stock possess exclusive voting power. There is no cumulative voting in the election of directors which means that the holders of a majority of the outstanding Listed Common Stock can elect all of the directors then standing for election and that the holders of the remaining shares are not able to elect any directors.

Dividends, Liquidations and Other Rights

Holders of Listed Common Stock are entitled to receive distributions, when authorized by our board of directors and declared by us, out of assets legally available for the payment of distributions. We pay distributions on the Listed Common Stock on a monthly basis. They also are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our shares, including the Senior Common Stock, and our Preferred Stock and the provisions of our charter regarding restrictions on transfer and ownership of shares of our capital stock.

Holders of our Listed Common Stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer and ownership of shares of our capital stock contained in our charter, all shares of Listed Common Stock have equal distribution, liquidation and other rights.

Senior Common Stock

Voting Rights

Holders of our Senior Common Stock have no voting rights, except as set forth below or as otherwise from time to time required by law. So long as any shares of Senior Common Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least a majority of the shares of the Senior Common Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately by class), amend, alter or repeal the provisions of our charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Senior Common Stock or the holders thereof.

Dividends, Liquidations and Other Rights

The Senior Common Stock has priority over the Listed Common Stock with respect to payment of distributions and is pari passu with the Listed Common Stock with respect to distribution of amounts upon liquidation, dissolution or winding up; however, the Senior Common Stock ranks junior to our Preferred Stock with respect to payment of distributions and distribution of amounts upon liquidation, dissolution or winding up. The Senior Common Stock will be entitled to receive, subject to the preferential rights of our Preferred Stock (and any other preferred stock that we may issue in the future), when and as authorized by our board of directors and declared by us, out of funds legally available for payment of distributions, cash distributions in an amount equal to $1.05 per share per annum, declared daily and paid at the rate of $0.0875 per share per month. Distributions are cumulative from the date of issue of the shares and are payable monthly on or about the 5th business day of the month following the month in which such distributions are earned.

Exchange Option

Holders of Senior Common Stock have the right, but not the obligation, after the 5th anniversary of the issuance of the shares of Senior Common Stock proposed to be exchanged, to exchange any or all of such shares of Senior Common Stock for our Listed Common Stock at a predetermined exchange ratio, or the Exchange Ratio. The Exchange Ratio will be calculated by dividing $15.00 by the greatest of (i) the Closing Trading Price of the Listed Common Stock on the date on which such shares of Senior Common Stock were originally issued, (ii) the Book Value Per Share of the Listed Common Stock as determined as of the date on which such shares of Senior Common Stock were originally issued, and (iii) $13.68. For this purpose, “Book Value Per Share” means, as of a given date, the common stockholders’ equity (as reflected in our most recent public filing with the SEC) divided by the number of outstanding shares of common stock as of the same date. “Closing Trading Price” means, on any date of determination, (i) the most recently reported closing price per share of the Listed Common Stock as of such date on the NASDAQ Global Select Market, or (ii) if, as of such date, the Listed Common Stock is not traded on the NASDAQ Global Select Market, the most recently reported closing price per share of the Listed Common Stock on the primary stock exchange on which the Listed Common Stock is then listed for trading, or (iii) if, as of such date, the Listed Common Stock is not listed for trading on any stock exchange, the closing bid price for the Listed Common Stock on the Over-the-Counter Bulletin Board, or (iv) if neither (i), (ii) or (iii) apply, the last reported bid price on the over-the-counter market or on the Pink Sheets, or (v) if there is no longer any public market for the Listed Common Stock as of such date, the fair market value of a share of Listed Common Stock as determined in good faith by our board of directors.

Solely for purposes of determining when shares of Senior Common Stock become exchangeable, shares of Senior Common Stock purchased by a holder on dates subsequent to such holder’s initial purchase of Senior Common Stock (excluding shares issued pursuant to such holder’s participation in a distribution reinvestment plan of the Company, if any) will be deemed to have been issued on their respective issuance dates and, accordingly, the 5-year holding periods for such shares will commence from their respective issuance dates. In addition, any shares issued pursuant to a distribution reinvestment plan of the Company, if any, will be deemed to have been issued, and the five-year holding periods for such shares will be deemed to commence, on the date of issuance of the shares of Senior Common Stock purchased by the holder to which the shares issued pursuant to such Company’s distribution reinvestment plan relate.

All accumulated and unpaid distributions on the Senior Common Stock shall be paid to the holder through the date of exchange.

Automatic Conversion

Each share of Senior Common Stock will be converted into Listed Common Stock in accordance with the Exchange Ratio automatically upon any of the following events:

•

an acquisition of the Company by another company by means of any transaction or series of related transactions to which we are a party (including, without limitation, any stock acquisition, reorganization, merger or consolidation, but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of our voting securities outstanding immediately prior to such transaction continue to retain at least 50% of the total voting power represented by our voting securities or those of such other surviving entity outstanding immediately after such transaction or series of transactions;

•	a sale of all or substantially all of our assets; or

•	a liquidation, dissolution or winding up of the Company.

All accumulated and unpaid distributions on the Senior Common Stock shall be paid to the holder through the date of conversion.

Call Protection

Shares of Senior Common Stock will be callable at our sole option on or after September 1, 2017. At such time the shares of Senior Common Stock will be callable for cash at our option, in whole or in part, at a redemption price equivalent to $15.30 per share, plus accrued and unpaid distributions. We may not call shares of Senior Common Stock prior to September 1, 2017, except in certain limited circumstances relating to maintaining our ability to qualify as a real estate investment trust, or REIT.

Anti-Dilution

If the outstanding Listed Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of any other company by reason of any reclassification, recapitalization, share split up, combination of shares, or share distribution, appropriate adjustment will be made to the number of shares and relative terms of the Senior Common Stock. There will be no anti-dilution adjustment upon the future sale of additional shares of Listed Common Stock, regardless of the price at which the Senior Common Stock is sold.

Valuation

Beginning with the quarter ending September 30, 2014, we will determine the value of the Senior Common Stock on a quarterly basis. This value will be determined as of the last day of each quarter and will be posted to our website at www.GladstoneCommercial.info.

Preferred Stock

General

Subject to limitations prescribed by the MGCL and our charter, our board of directors is authorized to issue, from the authorized but unissued shares of stock, shares of preferred stock in class or series and to establish from time to time the number of shares of preferred stock to be included in the class or series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the shares of each class or series.

Existing Series of Preferred Stock

Our board of directors has classified:

•	1,150,000 shares of 7.75% Series A Cumulative Redeemable Preferred Stock;

•	1,150,000 shares of 7.50% Series B Cumulative Redeemable Preferred Stock; and

•	1,700,000 shares of 7.125% Series C Cumulative Term Preferred Stock.

Series A Preferred Stock

Voting Rights

Holders of Series A Preferred Stock generally have no voting rights. However, if dividends on any shares of the Series A Preferred Stock are in arrears for 18 or more consecutive months, holders of the Series A Preferred Stock (voting together as a single class with holders of shares of any series of our preferred stock equal in rank with the Series A Preferred Stock upon which like voting rights have been conferred and are exercisable) will have the right to elect two additional directors to serve on our board of directors until all dividends for the past dividend periods and the then current dividend period are fully paid or declared and set aside for payment. In addition, we may not amend the charter, including the designations, rights, preferences, privileges or limitations in respect of the Series A Preferred Stock, in a manner that would materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock or the holders thereof without the affirmative vote of the holders of at least two-thirds of the shares of Series A Preferred Stock then outstanding.

Dividends, Liquidation Preference and Other Rights

Holders of Series A Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us, preferential cumulative cash dividends at a rate of 7.75% per annum of the $25.00 per share liquidation preference (equivalent to $1.9375 per annum per share). Beginning on the date of issuance, dividends on the Series A Preferred Stock are payable monthly in arrears and are cumulative.

If we liquidate, dissolve or wind up, holders of the Series A Preferred Stock will have the right to receive the $25.00 per share liquidation preference, plus any accumulated and unpaid dividends to and including the date of payment, but without interest, before any payment is made to the holders of our common stock (including our Listed Common Stock and Senior Common Stock) or any other class or series of our capital stock ranking junior to the Series A Preferred Stock as to liquidation rights.

With respect to the payment of dividends and amounts upon liquidation, dissolution or winding up, the Series A Preferred Stock will be equal in rank with our Series B Preferred Stock and our Series C Preferred Stock and all equity securities that we issue, the terms of which specifically provide that such equity securities rank on a parity with the Series A Preferred Stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up; senior to our common stock (including our Listed Common Stock and Senior Common Stock); and junior to all our existing and future indebtedness.

Effective January 30, 2011, we have the ability, at our sole option, to redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, by payment of $25.00 per share, plus any accumulated and unpaid dividends to the date of redemption. We have not redeemed any of the Series A Preferred Stock to date.

Shares of Series A Preferred Stock are not convertible into or exchangeable for any other securities or property.

Series B Preferred Stock

Voting Rights

Holders of Series B Preferred Stock generally have no voting rights. However, if dividends on any shares of the Series B Preferred Stock are in arrears for 18 or more consecutive months, holders of the Series B Preferred Stock (voting together as a single class with holders of shares of any series of our preferred stock equal in rank with the Series B Preferred Stock upon which like voting rights have been conferred and are exercisable) will have the right to elect two additional directors to serve on our board of directors until all dividends for the past dividend periods and the then current dividend period are fully paid or declared and set aside for payment. In addition, we may not amend the charter, including the designations, rights, preferences, privileges or limitations in respect of the Series B Preferred Stock, in a manner that would materially and adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock or the holders thereof without the affirmative vote of the holders of at least two-thirds of the shares of Series B Preferred Stock then outstanding.

Dividends, Liquidation Preference and Other Rights

Holders of Series B Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us, preferential cumulative cash dividends on the Series B Preferred Stock at a rate of 7.50% per annum of the $25.00 per share liquidation preference (equivalent to $1.875 per annum per share). Beginning on the date of issuance, dividends on the Series B Preferred Stock are payable monthly in arrears and are cumulative.

If we liquidate, dissolve or wind up, holders of the Series B Preferred Stock will have the right to receive the $25.00 per share liquidation preference, plus any accumulated and unpaid dividends to and including the date of payment, but without interest, before any payment is made to the holders of our common stock (including our Listed Common Stock and Senior Common Stock) or any other class or series of our capital stock ranking junior to the Series B Preferred Stock as to liquidation rights.

With respect to the payment of dividends and amounts upon liquidation, dissolution or winding up, the Series B Preferred Stock will be equal in rank with our Series A Preferred Stock, Series C Preferred Stock and all other equity securities we issue, the terms of which specifically provide that such equity securities rank on a parity with the Series B Preferred Stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up; senior to our common stock (including our Listed Common Stock and Senior Common Stock); and junior to all our existing and future indebtedness.

Effective October 31, 2011, we have the ability, at our sole option, to redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, by payment of $25.00 per share, plus any accumulated and unpaid dividends to the date of redemption. We have not redeemed any of the Series B Preferred Stock to date.

Shares of Series B Preferred Stock are not convertible into or exchangeable for any other securities or property.

Series C Preferred Stock

Voting Rights

Holders of Series C Preferred Stock generally have no voting rights. However, if dividends on any shares of the Series C Preferred Stock are in arrears for 18 or more consecutive months, holders of the Series C Preferred Stock (voting together as a single class with holders of shares of any series of our preferred stock equal in rank with the Series C Preferred Stock upon which like voting rights have been conferred and are exercisable) will have the right to elect two additional directors to serve on our board of directors until all dividends for the past dividend periods and the then current dividend period are fully paid or declared and set aside for payment. In addition, if we fail to redeem or call for redemption the Series C Preferred Stock pursuant to the mandatory redemption required on January 31, 2017, the holders of the Series C Preferred, as a class, to the exclusion of the holders of all other classes of our stock, will be entitled to elect a majority of our directors until all shares of Series C Preferred Stock are redeemed or called for redemption. Further, we may not amend the charter, including the designations, rights, preferences, privileges or limitations in respect of the Series C Preferred Stock, in a manner that would materially and adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred Stock or the holders thereof without the affirmative vote of the holders of at least two-thirds of the shares of Series C Preferred Stock then outstanding.

Dividends, Liquidation Preference and Other Rights

Holders of Series C Preferred Stock are entitled to receive, when and as authorized by our Board and declared by us, preferential cumulative cash dividends on the Series C Preferred Stock at a rate of 7.125% per annum of the $25.00 per share liquidation preference (equivalent to $1.7813 per annum per share). Beginning on the date of issuance, dividends on the Series C Preferred Stock are payable monthly in arrears and are cumulative.

If we liquidate, dissolve or wind up, holders of the Series C Preferred Stock will have the right to receive the $25.00 per share liquidation preference, plus any accumulated and unpaid dividends to and including the date of payment, but without interest, before any payment is made to the holders of our common stock (including our Listed Common Stock and Senior Common Stock) or any other class or series of our capital stock ranking junior to the Series C Preferred Stock as to liquidation rights.

With respect to the payment of dividends and amounts upon liquidation, dissolution or winding up, the Series C Preferred Stock will be equal in rank with our Series A Preferred Stock, Series B Preferred Stock and all other equity securities we issue, the terms of which specifically provide that such equity securities rank on a parity with the Series C Preferred Stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up; senior to our common stock (including our Listed Common Stock and Senior Common Stock); and junior to all our existing and future indebtedness.

We may not redeem the Series C Preferred Stock prior to January 31, 2016, except in limited circumstances relating to our continuing qualification as a REIT. On and after January 31, 2016 and before January 31, 2017, we may, at our option, redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, by payment of $25.00 per share, plus any accumulated and unpaid dividends to and including the date of redemption. If not redeemed earlier, the Series C Preferred Stock has a mandatory redemption date of January 31, 2017.

Shares of Series C Preferred Stock are not convertible into or exchangeable for any other securities or property.

Future Classes or Series of Preferred Stock

The following description of the terms of our preferred stock sets forth general terms and provisions of our preferred stock to which an accompanying prospectus supplement may relate. Specific terms of any class or series of preferred stock offered by an accompanying prospectus supplement will be described in that prospectus supplement. The description set forth below is subject to and qualified in its entirety by reference to the articles supplementary to our charter fixing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of a particular class or series of preferred stock.

If we offer preferred stock pursuant to this prospectus, an accompanying prospectus supplement will describe the specific terms of the class or series of shares of preferred stock being offered, including, but not limited to:

•	the title and stated value of the class or series of shares of preferred stock and the number of shares constituting that class or series;

•	the number of shares of the class or series of shares of preferred stock offered, the liquidation preference per share and the offering price of the shares of preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for those values relating to the shares of preferred stock of the class or series;

•	the date from which dividends on shares of preferred stock of the class or series shall cumulate, if applicable;

•	the procedures for any auction and remarketing, if any, for shares of preferred stock of the class or series;

•	the provision for a sinking fund, if any, for shares of preferred stock of the class or series;

•	the provision for redemption or repurchase, if applicable, of shares of preferred stock of the class or series, and any restriction on our ability to exercise those redemption and repurchase rights;

•	any listing of the class or series of shares of preferred stock on any securities exchange or market;

•	the terms and conditions, if applicable, upon which shares of preferred stock of the class or series will be convertible into shares of preferred stock of another class or series or common stock, including the conversion price, or manner of calculating the conversion price, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the shares of preferred stock of the class or series;

•	preemption rights, if any;

•	whether interests in shares of preferred stock of the class or series will be represented by global securities;

•	a discussion of federal income tax considerations applicable to shares of preferred stock of the class or series to the extent not discussed in “Material U.S. Federal Income Tax Considerations;”

•	the relative ranking and preferences of shares of preferred stock of the class or series as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	to the extent not otherwise addressed in this prospectus, any limitations on issuance of any class or series of shares of preferred stock ranking senior to or on a parity with the class or series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any limitations on direct or beneficial ownership and restrictions on transfer of shares of preferred stock of the class or series, in each case as may be appropriate to preserve our status as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), among other purposes;

•	the registrar and transfer agent for the shares of preferred stock; and

•	any other specific terms, preferences, rights, limitations or restrictions of the class or series of shares of preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Restrictions on ownership and transfer of our common stock and Preferred Stock are designed to preserve our status as a REIT, among other purposes, and, therefore, may act to prevent or hinder a change of control. See “Certain Provisions of Maryland Law and of Our Charter And Bylaws — Restrictions on Ownership and Transfer” below.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities under one or more trust indentures to be executed by us and a specified trustee. The terms of the debt securities will include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939, or the Trust Indenture Act. The indentures will be qualified under the Trust Indenture Act.

The following description sets forth certain anticipated general terms and provisions of the debt securities to which an accompanying prospectus supplement may relate. The particular terms of the debt securities offered by an accompanying prospectus supplement (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, investors should review both the accompanying prospectus supplement relating thereto and the following description. A form of the indenture (as discussed herein) has been filed as an exhibit to the registration statement of which this prospectus is a part.

The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt (as defined in the applicable indenture).

Except as set forth in the applicable indenture and described in an accompanying prospectus supplement relating thereto, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of the board of directors or as established in the applicable indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.

The accompanying prospectus supplement relating to any series of debt securities being offered will contain their specific terms, including, without limitation:

•	their title and whether they are senior securities or subordinated securities;

•	their initial aggregate principal amount and any limit on their aggregate principal amount;

•	the percentage of the principal amount at which they will be issued and, if other than 100% of the principal amount, the portion of the principal amount payable upon declaration of acceleration of their maturity;

•	the terms, if any, upon which they may be convertible into shares of our common stock or preferred stock and the terms and conditions upon which a conversion will be effected, including the initial conversion price or rate and the conversion period;

•	if convertible, the portion of the principal amount that is convertible into common stock or preferred stock, or the method by which any portion will be determined;

•	if convertible, any applicable limitations on the ownership or transferability of the common stock or preferred stock into which they are convertible;

•	the date or dates, or the method for determining the date or dates, on which the principal will be payable;

•	the rate or rates (which may be fixed or variable), or the method for determining the rate or rates, at which they will bear interest, if any;

•	the date or dates, or the method for determining the date or dates, from which any interest will accrue, the interest payment dates on which any interest will be payable, the regular record dates for the interest payment dates, or the method by which the date will be determined, the person to whom the interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the place or places where the principal (and premium, if any) and interest, if any, will be payable, where they may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon us may be served;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which they may be redeemed, as a whole or in part, at our option, if we are to have the option;

•	our obligation, if any, to redeem, repay or purchase them pursuant to any sinking fund or analogous provision or at the option of a holder, and the period or periods within which, the price or prices at which and the terms and conditions upon which they will be redeemed, repaid or purchased, as a whole or in part, pursuant to this obligation;

•	if other than U.S. dollars, the currency or currencies in which they are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions;

•	whether the payments of principal (and premium, if any) or interest, if any, may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based upon a currency, currencies, currency unit or units or composite currencies) and the manner in which the amounts will be determined;

•	any additions to, modifications of or deletions from their terms with respect to the events of default or covenants set forth in the indenture;

•	any provisions for collateral security for their repayment;

•	whether they will be issued in certificated or book-entry form;

•	whether they will be in registered or bearer form and, if in registered form, the denominations if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations and related terms and conditions;

•	the applicability, if any, of defeasance and covenant defeasance provisions of the applicable indenture;

•	whether and under what circumstances we will pay additional amounts as contemplated in the applicable indenture in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem them in lieu of making the payment; and

•	any other terms and any deletions from or modifications or additions to the applicable indenture.

The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Special federal income tax, accounting and other considerations applicable to debt securities will be described in the accompanying prospectus supplement.

The applicable indenture may contain provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.

Merger, Consolidation or Sale

The applicable indenture will provide that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, provided that:

•	we are the continuing corporation, or the successor corporation (if other than the Company) formed by or resulting from any consolidation or merger or which has received the transfer of our assets will be organized and existing under U.S. or state law and expressly assumes payment of the principal of (and premium, if any), and interest on, all of the applicable debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture;

•	immediately after giving effect to the transaction and treating any indebtedness which becomes our obligation or the obligation of any subsidiary as a result thereof as having been incurred by us or such subsidiary at the time of the transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering these conditions will be delivered to the trustee.

Covenants

The applicable indenture will contain covenants requiring us to take certain actions and prohibiting us from taking certain actions. The covenants with respect to any series of debt securities will be described in the accompanying prospectus supplement.

Events of Default, Notice and Waiver

Each indenture will describe specific “events of default” with respect to a series of debt securities issued under the indenture. These “events of default” are likely to include (with grace and cure periods):

•	our failure to pay any installment of interest;

•	our failure to pay their principal (or premium, if any) at their maturity;

•	our failure to make any required sinking fund payment;

•	our breach of any other covenant or warranty contained in the applicable indenture (other than a covenant added to the indenture solely for the benefit of a different series of debt securities); and

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any substantial part of our property.

If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if:

•	we shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture.

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to the series and its consequences, except a:

•	payment default; or

•	covenant default that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

Each trustee will be required to give notice to the holders of debt securities within a certain number of days of a default under the applicable indenture unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to the series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of the series or in the payment of any sinking fund installment in respect of any debt security of the series) if specified responsible officers of the trustee consider withholding the notice to be in the interest of the holders.

Each indenture will prohibit the holders of debt securities of any series from instituting any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for a certain period of time after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than a majority in principal amount of the outstanding debt securities of such series, as well as the furnishing of indemnity reasonably satisfactory to it. This provision will not prevent any holder of debt securities from instituting a suit to enforce the payment of the principal of (and premium, if any) and interest on the debt securities at the respective due dates thereof.

Subject to the indenture, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding, unless the holders furnish the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

Within a certain period of time of the close of each fiscal year, we will be required to deliver to each trustee, a certificate, signed by one of several specified officers, stating whether or not the officer has knowledge of any default under the applicable indenture and, if so, specifying each default and the nature and status thereof.

Investors should review the accompanying prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described herein, including any addition of a covenant or other provision providing event risk or similar protection.

Modification of the Indenture

The indenture will likely be modified or amended, with the consent of the holders of not less than a majority in principal amount of each series of the outstanding debt securities issued under the indenture affected by the modification or amendment, provided that no modification or amendment may, without the consent of each affected holder of the debt securities:

•	change the stated maturity date of the principal of (or premium, if any) or any installment of interest, if any, on the debt securities;

•	reduce the principal amount of (or premium, if any) or the interest, if any, on the debt securities or the principal amount due upon acceleration of an original issue discount security;

•	change the place or currency of payment of principal of (or premium, if any) or interest, if any, on the debt securities;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

•	reduce the above-stated percentage of holders of the debt securities necessary to modify or amend the indenture; or

•	modify the foregoing requirements or reduce the percentage of the outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

A record date may be set for any act of the holders with respect to consenting to any amendment.

The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected thereby will have the right to waive our compliance with certain covenants in the indenture. Each indenture will contain provisions for convening meetings of the holders of debt securities of a series to take permitted action. Under certain circumstances, we and the trustee may make modifications and amendments to an indenture without the consent of any holders of outstanding debt securities.

Redemption of Debt securities

The debt securities may be redeemed at any time at our option, in whole or in part, to protect our status as a REIT. The debt securities will also be subject to optional or mandatory redemption on terms and conditions described in the accompanying prospectus supplement.

Conversion of Debt securities

The terms and conditions, if any, upon which any debt securities are convertible into shares of our common stock or preferred stock will be set forth in the applicable prospectus supplement relating thereto. The terms will include:

•	whether the debt securities are convertible into shares of our common stock or preferred stock;

•	the conversion price (or the manner of calculating the price);

•	the conversion period;

•	the events requiring an adjustment to the conversion price and provisions affecting conversion if the debt securities are redeemed; and

•	any restrictions on conversion.

Subordination

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture to the prior payment in full of all senior securities. No payment of principal or interest will be permitted to be made on subordinated securities at any time if any payment default or any other default which permits accelerations exists. After all senior securities are paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the right of holders of senior securities to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior securities. By reason of any subordination, in the event of a distribution of assets upon our insolvency, some of our general creditors may recover more, ratably, than holders of subordinated securities. The accompanying prospectus supplement or the information incorporated herein by reference will contain the approximate amount of senior securities outstanding as of the end of our most recent fiscal quarter.

Global Debt Securities

The debt securities of a series may be issued in whole or in part in global form. The global securities will be deposited with a depositary, or with a nominee for a depositary, identified in the accompanying prospectus supplement. In this case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

The specific material terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the accompanying prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of persons, or participants, that have accounts with the depositary. The accounts to be credited will be designated by any underwriters or agents participating in the distribution of the debt securities. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for the global security, with respect to interests of participants, or by participants or persons that hold through participants, with respect to interests of persons other than participants. So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture; provided, however, that for purposes of obtaining any consents or directions required to be given by the holders of the debt securities, we, the trustee and our agents will treat a person as the holder of the principal amount of debt securities as specified in a written statement of the depositary. Except as set forth herein or otherwise provided in the accompanying prospectus supplement, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names, will not receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Principal, premium, if any, and interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. Neither we, the trustee nor any paying agent for the debt securities, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a global security, upon receipt of any payment of principal, premium, if any, or interest will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street names” and will be the responsibility of the participants.

If the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within the period of time set forth in the indenture, we will issue the debt securities in definitive form in exchange for the global security. In addition, we may at any time, and in our sole discretion, determine not to have any of the debt securities of a series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive form in exchange for all of the global security or securities representing the debt securities.

The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in debt securities represented by global securities.

Governing Law

The indenture for the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary shares, each of which will represent a fractional interest of a share of a particular class or series of our preferred stock, as specified in the accompanying prospectus supplement which will more fully describe the terms of those depositary shares. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts issued by the preferred stock depositary which will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the class or series of preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares to be issued will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of a class or series of preferred stock by us to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts. The following description of the depositary shares, and any description of the depositary shares in an accompanying prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the underlying deposit agreement and the depositary receipt, which we will file with the SEC at or prior to the time of the sale of the depositary shares. You should refer to, and read this summary together with, the deposit agreement and related depositary receipt. You can obtain copies of any form of deposit agreement or other agreement pursuant to which the depositary shares are issued by following the directions described under the caption “Where You Can Find More Information” in the accompanying prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of our preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders. The depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent, and the balance not so distributed shall be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of our preferred stock shall be made available to the holders of depositary shares.

Redemption of Depositary Shares

If a class or series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such class or series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the money, securities or other property payable upon such redemption and any money, securities or other property to which the holders of such depositary shares were entitled upon such redemption upon surrender to the depositary of the depositary receipts evidencing such depositary shares.

Voting Our Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for our preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary may abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of our preferred stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of our preferred stock and any redemption of our preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

The depositary will forward to holders of depositary receipts all reports and communications from the Company that are delivered to the depositary and that we are required to furnish to holders of preferred stock.

Neither the depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the depositary and the Company under the deposit agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of the Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

Restrictions on Ownership

The deposit agreement will contain provisions restricting the ownership and transfer of depositary shares. Such restrictions will be described in the accompanying prospectus supplement and will be referenced on the applicable depositary receipts.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase one or more series or classes of common stock, preferred stock, debt securities and depositary shares. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The accompanying prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for common stock, preferred stock, debt securities or depositary shares upon the exercise of the subscription rights;

•	the number of subscription rights issued to each security holder;

•	the number and terms of the common stock, preferred stock, debt securities or depositary shares which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

BOOK ENTRY PROCEDURES AND SETTLEMENT

We may issue the securities offered pursuant to this prospectus in certificated or book-entry form or in the form of one or more global securities. The accompanying prospectus supplement will describe the manner in which the securities offered thereby will be issued.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

Classification of our Board of Directors

Our board of directors is currently comprised of nine members. Our board is divided into three classes of directors. Directors of each class are elected for a three-year term and until their respective successor is duly elected and qualifies, and each year one class of directors will be elected by the stockholders. Any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies. We believe that classification of our board of directors helps to assure the continuity and stability of our business strategies and policies as determined by our directors. Holders of shares of our capital stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the capital stock entitled to vote are able to elect all of the successors of the class of directors whose terms expire at that meeting.

Our classified board could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, our classified board could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us or another transaction that might involve a premium price for our common stock that might be in the best interest of our stockholders.

Removal of Directors

Any director may be removed only for cause by the stockholders upon the affirmative vote of at least two-thirds of all the votes entitled to be cast generally in the election of directors.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT, not more than 50% (by value) of our outstanding shares may be owned by any five or fewer individuals (including some tax-exempt entities) during the last half of each taxable year, and the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year for which an election to be treated as a REIT is made. We may prohibit certain acquisitions and transfers of shares to maintain our qualification as a REIT under the Code. However, no assurance can be given that this prohibition will be effective.

In order to assist our board of directors in preserving our status as a REIT, among other purposes, our charter contains an ownership limit which prohibits any person or group of persons from acquiring, directly or indirectly, beneficial or constructive ownership of more than 9.8% of our outstanding shares of capital stock (which includes our common stock and preferred stock). Shares owned by a person or a group of persons in excess of the ownership limit are deemed “excess shares.” Shares owned by a person who individually owns of record less than 9.8% of outstanding shares may nevertheless be excess shares if the person is deemed part of a group for purposes of this restriction.

Our charter stipulates that any purported issuance or transfer of shares shall be valid only with respect to those shares that do not result in the transferee-stockholder owning shares in excess of the ownership limit or in our disqualification as a REIT under the Code. If the transferee-stockholder acquires excess shares, the person is considered to have acted as our agent and holds the excess shares on behalf of the ultimate stockholder.

The ownership limit does not apply to offerors which, in accordance with applicable federal and state securities laws, make a cash tender offer, where at least 90% of the outstanding shares of our stock (not including shares or subsequently issued securities convertible into common stock which are held by the tender offeror and any “affiliates” or “associates” thereof within the meaning of the Exchange Act) are duly tendered and accepted pursuant to the cash tender offer. The ownership limit also does not apply to the underwriter in a public offering of our shares. The ownership limit also does not apply to a person or persons which our directors exempt from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized.

We have the authority to redeem excess shares immediately upon becoming aware of the existence of excess shares or after giving the holder of the excess shares 30 days to transfer the excess shares to any person or group of persons whose ownership of such shares would not exceed the ownership limit, and therefore such shares would no longer be considered excess shares. The price paid upon redemption by us shall be the lesser of the price paid for such excess shares by the stockholder holding the excess shares or the fair market value of the excess shares.

Distributions

Distributions will be paid to investors who are stockholders as of the close of business on the applicable record date selected by our board of directors. We are required to make distributions to our stockholders sufficient to satisfy the REIT requirements. Generally, income distributed to our stockholders will not be taxable to us under federal income tax laws unless we fail to comply with the REIT requirements.

Unless otherwise specified in the governing instrument of the capital stock, distributions will be paid at the discretion of our board of directors based upon our earnings, cash flow, general financial condition and applicable law. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow, which we expect to receive during a later period of the year and may be made in advance of actual receipt in an attempt to make distributions relatively uniform. We may borrow to make distributions if the borrowing is necessary to maintain our REIT status, or if the borrowing is part of a liquidation strategy whereby the borrowing is done in anticipation of the sale of properties and the proceeds will be used to repay the loan.

Information Rights

Any stockholder, or his or her agent, upon written request, may, during usual business hours and for any lawful and proper purpose, inspect and copy our bylaws, minutes of the proceedings of our stockholders, our annual financial statements and any voting trust agreement that is on file at our principal office. In addition, one or more stockholders who together are, and for at least six months have been, record holders of 5% of any class of our stock are entitled to inspect and copy our stockholder and books of account list upon written request. The list will include the name and address of, and the number of shares owned by, each stockholder and will be available at our principal office within 20 days of the stockholder’s request. A 5% stockholder may also request in writing a statement of our affairs.

The rights of stockholders described herein are in addition to, and do not adversely affect rights provided to investors under, Rule 14a-7 promulgated under the Exchange Act, which provides that, upon request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders, or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution themselves.

Business Combinations

The MGCL prohibits “business combinations” between a corporation and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange, or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates. The MGCL defines an interested stockholder as:

•	any person who beneficially owns 10% or more of the voting power of our outstanding voting stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding stock of the corporation.

A person is not an interested stockholder if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between a corporation and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of the then outstanding shares of voting stock; and

•	two-thirds of the votes entitled to be cast by holders of the voting stock other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are approved by the board of directors before the time that the interested stockholder becomes an interested stockholder.

Our board of directors has by resolution exempted any business combination between the corporation and our officers and directors from these provisions of the MGCL and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any of our officers and directors unless our board later resolves otherwise.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling by stockholders of a special meeting of stockholders.

We have elected to be subject to each of the above provisions of Title 3, Subtitle 8 of the MGCL.

Amendments to Our Charter and Bylaws

Our charter generally may be amended only if the amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Our board of directors, with the approval of a majority of the entire board, and without any action by our stockholders, may also amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series we are authorized to issue.

Each of our board of directors and stockholders has the power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Extraordinary Transactions

Under the MGCL, a Maryland corporation generally cannot dissolve, merge, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. As permitted by the MGCL, our charter provides that any of these actions may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Operations

We generally are prohibited from engaging in certain activities, including acquiring or holding property or engaging in any activity that would cause us to fail to qualify as a REIT.

Term and Termination

Our charter provides for us to have a perpetual existence. Pursuant to our charter, and subject to the provisions of any of our classes or series of stock then outstanding and the approval by a majority of the entire board of directors, our stockholders by the affirmative vote of a majority of all of the votes entitled to be cast on the matter, may approve a plan of liquidation and dissolution.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•	by a stockholder who was a stockholder of record at the time of the provision of notice, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to our board of directors at which directors are to be elected pursuant to our notice of the meeting may be made only:

•	by or at the direction of our board of directors; or

•	by a stockholder who was a stockholder of record at the time of the provision of notice, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.

Power to Issue Additional Shares

We currently do not intend to issue any securities other than the shares described in this prospectus, although we may do so at any time, including upon the redemption of limited partnership interests that we may issue in connection with acquisitions of real property. We believe that the power to issue additional shares of stock and to classify or reclassify unissued shares of common stock or preferred stock and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of shares that could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of common stock or otherwise be in their best interest.

Control Share Acquisitions

The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to such shares except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

We have not opted out of the control share acquisition statute.

Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The business combination provisions and the control share acquisition provisions of the MGCL; the classification of our board of directors; the restrictions on the transfer and ownership of stock and the advance notice provisions of our bylaws could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of common stock or otherwise be in their best interests.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the current material federal income tax consequences generally resulting from our election to be taxed as a REIT and the current material federal income tax considerations relating to the ownership and disposition of our common stock, senior common stock and preferred stock. As used in this section, the terms “we” and “our” refer solely to Gladstone Commercial Corporation and not to our subsidiaries and affiliates which have not elected to be taxed as REITs for federal income tax purposes.

This discussion is not exhaustive of all possible tax considerations and does not provide a detailed discussion of any state, local or foreign tax considerations. This discussion does not address all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations (except to the limited extent discussed below under “— Taxation of Tax-Exempt Stockholders”), financial institutions or broker-dealers, non-U.S. individuals and foreign corporations (except to the limited extent discussed below under “— Taxation of Non-U.S. Stockholders”) and other persons subject to special tax rules. Moreover, this summary assumes that our stockholders hold our stock as a capital asset for federal income tax purposes, which generally means property held for investment. The statements in this section are based on the current federal income tax laws, including the Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, rulings and other administrative interpretations and practices of the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. This discussion is for general purposes only and is not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

As discussed below in “— Taxation in Connection with Holding Securities other than our Stock,” we intend to describe in any prospectus supplement related to the offering of our debt securities, depositary shares or subscription rights, the material federal income tax considerations relating to the ownership and disposition of such securities as will be sold by us pursuant to that prospectus supplement.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of acquisition, ownership and disposition of our securities and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such acquisition, ownership, disposition and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

We elected to be taxed as a REIT under the federal income tax laws beginning with our taxable year ended December 31, 2003. We believe that, beginning with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner. However, no assurances can be given that our beliefs or expectations will be fulfilled, since qualification as a REIT depends on our continuing to satisfy numerous asset, income, stock ownership and distribution tests described below, the satisfaction of which depends, in part, on our operating results.

The sections of the Code relating to qualification, operation and taxation as a REIT are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related Treasury Regulations and administrative and judicial interpretations thereof.

In connection with the filing of this registration statement, Bass, Berry & Sims PLC has rendered an opinion that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT pursuant to Sections 856 through 860 of the Code for our taxable years ended December 31, 2010 through December 31, 2012, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2013 and thereafter. Investors should be aware that Bass, Berry & Sims PLC’s opinion is based on the federal income tax laws governing qualification as a REIT as of the date of such opinion, which is subject to change, possibly on a retroactive basis, is not binding on the IRS or any court, and speaks only as of the date issued. In addition, Bass, Berry & Sims PLC’s opinion is based on customary assumptions and is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the future conduct of our business. Moreover, our continued qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual results, certain qualification tests set forth in the federal income tax laws. Those qualification tests involve the percentage of our gross income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. Bass, Berry & Sims PLC will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. Bass, Berry & Sims PLC’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which may require us to pay a material excise or penalty tax in order to maintain our REIT qualification. For a discussion of the tax consequences of our failure to maintain our qualification as a REIT, see “— Failure to Qualify as a REIT” below.

If we maintain our qualification as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders because we will be entitled to a deduction for dividends that we pay. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. In general, income generated by a REIT is taxed only at the stockholder level if such income is distributed by the REIT to its stockholders. We will be subject to federal tax, however, in the following circumstances:

•	We are subject to the corporate federal income tax on any REIT taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the corporate “alternative minimum tax” on any items of tax preference, including any deductions of net operating losses.

•	We are subject to tax, at the highest corporate rate, on:

¡	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”), as described below under “— Gross Income Tests — Foreclosure Property,” that we hold primarily for sale to customers in the ordinary course of business, and

¡	other non-qualifying income from foreclosure property.

•	We are subject to a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” but nonetheless maintain our qualification as a REIT because we meet certain other requirements, we will be subject to a 100% tax on:

¡	the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

¡	a fraction intended to reflect our profitability.

•	If we fail to distribute during a calendar year at least the sum of: (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, then we will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

•

If we fail any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described below under “— Asset Tests,” as long as (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset that caused such failure with the IRS, and (3) we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal corporate income tax rate (currently 35%) multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•	If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	We will be subject to a 100% excise tax on transactions with a taxable REIT subsidiary that are not conducted on an arm’s-length basis.

•	If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax generally is the lesser of:

¡	the amount of gain that we recognize at the time of the sale or disposition, and

¡	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•	The earnings of our subsidiary entities that are C corporations, including taxable REIT subsidiaries, are subject to federal corporate income tax.

In addition, we may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We also could be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

A REIT is a corporation, trust or association that satisfies each of the following requirements:

(1) It is managed by one or more trustees or directors;

(2) Its beneficial ownership is evidenced by transferable shares of stock, or by transferable shares or certificates of beneficial interest;

(3) It would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code, i.e. the REIT provisions;

(4) It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws;

(5) At least 100 persons are beneficial owners of its stock or ownership shares or certificates (determined without reference to any rules of attribution);

(6) Not more than 50% in value of its outstanding stock or shares of beneficial interest are owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities, during the last half of any taxable year;

(7) It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to qualify to be taxed as a REIT for federal income tax purposes;

(8) It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws; and

(9) It meets certain other qualifications, tests described below, regarding the sources of its gross income, the nature and diversification of its assets and the distribution of its income.

We must satisfy requirements 1 through 4, and 8 during our entire taxable year and must satisfy requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with certain requirements for ascertaining the beneficial ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining stock ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

Our charter provides for restrictions regarding the ownership and transfer of our stock that should allow us to continue to satisfy these requirements. The provisions of the charter restricting the ownership and transfer of our stock are described in “Certain Provisions of Maryland Law And of Our Charter And Bylaws — Restrictions on Ownership and Transfer.” We believe we have issued sufficient stock with enough diversity of ownership to satisfy requirements 5 and 6 set forth above. For purposes of requirement 8, we have adopted December 31 as our year end for federal income tax purposes, and thereby satisfy this requirement.

Qualified REIT Subsidiaries. A “qualified REIT subsidiary” generally is a corporation, all of the stock of which is owned, directly or indirectly, by a REIT and that is not treated as a taxable REIT subsidiary. A corporation that is a “qualified REIT subsidiary” is treated as a division of the REIT that owns, directly or indirectly, all of its stock and not as a separate entity for federal income tax purposes. Thus, all assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT that directly or indirectly owns the qualified REIT subsidiary. Consequently, in applying the REIT requirements described herein, the separate existence of any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner, as determined under the federal income tax laws, generally is not treated as an entity separate from its owner for federal income tax purposes. We own various direct and indirect interests in entities that are classified as partnerships, limited liability companies and trusts for state law purposes. Nevertheless, these entities currently are not treated as entities separate from us for federal income tax purposes because we currently own, directly or indirectly, all of the ownership interests in these entities. Consequently, the assets and items of gross income of these entities will be treated as our assets and items of gross income for purposes of applying the various REIT qualification tests.

An unincorporated domestic entity with two or more owners, as determined under the federal income tax laws, generally is taxed as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets and items of gross income of any partnership, joint venture, or limited liability company that is taxed as a partnership for federal income tax purposes would be treated as our assets and items of gross income for purposes of applying the various REIT qualification tests. For purposes of the 10% value test (described in “— Asset Tests”), our proportionate share would be based on our proportionate interest in the equity interests and certain debt securities issued by a partnership. For all of the other asset and income tests, our proportionate share would be based on our proportionate interest in the capital of the partnership.

Taxable REIT Subsidiaries. A REIT is permitted to own, directly or indirectly, up to 100% of the stock of one or more “taxable REIT subsidiaries.” The subsidiary and the REIT generally must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the securities, however, is automatically treated as a taxable REIT subsidiary without an election. The separate existence of a taxable REIT subsidiary is not ignored for federal income tax purposes. A taxable REIT subsidiary is a fully taxable corporation that may earn income that would not be qualifying income for purposes of the gross income tests, as described below, if earned directly by the parent REIT. Accordingly, a taxable REIT subsidiary generally is subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the taxable REIT subsidiary earns. Rather, the stock issued by a taxable REIT subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable REIT subsidiary, if any, as income. This treatment may affect our compliance with the gross income tests and asset tests. Because a REIT does not include the assets and income of taxable REIT subsidiaries in determining the REIT’s compliance with REIT requirements, such entities may be used by the REIT to indirectly undertake activities that the REIT requirements might otherwise preclude the REIT from doing directly or through a pass-through subsidiary (e.g., a partnership). If dividends are paid to us by one or more of our domestic taxable REIT subsidiaries that we may own, then a portion of such dividends that we distribute to our stockholders who are taxed at individual rates generally will be eligible for taxation at the preferential income tax rates applicable to qualified dividend income rather than at ordinary income rates. See “— Annual Distribution Requirements” and “—Taxation of Taxable U.S. Stockholders — Distributions.”

A taxable REIT subsidiary pays federal income tax at corporate rates on any income that it earns. Restrictions imposed on REITs and their taxable REIT subsidiaries are intended to ensure that taxable REIT subsidiaries will be subject to appropriate levels of federal income taxation. These restrictions limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT and impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We may engage in activities indirectly through a taxable REIT subsidiary as necessary or convenient to obtain the benefit of income or services that would jeopardize our REIT status if we engaged in the activities directly. In particular, we likely would engage in activities through a taxable REIT subsidiary if we wished to provide services to unrelated parties which might produce income that does not qualify under the gross income tests described below. We also might dispose of an unwanted asset through a taxable REIT subsidiary as necessary or convenient to avoid the 100% tax on income from prohibited transactions. See “— Gross Income Tests — Rents from Real Property” and “— Gross Income Tests — Prohibited Transactions.”

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, stock or shares of beneficial interest in other REITs;

•	gain from the sale of real estate assets;

•	income and gain derived from foreclosure property; and

•	income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we receive such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities, or any combination of these.

Cancellation of indebtedness income and gross income from a sale of property that we hold primarily for sale to customers in the ordinary course of business will be excluded from gross income for purposes of the 75% and 95% gross income tests. In addition, any gains from “hedging transactions,” as defined in “— Hedging Transactions,” that are clearly and timely identified as such will be excluded from gross income for purposes of the 75% and 95% gross income tests. Finally, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests.

The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property. Rent that we receive for the use of our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

First, the rent must not be based in whole or in part on the income or profits of any person. Participating rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

•	are fixed at the time the leases are entered into;

•	are not renegotiated during the term of the leases in a manner that has the effect of basing percentage rent on income or profits; and

•	conform with normal business practice.

More generally, the rent will not qualify as “rents from real property” if, considering the relevant lease and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the rent on income or profits. We intend to set and accept rents which are fixed dollar amounts or a fixed percentage of gross revenue and not to any extent determined by reference to any person’s income or profits, in compliance with the rules above.

Second, we generally must not own, actually or constructively, 10% or more of the stock or the assets or net profits of any tenant, referred to as a “related-party tenant,” other than a taxable REIT subsidiary. The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. Because the constructive ownership rules are broad and it is not possible to monitor direct and indirect transfers of our stock continually, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a tenant (or a subtenant, in which case only rent attributable to the subtenant is disqualified), other than a taxable REIT subsidiary.

Under an exception to the related-party tenant rule described in the preceding paragraph, rent that we receive from a taxable REIT subsidiary will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related-party tenants, and (2) the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the taxable REIT subsidiary. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any taxable REIT subsidiary or related-party tenant. Any increased rent attributable to a modification of a lease with a taxable REIT subsidiary in which we own, directly or indirectly, more than 50% of the voting power or value of the stock (a “controlled taxable REIT subsidiary”) will not be treated as “rents from real property.”

Third, we must not furnish or render noncustomary services, other than a de minimis amount of noncustomary services, as described below, to the tenants of our properties, or manage or operate our properties, other than through an independent contractor from whom we do not derive or receive any income or a taxable REIT subsidiary. We generally may provide services directly to our tenants, however, if such services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor from whom we do not derive or receive any income or a taxable REIT subsidiary, as long as the income attributable to the services (valued at not less than 150% of the direct cost of performing such services) does not exceed 1% of the income from the related property. We have not performed, and do not intend to perform, any services other than customary ones for our tenants, unless such services are provided through independent contractors from whom we do not derive or receive any income or taxable REIT subsidiaries.

If the rent from a lease of property does not qualify as “rents from real property” because (1) the rent is based on the net income or profits of the tenant, (2) the lessee is a related-party tenant or fails to qualify for the exception to the related-party tenant rule for qualifying taxable REIT subsidiaries, or (3) we furnish noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a taxable REIT subsidiary, that are in excess of 1% of our gross income from the related property, none of the rent from the property would qualify as “rents from real property.” In any of these circumstances, we could lose our REIT status, unless we qualified for certain statutory relief provisions, because we might be unable to satisfy either the 75% or 95% gross income test.

Tenants may be required to pay, in addition to base rent, reimbursements for certain amounts we are obligated to pay to third parties (such as a lessee’s proportionate share of a property’s operational or capital expenses), penalties for nonpayment or late payment of rent or additions to rent. These and other similar payments should qualify as “rents from real property.” To the extent they do not, they should be treated as interest that qualifies for the 95% gross income test.

In addition, rent attributable to any personal property leased in connection with a lease of real property will not qualify as “rents from real property” if the rent attributable to such personal property exceeds 15% of the total rent received under the lease. The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year, or the personal property ratio. If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT status, unless we qualified for certain statutory relief provisions. We believe that any income attributable to personal property will not jeopardize our ability to maintain our qualification as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would agree with our calculation. If such a challenge were successful, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT status.

Interest. For purposes of the 75% and 95% gross income tests, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the profit or net cash proceeds from the sale of the property securing the loan constitutes a “shared appreciation provision,” income attributable to such participation feature will be treated as gain from the sale of the secured property.

We may invest opportunistically from time to time in mortgage debt and mezzanine loans. Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. In general, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan, determined as of (i) the date we agreed to acquire or originate the loan or (ii) in the event of a “significant modification,” the date we modified the loan, then a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the interest income attributable to the portion of the principal amount of the loan that is not secured by real property. The principal amount of the loan that is not secured by real property is the amount by which the loan exceeds the value of the real estate that is security for the loan.

Mezzanine loans are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We anticipate that any mezzanine loans that we originate or acquire typically will not meet all of the requirements for reliance on this safe harbor. Nevertheless, we intend to invest in any mezzanine loans in a manner that will enable us to continue to satisfy the gross income tests and asset tests.

Dividends. Our share of any dividends received from any corporation (including any taxable REIT subsidiary, but excluding any REIT or qualified REIT subsidiary) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of the 75% and 95% gross income tests. Any dividends received by us from a qualified REIT subsidiary will be excluded from gross income for purposes of the 75% and 95% gross income tests.

Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business, and net income derived from such prohibited transactions is excluded from gross income solely for purposes of the 75% and 95% gross income tests. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances that exist from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the resulting imposition of the 100% prohibited transactions tax is available, however, if the following requirements are met:

•	the REIT has held the property for not less than two years;

•	the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•	either (1) during the year in question, the REIT did not make more than seven property sales other than sales of foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year or (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•	if the REIT has made more than seven property sales (excluding sales of foreclosure property) during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

We will attempt to comply with the terms of the safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we will be able to comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.” We may hold and dispose of certain properties through a taxable REIT subsidiary if we conclude that the sale or other disposition of such property may not fall within the safe-harbor provisions. The 100% prohibited transaction tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be taxed to the taxable REIT subsidiary or other taxable corporation at federal corporate income tax rates.

Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. Gross income from foreclosure property, however, will qualify under the 75% and 95% gross income tests. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan or leased property was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property, however, where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property (or longer if an extension is granted by the Secretary of the U.S. Treasury). This period (as extended, if applicable) terminates, and foreclosure property ceases to be foreclosure property on the first day:

•

on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Hedging Transactions. From time to time, we or our subsidiaries may enter into hedging transactions with respect to one or more of our or our subsidiaries’ assets or liabilities. Our or our subsidiaries’ hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A “hedging transaction” means either (1) any transaction entered into in the normal course of our or our subsidiaries’ trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets or (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT; however, no assurance can be given that our hedging activities will give rise to income that qualifies for purposes of either or both of the gross income tests.

Failure to Satisfy Gross Income Tests. We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may maintain our qualification as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions are available if:

•	our failure to meet the applicable test is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, we file a schedule of the sources of our income with the IRS in accordance with the Treasury Regulations.

We cannot predict, however, whether any failure to meet these tests will qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of (1) the amount by which we fail the 75% gross income test, or (2) the amount by which we fail the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

First, at least 75% of the value of our total assets, or the “75% asset test,” must consist of:

•	cash or cash items, including certain receivables;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgage loans secured by real property;

•	stock or shares of beneficial interest in other REITs; and

•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, of our assets that are not qualifying assets for purposes of the 75% asset test described above, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the “5% asset test.”

Third, of our assets that are not qualifying assets for purposes of the 75% asset test described above, we may not own more than 10% of the voting power of any one issuer’s outstanding securities, or the “10% vote test,” or more than 10% of the value of any one issuer’s outstanding securities, or the “10% value test.”

Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries.

Fifth, no more than 25% of the value of our total assets may consist of the securities of taxable REIT subsidiaries and other taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or taxable REIT subsidiary, mortgage loans that constitute real estate assets, or equity interests in an entity taxed as a partnership. The term “securities,” however, generally includes debt securities issued by an entity taxed as a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

•	“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by an entity taxed as a partnership or a corporation in which we or any controlled taxable REIT subsidiary hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. “Straight debt” securities include, however, debt subject to the following contingencies:

¡	a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

¡	a contingency relating to the time or amount of payment on a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate.

•	Any “section 467 rental agreement,” other than an agreement with a related-party tenant.

•	Any obligation to pay “rents from real property.”

•	Certain securities issued by governmental entities.

•	Any security issued by a REIT.

•	Any debt instrument issued by an entity taxed as a partnership for federal income tax purposes in which we are an owner to the extent of our proportionate interest in the debt and equity securities of the entity.

•	Any debt instrument issued by an entity taxed as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the entity’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of an entity taxed as a partnership is our proportionate interest in any securities issued by such entity, without regard to the securities described in the preceding two bullet points above.

We believe that the assets that we hold satisfy the foregoing asset test requirements. We will not obtain, however, nor are we required to obtain under the federal income tax laws, independent appraisals to support our conclusions as to the value of our assets and securities or the real estate collateral for the mortgage or mezzanine loans that we may originate or acquire. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

As noted above, we may invest opportunistically in loans secured by interests in real property. If the outstanding principal balance of a loan during a taxable year exceeds the fair market value of the real property securing such loan as of the date we agreed to originate or acquire the loan, a portion of such loan likely will not constitute a qualifying real estate asset for purposes of the 75% asset test. Although the law on the matter is not entirely clear, it appears that the nonqualifying portion of such loan will be equal to the portion of the loan amount that exceeds the value of the associated real property that serves as security for that loan.

Failure to Satisfy Asset Tests. We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. Nevertheless, if we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not caused, in part or in whole, by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second bullet point immediately above, we still could avoid REIT disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

In the event that we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT status if (1) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of such asset tests other than a de minimis failure, as described in the preceding sentence, we will not lose our REIT status if (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset causing the failure with the IRS, (3) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, and (4) we pay a tax equal to the greater of $50,000 or the highest corporate federal income tax rate multiplied by of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

Annual Distribution Requirements

Each taxable year, we must make distributions, other than capital gain dividend distributions and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of:

¡	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and excluding any net capital gain, and

¡	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

Generally, we must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (2) we declare the distribution in October, November, or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. In both instances, these distributions relate to our prior taxable year for purposes of the annual distribution requirement.

We will pay federal income tax on any taxable income, including net capital gain, that we do not distribute to our stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January of the following calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for the year,

•	95% of our REIT capital gain net income for the year, and

•	any undistributed taxable income from prior years,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed.

We may elect to retain and pay federal income tax on the net long-term capital gain that we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirement and to minimize corporate income tax and avoid the 4% nondeductible excise tax.

In addition, if we were to recognize “built-in gain” on the disposition of any assets acquired from an entity treated as a C corporation for federal income tax purposes in a transaction in which our basis in the assets was determined by reference to such entity’s tax basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain net of the tax we would pay on such gain. “Built-in gain” is the excess of (1) the fair market value of the asset (measured at the time of acquisition) over (2) the basis of the asset (measured at the time of acquisition).

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Further, it is possible that, from time to time, we may be allocated a share of net capital gain from a partnership (or an entity taxed as a partnership for federal income tax purposes) in which we own an interest that is attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to make distributions to our stockholders that are sufficient to avoid corporate income tax and the 4% nondeductible excise tax imposed on certain undistributed income or even to meet the annual distribution requirement. In such a situation, we may need to borrow funds or issue additional stock or, if possible, pay dividends consisting, in whole or in part, of our stock or debt securities.

In order for distributions to be counted as satisfying the annual distribution requirement applicable to REITs and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based on the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to maintain our qualification as a REIT. To avoid paying monetary penalties, we must demand, on an annual basis, information from certain of our stockholders designed to disclose the actual ownership of our outstanding stock, and we must maintain a list of those persons failing or refusing to comply with such demand as part of our records. A stockholder that fails or refuses to comply with such demand is required by the Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of our stock and other information. We intend to comply with these recordkeeping requirements.

Failure to Qualify as a REIT

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions available under the Code for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”

If we were to fail to maintain our qualification as a REIT in any taxable year, and no relief provision applied, we would be subject to federal income tax on our taxable income at federal corporate income tax rates and any applicable alternative minimum tax. In calculating our taxable income for a year in which we failed to maintain our qualification as a REIT, we would not be able to deduct amounts distributed to our stockholders, and we would not be required to distribute any amounts to our stockholders for that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to our stockholders generally would be taxable to our stockholders as ordinary income. Subject to certain limitations of the federal income tax laws, our corporate stockholders may be eligible for the dividends received deduction, and stockholders taxed at individual rates may be eligible for a maximum federal income tax rate of 20% on such dividends. Unless we qualified for relief under the statutory relief provisions described in the preceding paragraph, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to maintain our qualification as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation in Connection with Holding Securities other than our Stock

We intend to describe in any prospectus supplement related to the offering of our debt securities, depositary shares or subscription rights, the material federal income tax considerations relating to the ownership and disposition of such securities, including, if applicable, (1) the taxation of any debt securities that will be sold with original issue discount or acquired with market discount or amortizable bond premium and (2) the tax treatment of sales, exchanges or retirements of our debt securities.

Taxation of Taxable U.S. Stockholders

For purposes of our discussion, the term “U.S. stockholder” means a holder of our common stock, senior common stock and preferred stock that, for federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement taxed as a partnership for federal income tax purposes (a “partnership”) holds our stock, the federal income tax treatment of an owner of the partnership generally will depend on the status of the owner and the activities of the partnership. If you are an owner of a partnership that may acquire our stock, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of our stock by the partnership.

Distributions. As long as we qualify as a REIT, distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gains will be dividend income to taxable U.S. stockholders. In determining the extent to which a distribution with respect to our stock constitutes a dividend for federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock and senior common stock and then to our common stock. A corporate U.S. stockholder will not qualify for the dividends-received deduction generally available to corporations. Dividends paid to a U.S. stockholder generally will not qualify for the tax rates applicable to “qualified dividend income.” Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates. Because we are not generally subject to federal income tax on the portion of our REIT taxable income that we distribute to our stockholders, our dividends generally will not constitute qualified dividend income. As a result, our REIT dividends generally will be taxed at the higher tax rates applicable to ordinary income. The highest marginal individual income tax rate on ordinary income is 39.6%. The federal income tax rates applicable to qualified dividend income generally will apply, however, to our ordinary REIT dividends, if any, that are (1) attributable to qualified dividends received by us from non-REIT corporations, such as any taxable REIT subsidiaries, or (2) attributable to income recognized by us and on which we have paid federal corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced federal income tax rate on qualified dividend income under such circumstances, a U.S. stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend. In addition, a taxable U.S. stockholder that is an individual, an estate or an enumerated trust and that has taxable income in excess of certain thresholds is subject to a 3.8% Medicare tax on dividends received from us.

Any distribution we declare in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any of those months will be treated as paid by us and received by the U.S. stockholder on December 31 of that year to the extent it is a dividend attributable to earnings and profits, provided that we actually pay the distribution during January of the following calendar year.

Distributions to a U.S. stockholder which we designate as capital gain dividends generally will be treated as long-term capital gain, without regard to the period for which the U.S. stockholder has held our stock. See “— Capital Gains and Losses” below. A corporate U.S. stockholder may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay federal corporate income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to our stockholders, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the federal corporate income tax we paid, however, the U.S. stockholder would increase its basis in our stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the federal corporate income tax we paid.

A U.S. stockholder will not incur federal income tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the U.S. stockholder’s adjusted basis in our stock. Instead, the distribution will reduce the U.S. stockholder’s adjusted basis in our stock, and any amount in excess of both its share of our current and accumulated earnings and profits and its adjusted basis will be treated as capital gain, long-term if the stock has been held for more than one year, provided the stock is a capital asset in the hands of the U.S. stockholder.

U.S. stockholders may not include in their individual federal income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income, and, therefore, U.S. stockholders generally will not be able to apply any “passive activity losses,” such as, for example, losses from certain types of entities in which the U.S. stockholder is treated as a limited partner for federal income tax purposes, against such income. In addition, taxable distributions from us and gain from the disposition of our stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that taxable year that constitute ordinary income, return of capital and capital gain.

Dispositions. A U.S. stockholder who is not a dealer in securities generally must treat any gain or loss realized on a taxable disposition of our stock as long-term capital gain or loss if the U.S. stockholder has held such stock for more than one year, and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between (1) the sum of the fair market value of any property and the amount of cash received in such disposition and (2) the U.S. stockholder’s adjusted tax basis in such stock. A U.S. stockholder’s adjusted tax basis in our stock generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of undistributed net capital gains deemed distributed to the U.S. stockholder over the federal corporate income tax deemed paid by the U.S. stockholder on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss on a sale or exchange of our stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes on a taxable disposition of shares of our stock may be disallowed if the U.S. stockholder purchases other shares of our stock within 30 days before or after the disposition. In addition, a taxable U.S. stockholder that is an individual, an estate or a enumerated trust and that has taxable income in excess of certain thresholds generally is subject to a 3.8% Medicare tax on gain from the sale of our stock.

Capital Gains and Losses. The federal income tax-rate differential between long-term capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The maximum federal income tax rate on ordinary gain applicable to U.S. stockholders that are taxed at individual rates, currently is 39.6%, and the maximum federal income tax rate on long-term capital gain applicable to U.S. stockholders that are taxed at individual rates currently is 20%. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property” (i.e., generally, depreciable real property) is 25% to the extent the gain would have been treated as ordinary income if the property were “section 1245 property” (i.e., generally, depreciable personal property). We generally will designate whether a distribution that we designate as capital gain dividends (and any retained capital gain that we are deemed to distribute) is attributable to the sale or exchange of “section 1250 property.” The characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at federal corporate income tax rates, whether or not such gains are classified as long-term capital gains. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses carried back three years and forward five years.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their “unrelated business taxable income,” or UBTI. Amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. If a tax-exempt stockholder were to finance its acquisition of our stock with debt, however, a portion of the distribution that it received from us would constitute UBTI pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI.

Finally, in certain circumstances, a qualified employee pension or profit-sharing trust that owns more than 10% of the value of our stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income that we derive from unrelated trades or businesses, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. Such rule applies to a pension trust holding more than 10% of the value of our stock only if:

•	we are classified as a “pension-held REIT”; and

•	the amount of gross income that we derive from unrelated trades or businesses for the year in which we pay the dividends, determined as if we were a pension trust, is at least 5% of our total gross income for such year.

We will be classified as a “pension-held REIT” if:

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•	either:

¡	one pension trust owns more than 25% of the value of our stock; or

¡	a group of pension trusts, of which each pension trust holds more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock.

As a result of limitations included in our charter on the transfer and ownership of our stock, we do not expect to be classified as a “pension-held REIT,” and, therefore, the tax treatment described in this paragraph should be inapplicable to our stockholders. However, because certain classes of our stock are publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Stockholders

For purposes of our discussion, the term “non-U.S. stockholder” means a holder of our stock that is not a U.S. stockholder, an entity or arrangement taxed as a partnership for U.S. federal income tax purposes or a tax-

exempt stockholder. Special rules may apply to non-U.S. stockholders that are subject to special treatment under the Code, including controlled foreign corporations, passive foreign investment companies, U.S. expatriates and foreign persons eligible for benefits under an applicable income tax treaty with the United States.

We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, local and foreign income tax laws on the acquisition, ownership and disposition of our stock, including any reporting requirements.

Distributions. A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest,” or a USRPI (discussed below), and that we do not designate as a capital gain dividend or retained long-term capital gain will recognize ordinary income to the extent that we pay such distribution out of our current and accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. A non-U.S. stockholder generally will be subject to federal income tax at graduated rates, however, on any distribution treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, in the same manner as U.S. stockholders are taxed on distributions. A corporate non-U.S. stockholder may, in addition, be subject to the 30% branch profits tax with respect to any such distribution. We plan to withhold federal income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder submits an IRS Form W-8BEN to us evidencing eligibility for that reduced rate;

•	the non-U.S. stockholder submits an IRS Form W-8ECI to us claiming that the distribution is effectively connected income; or

•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed such non-U.S. stockholder’s adjusted basis in our stock. Instead, the excess portion of such distribution will reduce the non-U.S. stockholder’s adjusted basis in our stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the non-U.S. stockholder’s adjusted basis in our stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of our stock, as described below. See “— Dispositions” below. Under FIRPTA (discussed below), we may be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Although we intend to withhold at a rate of 30% on the entire amount of any distribution (other than a distribution attributable to a sale of a USRPI), to the extent that we do not do so, we may withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we may withhold tax on the entire amount of any distribution. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we maintain our qualification as a REIT, the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, may apply to our sale or exchange of a USRPI. A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with the conduct of a U.S. trade or business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution.

If a class of our stock is regularly traded on an established securities market in the United States (any such class of our stock referred to as a “publicly traded class”), capital gain distributions to a non-U.S. stockholder in respect of stock of such publicly traded class that is attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as such non-U.S. stockholder did not own more than 5% of the outstanding stock of such publicly traded class at any time during the one-year period preceding the distribution. As a result, non-U.S. stockholders owning 5% or less of the outstanding stock of such publicly traded class generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on other distributions. If a non-U.S. stockholder owned more than 5% of the outstanding stock of a publicly traded class at any time during the one-year period preceding the distribution, capital gain distributions to such non-U.S. stockholder in respect of the stock of such publicly traded class that are attributable to our sale of USRPIs would be subject to tax under FIRPTA, as described above. Additionally, capital gain distributions to a non-U.S. stockholder in respect of stock of a class that is not a publicly traded class that are attributable to our sale of real property would be subject to tax under FIRPTA, as described above.

If a distribution is subject to FIRPTA, we must withhold 35% of such distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount that we withhold. Moreover, if a non-U.S. stockholder disposes of our stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

Dispositions. Non-U.S. stockholders may incur tax under FIRPTA with respect to gain realized on a disposition of our stock since our stock will constitute a USRPI unless one of the applicable exceptions, as described below, applies. Any gain subject to tax under FIRPTA will be treated in the same manner as it would be in the hands of U.S. stockholders subject to alternative minimum tax, but under a special alternative minimum tax in the case of nonresident alien individuals.

Non-U.S. stockholders generally will not incur tax under FIRPTA with respect to gain on a sale of our stock, however, as long as, at all times, we are domestically controlled, i.e., non-U.S. persons hold, directly or indirectly, less than 50% in value of our outstanding stock. We cannot assure you that we will be domestically controlled. In addition, even if we are not domestically controlled, a non-U.S. stockholder that owned, actually or constructively, 5% or less of the outstanding stock of a publicly traded class at all times during a specified testing period will not incur tax under FIRPTA on gain from a sale of such stock.

Even if stock of a non-publicly traded class would otherwise constitute a USRPI, gain arising from the sale or other taxable disposition of such stock by a non-U.S. stockholder will not be subject to tax under FIRPTA as a sale of a USRPI if we have a publicly traded class and the applicable non-U.S. stockholder has not, at the time it acquires the stock of a non-publicly traded class, and at certain other times described in the applicable Treasury Regulations, directly or indirectly held stock of a non-publicly traded class (and in certain cases other direct or indirect interests in our stock) that had a fair market value in excess of 5% of the fair market value of our publicly traded class with the lowest fair market value. In addition, stock of a non-publicly traded class that is convertible into a stock of a publicly traded class and that is owned by a non-U.S. stockholder would not be considered a USRPI if, on the acquisition date, such stock had a fair market value that did not exceed the fair market value on such date of 5% of the total outstanding stock of the publicly traded class into which the stock of the non-publicly traded class is convertible.

A non-U.S. stockholder generally will incur tax on gain from a disposition of our stock not subject to FIRPTA if:

•	the gain is effectively connected with the conduct of the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax; or

•	the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and certain other conditions are satisfied, in which case the non-U.S. stockholder will incur a 30% tax on its capital gains.

Information Reporting Requirements, Backup Withholding and Certain Other Required Withholding

We will report to our stockholders and to the IRS the amount of distributions that we pay during each calendar year, and the amount of tax that we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding (at a rate of 28%) with respect to distributions unless the stockholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s federal income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding generally will not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that such non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a “U.S. person” that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption of our stock that occurs outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that demonstrates that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition of our stock by a non-U.S. stockholder made by or through the U.S. office of a broker generally is subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligation requirements are satisfied. The U.S. Treasury Department and the IRS recently issued final Treasury Regulations under FATCA. FATCA generally imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our stock if paid to a foreign entity unless either (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA. Under delayed effective dates provided for in the Treasury Regulations and other IRS guidance, such required withholding would not begin until July 1, 2014 with respect to dividends on our stock, and January 1, 2017 with respect to gross proceeds from a sale or other disposition of our stock.

If withholding is required under FATCA on a payment related to our stock, holders of our stock that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). You should consult your own tax advisor regarding the effect of FATCA on an investment in our stock.

Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships.

We currently hold, directly and indirectly, all of the ownership interests in our Operating Partnership and our other subsidiaries; therefore, our Operating Partnership and our other subsidiaries (other than any taxable REIT subsidiaries) currently are disregarded for federal income tax purposes. See “—Requirements for Qualification as a REIT – Qualified REIT Subsidiaries” and “—Requirements for Qualification as a REIT – Other Disregarded Entities and Partnerships” above. If additional partners or members are admitted to our Operating Partnership or any of our other subsidiaries, as applicable, we intend for such entity to be taxed as a partnership for federal income tax purposes. The following discussion summarizes certain federal income tax considerations that would be applicable if our Operating Partnership or other subsidiaries were taxed as partnerships for federal income tax purposes, each individually referred to as a “Partnership” and, collectively, as the “Partnerships.” The following discussion does not address state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships

We are required to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses but only if such Partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members, as determined for federal income tax purposes, will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•	is treated as a partnership under the Treasury Regulations relating to entity classification, or the “check-the-box regulations;” and

•	is not a “publicly traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it generally will be taxed as a partnership for federal income tax purposes.

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership generally is treated as a corporation for federal income tax purposes, but will not be so treated if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, at least 90% of the partnership’s gross income consisted of specified passive income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or the “90% passive income exception.” The

Treasury Regulations provide limited safe harbors from treatment as a publicly traded partnership. Pursuant to one of those safe harbors, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. If any Partnership does not qualify for any safe harbor and is treated as a publicly traded partnership, we believe that such Partnership would have sufficient qualifying income to satisfy the 90% passive income exception and, therefore, would not be treated as a corporation for federal income tax purposes.

We have not requested, and do not intend to request, a ruling from the IRS that any of our direct or indirect subsidiaries is or will be classified as a partnership for federal income tax purposes. If, for any reason, a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we may not be able to maintain our qualification as a REIT, unless we qualify for certain statutory relief provisions. See “— Gross Income Tests” and “— Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Annual Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to us, and we would be treated as a stockholder for federal income tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to us would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and Their Partners

Partners, Not the Partnerships, Subject to Tax. A Partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our distributive share of each Partnership’s income, gains, losses, deductions, and credits for each taxable year of the Partnership ending with or within our taxable year, even if we receive no distribution from the Partnership for that year or a distribution that is less than our share of taxable income. Similarly, even if we receive a distribution, it may not be taxable if the distribution does not exceed our adjusted tax basis in our interest in the Partnership.

Partnership Allocations. Although an agreement among the owners of an entity taxed as a partnership for federal income tax purposes generally will determine the allocation of income and losses among the owners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the “partners’ interests in the partnership,” which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the owners with respect to such item.

Tax Allocations With Respect to Contributed Properties. Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to an entity taxed as a partnership for federal income tax purposes in exchange for an interest in such entity must be allocated for federal income tax purposes in a manner such that the contributing owner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution (the “704(c) Allocations”). The amount of such unrealized gain or unrealized loss, referred to as “built-in gain” or “built-in loss,” at the time of contribution is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at that time, referred to as a book-tax difference. A book-tax difference attributable to depreciable property generally is decreased on an annual basis as a result of the allocation of depreciation deductions to the contributing owner for book purposes, but not for tax purposes. The

704(c) Allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the owners. The Treasury Regulations require entities taxed as a partnership for federal income tax purposes to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outline several reasonable allocation methods.

If our Operating Partnership were to admit additional partners and therefore be taxed as a partnership for federal income tax purposes, the properties owned by the Operating Partnership would be deemed to have been contributed to a partnership for federal income tax purposes, which could result in future 704(c) Allocations to us. In addition, the carryover basis of any properties actually contributed to our Operating Partnership by an additional partner, under certain reasonable methods available to us, including the “traditional method,” (1) would cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding tax benefit to the contributing partners. An allocation described in clause (2) of the immediately preceding sentence may cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends.

Basis in Partnership Interest. Our adjusted tax basis in any Partnership interest we own generally will be:

•	the amount of cash and the basis of any other property we contribute to the Partnership;

•	increased by our distributive share of the Partnership’s income (including tax-exempt income) and any increase in our allocable share of indebtedness of the Partnership; and

•	reduced, but not below zero, by our distributive share of the Partnership’s loss (including any non-deductible items), the amount of cash and the basis of property distributed to us, and any reduction in our allocable share of indebtedness of the Partnership.

Loss allocated to us in excess of our basis in a Partnership interest will not be taken into account for federal income tax purposes until we again have basis sufficient to absorb the loss. A reduction of our allocable share of indebtedness of the Partnership will be treated as a constructive cash distribution to us, and will reduce our adjusted tax basis in the Partnership interest. Distributions, including constructive distributions, in excess of the basis of our partnership interest will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

Sale of a Partnership’s Property. Generally, any gain realized by a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of the gain treated as depreciation or cost recovery recapture. Our share of any Partnership’s gain from the sale of inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction subject to a 100% tax. Income from a prohibited transaction may have an adverse effect on our ability to satisfy the gross income tests for REIT status. See “— Gross Income Tests.” We presently do not intend to acquire or hold, or to allow any Partnership to acquire or hold, any property that is likely to be treated as inventory or property held primarily for sale to customers in the ordinary course of our, or any Partnership’s, trade or business.

State and Local Taxes

We and/or you may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

PLAN OF DISTRIBUTION

Offering and Sale of Securities

We may sell the securities being offered hereby, from time to time, in one or more offerings, on a continuous or delayed basis, by one or more of the following methods:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	to or through dealers, brokers, placement agents or other agents; and

•	to investors directly in negotiated sales or in competitively bid transactions.

One or more prospectus supplements will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at fixed prices which may be changed;

•	at market prices prevailing at the time of the sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities including:

•	the number and terms of the securities to which such prospectus relates;

•	the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities;

•	the rules and procedures for any auction or bidding process, if used; and

•	the public offering or purchase price of such securities and the net proceeds we will receive from such sale.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the related prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the related prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the related prospectus supplement (or a post-effective amendment).

Sales Through Underwriters

If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities of the series offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

Sales Through Agents

We may sell securities directly or through agents that we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions that we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the accompanying prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified, and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them. If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the accompanying prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Direct Sales

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions that we must pay for solicitation of these contracts in the prospectus supplement.

General Information

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

•	the name of any participating broker, dealer, agent or underwriter;

•	the number and type of securities involved;

•	any securities exchanges on which such securities may be listed;

•	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable; and

•	other facts material to the transaction.

We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Our common stock trades on the NASDAQ Global Select Market under the symbol “GOOD.” Our 7.75% Series A Cumulative Redeemable Preferred Stock trades on the NASDAQ Global Select Market under the symbol “GOODP,” our 7.50% Series B Cumulative Redeemable Preferred Stock trades on the NASDAQ Global Select Market under the symbol “GOODO” and our 7.125% Series C Cumulative Term Preferred Stock trades on the NASDAQ Global Select Market under the symbol “GOODN.” Our Senior Common Stock is not listed on an exchange. All securities that we offer, other than our Listed Common Stock or Senior Common Stock, and other than securities issued upon a reopening of a previous series, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities sold by us.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the NASDAQ Global Select Market may engage in passive market making transactions in the securities on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during the business day prior to the pricing of the offering and before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Some of the underwriters, dealers and agents and their affiliates may engage in transactions with or perform services for us and our affiliates in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and in the future may receive, customary fees.

LEGAL MATTERS

Certain federal income tax matters will be passed upon for us by Bass, Berry & Sims PLC, Memphis, Tennessee. Certain matters of Maryland law, including the validity of the securities to be offered by means of this prospectus, will be passed upon for us by Venable LLP, Baltimore, Maryland.

EXPERTS

The financial statements of Gladstone Commercial Corporation and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 and the Historical Summary of Revenue for the year ended December 31, 2012 of 717 East Parmer Lane included on page 4 of Gladstone Commercial Corporation’s Current Report on Form 8-K dated August 29, 2013 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. You may request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. We also make available free of charge through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as well as our definitive proxy statement and Section 16 reports on Forms 3, 4 and 5. Our website address is www.GladstoneCommercial.com. However, the information located on, or accessible from, our website is not, and shall not be deemed to be, except as described below, a part of this prospectus or any accompanying prospectus supplement or incorporated into any other filings that we make with the SEC.

This prospectus comprises only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and, therefore, omits some of the information contained in the registration statement. We have also filed exhibits and schedules to the registration statement which are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits and schedules, as described in the previous paragraph.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement that we have filed with the SEC. The SEC allows us to “incorporate by reference” the information that we file with it which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We previously filed the following documents with the SEC, and such filings are incorporated by reference into this prospectus.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed February 19, 2013 (including portions of our definitive Proxy Statement for the 2013 Annual Meeting of Stockholders incorporated therein by reference);

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed April 29, 2013;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013, filed July 30, 2013;

•	Current Report on Form 8-K filed March 27, 2013;

•	Current Report on Form 8-K filed April 26, 2013;

•	Current Report on Form 8-K filed May 3, 2013;

•	Current Report on Form 8-K filed May 28, 2013;

•	Current Report on Form 8-K filed June 14, 2013;

•	Current Report on Form 8-K filed June 21, 2013;

•	Current Report on Form 8-K filed July 15, 2013;

•	Current Report on Form 8-K filed August 9, 2013;

•	Current Report on Form 8-K filed August 29, 2013;

•	The description of our common stock contained in our Registration Statement on Form 8-A filed August 12, 2003, as updated through subsequently filed reports;

•	The description of our 7.75% Series A Cumulative Redeemable Preferred Stock contained in our Registration Statement on Form 8-A, filed January 19, 2006, as updated through subsequently filed reports;

•	The description of our 7.50% Series B Cumulative Redeemable Preferred Stock contained in our Registration Statement on Form 8-A filed, October 19, 2006, as amended in our Registration Statement on Form 8-A/A filed on October 23, 2006, as updated through subsequently filed reports; and

•	The description of our 7.125% Series Cumulative Term Preferred Stock contained in our Registration Statement on Form 8-A, filed January 31, 2012, as updated through subsequently filed reports.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus until all of the securities offered by this prospectus have been sold or we otherwise terminate the offering of these securities, including all filings made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement. Information that we subsequently file with the SEC will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement and information previously filed with the SEC.

You may request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents) at no cost by writing or calling Investor Relations at the following address and telephone number:

Investor Relations

Gladstone Commercial Corporation

1521 Westbranch Drive, Suite 200

McLean, Virginia 22102

(703) 287-5893

2,740,722 Shares in Primary Offering

499,263 Shares Pursuant to Distribution Reinvestment Plan

Senior Common Stock

Prospectus Supplement

GLADSTONE SECURITIES, LLC

September 24, 2013